EXHIBIT 17(c)(2)
                 Most Recent Statement of Additional Information
                                       of
                          Keystone State Tax Free Fund

                        KEYSTONE STATE TAX FREE FUND

                     STATEMENT OF ADDITIONAL INFORMATION

                                MAY 31, 1995
                        AS SUPPLEMENTED JUNE 1, 1995

         This statement of additional information is not a prospectus, but relates to, and should be read in conjunction with, the prospectus of Keystone State Tax Free Fund (formerly Keystone America State Tax Free Fund) (the "FUND") dated May 31, 1995, as supplemented June 1, 1995. A copy of the prospectus may be obtained from Keystone Investment Distributors Company (formerly Keystone Distributors, Inc.) (the "Principal Underwriter"), the FUND's principal underwriter, 200 Berkeley Street, Boston, Massachusetts 02116-5034.

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                             TABLE OF CONTENTS
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                                                                    Page

         The FUND                                                    2
         Investment Policies                                         2
         Investment Restrictions                                     6
         Valuation and Redemption of Securities                      9
         Sales Charges                                              10
         Distribution Plans                                         14
         Investment Adviser                                         17
         Trustees and Officers                                      20
         Principal Underwriter                                      24
         Brokerage                                                  25
         Declaration of Trust                                       27
         Standardized Total Return and Yield Quotations             29
         Additional Information                                     32
         Appendix A                                                A-1
         Appendix B                                                B-1
         Financial Statements                                      F-1
         Independent Auditors' Report                              F-____
           (Keystone Florida Tax Free Fund and
            Keystone Texas Tax Free Fund)
         Financial Statements                                      F-____
         Independent Auditors' Report                              F-____
           (Keystone Pennsylvania Tax Free Fund,
            Keystone Massachusetts Tax Free Fund and
            Keystone New York Insured Tax Free Fund)

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                             THE FUND
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         The FUND is a non-diversified,  open-end management  investment company commonly known as a mutual fund. The FUND was formed as a Massachusetts business trust on September 13, 1990. The FUND is one of the thirty funds managed or advised by Keystone Investment Management Company (formerly named Keystone Custodian Funds, Inc.) ("Keystone"), the FUND's investment adviser. The FUND currently consists of the following five separate series evidencing interests in different portfolios of securities: Keystone Florida Tax Free Fund, Keystone Massachusetts Tax Free Fund, Keystone New York Insured Tax Free Fund, Keystone Pennsylvania Tax Free Fund and Keystone Texas Tax Free Fund (each, a "Fund," and
collectively,   the   "Funds").   The  Keystone   Pennsylvania   Tax  Free  Fund
("Pennsylvania Fund") and the Keystone Florida Tax Free Fund ("Florida Fund") were established on September 19, 1990. The Keystone Massachusetts Tax Free Fund ("Massachusetts Fund"), the Keystone New York Insured Tax Free Fund ("New York
Insured Fund") and the Keystone Texas Tax Free Fund ("Texas Fund") were established on February 21, 1992. The Massachusetts Fund and the New York Insured Fund were not offered to the public prior to February 4, 1994.

         The essential information about the FUND and its Funds is contained in its prospectus. This statement of additional information provides additional information about the FUND and its Funds that may be of interest to some investors.

         For special factors affecting each Fund, see Appendix A to this statement of additional information.

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                            INVESTMENT POLICIES
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         Each Fund invests  primarily in municipal  obligations  that are exempt from federal income tax and also exempt from certain specified taxes in the state for which it is named. In addition, the Funds invest in certain other securities as described below.

MUNICIPAL OBLIGATIONS

         Municipal obligations include debt obligations issued by or on behalf of a state, a territory or a possession of the United States ("U.S."), the District of Columbia or any political subdivision, agency or instrumentality thereof (for example, counties, cities, towns, villages, districts, authorities) to obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal obligations may be issued include the refunding of outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to public or private institutions for the construction of facilities, such as educational, hospital and housing facilities. In addition, certain types of industrial development bonds have been or may be issued by or on behalf of public authorities to finance certain privately-operated facilities, and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Such obligations are included within the term municipal obligations if the interest paid thereon qualifies as fully exempt from federal income tax. The income of certain types of industrial development bonds used to finance certain privately-operated facilities (qualified private activity bonds) issued after August 7, 1986, while exempt from federal income tax, is includable for the purposes of the calculation of the alternative minimum tax. Other types of industrial development bonds, the proceeds from which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal obligations, although the current federal tax laws place substantial limitations on the size of such issues.

         The two principal classifications of municipal obligations are "general obligation" and limited obligation or "revenue" bonds. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from the issuer's general unrestricted revenues and not from any particular fund or revenue source. Their payment may be dependent upon an appropriation by the issuer's legislative body and may be subject to quantitative limitations on the issuer's taxing power. The characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to the particular issuer. Limited obligation or revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, such as the user of the facility. Industrial development bonds that are municipal obligations are, in most cases, revenue bonds and generally are not payable from the unrestricted revenues of the issuer. The credit quality of industrial development revenue bonds is usually directly related to the credit standing of the owner or user of the facilities. There are, of course, variations in the security of municipal obligations, both within a particular classification and between classifications, depending on numerous factors.

         The yields on municipal obligations are dependent on a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal obligations market, size of a particular offering, and the maturity of the obligation and rating of the issue. The ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and Fitch Investor Services, Inc, ("Fitch"), as described below, represent their opinions as to the quality of the municipal obligations that they undertake to rate. It should be emphasized, however, that ratings are general and not absolute standards of quality. Consequently, municipal obligations with the same maturity, interest rate and rating may have different yields while municipal obligations of the same maturity and interest rate with different ratings may have the same yield. It should also be noted that the standards of disclosure applicable to and the amount of information relating to the financial condition of issuers of municipal obligations are not as extensive as those generally relating to corporations.

         Subsequent to its purchase by a Fund, an issue of municipal obligations or other investment may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. Neither event requires the elimination of such obligation from the Fund's portfolio, but Keystone will consider such an event in its determination of whether the Fund should continue to hold such obligation in its portfolio.

         The ability of each Fund to achieve its investment objectives is dependent upon the continuing ability of issuers of municipal obligations to meet their obligations to pay interest and principal when due. Obligations of issuers of municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations.
There is also the possibility that as a result of litigation or other conditions, the power or ability of any one or more issuers to pay, when due, principal of and interest on its or their municipal obligations may be materially affected. In addition, the market for municipal obligations is often thin and can be temporarily affected by large purchases and sales, including those by a Fund.

         From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations, and similar proposals may well be introduced in the future. If such a proposal were enacted, the availability of municipal obligations for investment by the Funds and the value of the Funds' portfolios could be materially affected, in which event the FUND would reevaluate the investment objective and policies of its Funds and consider changes in the structure of the Funds or dissolution.

         The Tax Reform Act of 1986 made significant changes in the federal tax status of certain obligations that were previously fully federally tax-exempt. As a result, three categories of such obligations issued after August 7, 1986 now exist: (1)"public purpose" bonds, the income from which remains fully exempt from federal income tax; (2) qualified "private activity" industrial development bonds, the income from which, while exempt from federal income tax under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code") is includable in the calculation of the federal alternative minimum tax; and (3) "private activity" (private purpose) bonds, the income from which is not exempt from federal income tax. A Fund will not invest in private purpose bonds and, except as described under "Other Eligible Investments," will not invest in qualified "private activity" industrial development bonds whose distributions are subject to the alternative minimum tax.

OTHER ELIGIBLE INVESTMENTS

         A Fund may invest up to 20% of its assets under ordinary circumstances, and up to 100% of its assets for temporary defensive purposes in the following types of instruments: (1) commercial paper, including master demand notes, that at the date of investment is rated A-1 (the highest grade by S&P), PRIME-1 (the highest grade by Moody's) or, if not rated by such services, is issued by a company that at the date of investment has an outstanding issue rated A or better by S&P or Moody's; (2) obligations, including certificates of deposit and bankers' acceptances, of banks, or savings and loan associations, that have at least $1 billion in assets as of the date of their most recently published financial statements that are members of the Federal Deposit Insurance Corporation, including U.S. branches of foreign banks and foreign branches of U.S. banks; (3) corporate obligations (maturing in 13 months or less) that at the date of investment are rated A or better by S&P or Moody's; (4) obligations issued or guaranteed by the U.S. government or by any agency or instrumentality of the U.S.; (5) qualified "private activity" industrial development bonds the income from which, while exempt from federal income tax under Section 103 of the Code, is includable in the calculation of the federal alternative minimum tax; and (6) municipal obligations, the income of which is exempt from federal income tax, but not exempt from income tax in Pennsylvania, or which are not exempt from personal property or intangibles tax in Florida or Pennsylvania, as the case may be. Each Fund will assume a temporary defensive position when, for example, Keystone determines that market conditions so warrant. If a Fund is investing defensively, it is not pursuing its objectives.

FUNDAMENTAL NATURE OF INVESTMENT OBJECTIVES

         The investment objectives of each Fund are fundamental and may not be changed without approval of the holders of a majority of such Fund's outstanding voting shares (which means the lesser of (1) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (2) more than 50% of the outstanding shares).

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                        INVESTMENT RESTRICTIONS
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         The investment  restrictions  as summarized  below are  fundamental for each Fund and may not be changed without the vote of a majority of such Fund's outstanding voting shares. Unless otherwise stated, all references to the assets of a Fund are in terms of current market value. Each Fund may not do the following:

         (1) purchase any security of any issuer (other than issues of the U.S. government, its agencies or instrumentalities) if as a result more than 25% of its total assets would be invested in a single industry, including in industrial development bonds from the same facility or similar types of facilities; governmental issuers of municipal bonds are not regarded as members of an industry and a Fund may invest more than 25% of its assets in industrial development bonds;

         (2) invest more than 10% of its assets in securities with legal or contractual restrictions on resale or in securities for which market quotations are not readily available, or in repurchase agreements maturing in more than seven days;

         (3) issue senior securities; the purchase or sale of securities on a "when issued" basis, or collateral arrangement with respect to the writing of options on securities, are not deemed to be the issuance of a senior security;

         (4) borrow money or enter into reverse repurchase agreements, except that a Fund may enter into reverse repurchase agreements or borrow money from banks for temporary or emergency purposes in aggregate amounts up to one-third of the value of the Fund's net assets; provided that while borrowings from banks (not including reverse repurchase agreements) exceed 5% of the Fund's net assets, any such borrowings will be repaid before additional investments are made;

         (5) purchase securities on margin except that it may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities;

         (6) make loans, except that a Fund may purchase or hold debt securities consistent with its investment objectives, lend portfolio securities valued at not more than 15% of its total assets to broker-dealers and enter into repurchase agreements;

         (7) purchase securities of other investment companies, except as part of a merger, consolidation, purchase of assets or similar transaction;

         (8) purchase or sell commodities or commodity contracts or real estate, except that it may purchase and sell securities secured by real estate and securities of companies which invest in real estate, and may engage in currency or other financial futures contracts and related options transactions; or

         (9) underwrite securities of other issuers, except that the Fund may purchase securities from the issuer or others and dispose of such securities in a manner consistent with its investment objective.

         The Funds are non-diversified under the federal securities laws. As non-diversified Funds, there is no restriction under the Investment Company Act of 1940 ("1940 Act") on the percentage of assets that may be invested at any time in the securities of any one issuer. The Funds intend to comply, however, with the Code's diversification requirements and other requirements applicable to "regulated investment companies" so that they will not be subject to U.S. federal income tax on income and capital gain distributions to shareholders. For this reason, each Fund has adopted the additional investment restriction set forth below, which may not be changed without the approval of shareholders. Specifically, a Fund may not (1) purchase a security if more than 25% of the Fund's total assets would be invested in the securities of a single issuer (other than the U.S. government, its agencies and instrumentalities); or (2) with respect to 50% of the Fund's total assets, if more than 5% of such assets would be invested in the securities of a single issuer (other than the U.S. government, its agencies and instrumentalities).

         To the extent the Funds are not fully diversified, they may be more susceptible to adverse economic, political or regulatory developments affecting a single issuer than would be the case if the Funds were more broadly diversified.

         As a matter of practice, each Fund treats reverse repurchase agreements as borrowings for purposes of compliance with the limitations of the 1940 Act. Reverse repurchase agreements will be taken into account along with borrowings from banks for purposes of the 5% limit set forth in the fourth fundamental investment restriction above.

         Additional restrictions adopted for each Fund, which may be changed by the Board of Trustees, provide that a Fund may not purchase or retain securities of an issuer if, to the knowledge of the FUND, officers, Trustees or Directors of the FUND or Keystone each owning beneficially more than 1/2 of 1% of the securities of such issuer own in the aggregate more than 5% of the securities of such issuer, or such persons or management personnel of the FUND or Keystone have a substantial beneficial interest in the securities of such issuer. Portfolio securities of a Fund may not be purchased from or sold or loaned to Keystone or any affiliate thereof or any of their Directors, officers or employees.

         None of the Funds presently intends to invest more than 25% of its total assets in municipal obligations the payment of which depends on revenues derived from a single facility or similar types of facilities. Since certain municipal obligations may be related in such a way that an economic, business or political development or change affecting one such security could likewise affect the other securities, a change in this policy could result in increased investment risk, but no change is presently contemplated.

         For the purposes of the first and ninth fundamental investment restrictions set forth above, each Fund will treat (1) each state, territory and possession of the U.S., the District of Columbia and, if its assets and revenues are separate from those of the entity or entities creating it, each political subdivision, agency and instrumentality of any one (or more, as in the case of a multistate authority or agency) of the foregoing as an issuer of all securities that are backed primarily by its assets or revenues; (2) each company as an issuer of all securities that are backed primarily by its assets or revenues; and (3) each of the foregoing entities as an issuer of all securities that it guarantees; provided, however, that for the purpose of the first fundamental investment restriction no entity shall be deemed to be an issuer of a security that it guarantees so long as no more than 10% of a Fund's total assets (taken at current value) are invested in securities guaranteed by the entity and securities of which it is otherwise deemed to be an issuer.

         The Texas Fund has undertaken to a state securities authority that, so long as the state authority requires and shares of the Fund are registered for sale in that state, (1) the Fund will not purchase puts, calls, straddles, spreads or combinations thereof, if by reason thereof the value of its aggregate investment in such securities will exceed 5% of its total assets except that it may purchase "stand-by commitments" and master demand notes; and (2) the Fund will maintain 300% asset coverage on any leverage or bank borrowings.

         The FUND has undertaken to a state securities authority that, so long as the state authority requires and shares of a Fund are registered for sale in that state, the Fund will (1) not invest in real estate limited partnerships; and (2) not invest in oil, gas or other mineral leases.

         Further, the FUND has undertaken to a state securities authority that, so long as the state authority requires and shares of a Fund are registered for sale in that state, all loans of portfolio securities will be made in accordance with fair, just and equitable practice and the collateral values of portfolio securities loaned will be maintained at no less than 100% by "marking to market" daily.

         In order to permit the sale of a Fund's shares in certain states, the FUND may make commitments more restrictive than the investment restrictions described above. Should the FUND determine that any such commitment is no longer in the best interests of the affected Fund, it will revoke the commitment by terminating sales of its shares in the state involved.

         If a percentage limit is satisfied at the time of investment or borrowing, a later increase or decrease resulting from a change in asset value is not a violation of the limit.

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                    VALUATION AND REDEMPTION OF SECURITIES
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         Current values for each Fund's  portfolio  securities may be determined in the following manner:

         1. securities for which market quotations are readily available are valued at the mean of the bid and asked prices at the time of valuation;

         2. (a) instruments having maturities of sixty days or less when purchased are valued at amortized cost (original purchase cost as adjusted for amortization of premium or accretion of discount), which, when combined with accrued interest, approximates market;

            (b) investments maturing in more than sixty days when purchased that are held on the sixtieth day prior to maturity are valued at amortized cost (market value on the sixtieth day adjusted for amortization of premium or accretion of discount), which, when combined with accrued interest, approximates market; and which, in either case, reflects fair value as determined by the FUND's Board of Trustees;

         3. short-term instruments having maturities of more than sixty days for which market quotations are readily available are valued at current market value; and

         4. the following securities are valued at prices deemed in good faith to be fair under procedures established by the Board of Trustees: (a) securities, including restricted securities, for which market quotations are not readily available; and (b) other assets.

         The FUND believes that reliable market quotations are generally not readily available for purposes of valuing municipal obligations. As a result, depending on the particular municipal obligations owned by a Fund, it is likely that most of the valuations for such obligations will be based upon their fair value determined under procedures approved by the Board of Trustees. The Board of Trustees has authorized the use of a pricing service to determine the fair value of each Fund's municipal obligations and certain other securities. Non tax-exempt securities for which market quotations are readily available are valued on a consistent basis at that price quoted which, in the opinion of the Board of Trustees or the person designated by the Board of Trustees to make the determination, most nearly represents the market value of the particular security. Any securities for which market quotations are not readily available or other assets are valued on a consistent basis at fair value as determined in good faith using methods prescribed by the FUND's Board of Trustees.

         The FUND has obligated itself under the 1940 Act to redeem for cash all shares presented for redemption by any one shareholder in any 90 day period up to the lesser of $250,000 or 1% of a Fund's assets.

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                                SALES CHARGES
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GENERAL

         Generally, each Fund offers three classes of shares. Class A shares are offered with a maximum front end sales charge of 4.75% payable at the time of purchase of Fund shares ("Front End Load Option"). Class B shares purchased on or after June 1, 1995 are subject to a contingent deferred sales charge payable upon redemption during the 72 month period following the month of purchase. Class B shares purchased prior to June 1, 1995 are sold subject to a contingent deferred sales charge payable upon redemption within three calendar years after the first year of purchase ("Back End Load Option"). Class B shares purchased on or after June 1, 1995 that have been outstanding eight years following the month of purchase will automatically convert to Class A shares without imposition of a front-end sales charge or exchange fee. Class B shares purchased prior to June 1, 1995 that have been outstanding during seven calendar years will similarly convert to Class A shares. (Conversion of Class B shares represented by stock certificates will require the return of the stock certificates to Keystone Investment Resource Center, Inc. ("KIRC").) Class C shares are sold subject to a contingent deferred sales charge payable upon redemption within one year after purchase ("Level Load Option"). Class C shares are available only through dealers who have entered into special distribution agreements with the FUND's Principal Underwriter. The FUND's prospectus contains a general description of how investors may buy shares of the FUND as well as a table of applicable sales charges for Class A shares, a discussion of reduced sales charges applicable to subsequent purchases, and a description of applicable contingent deferred sales charges.

CONTINGENT DEFERRED SALES CHARGES

         In order to reimburse a Fund for certain expenses relating to the sale of its shares (See "Distribution Plans"), a contingent deferred sales charge is imposed at the time of redemption of certain Fund shares, as follows:

CLASS A SHARES

         With certain exceptions, purchases of Class A shares made on or after April 10, 1995 (1) in an amount equal to or exceeding $1,000,000 and/or (2) by a corporate qualified retirement plan or a non-qualified deferred compensation plan sponsored by a corporation having 100 or more eligible employees (a "Qualifying Plan"), in either case without a front-end sales charge, will be subject to a contingent deferred sales charge of 0.50% during the 24 month period following the date of purchase. Certain Class A shares purchased without a front-end sales charge prior to April 10, 1995 may be subject to a contingent deferred sales charge of 0.25% upon redemption during the one-year period commencing on the date such shares were originally purchased. The contingent deferred sales charge will be retained by the Principal Underwriter. See "Calculation of Contingent Deferred Sales Charge" below.

CLASS B SHARES

         With respect to Class B shares purchased on or after June 1, 1995, each Fund, with certain exceptions, will impose a deferred sales charge as a percentage of the lesser of net asset value or net cost of such Class B shares redeemed during succeeding twelve-month periods following the month of purchase as follows: 5% during the first period; 4% during the second period; 3% during the third period; 3% during the fourth period; 2% during the fifth period, and 1% during the sixth period. No deferred sales charge is imposed on amounts redeemed thereafter.

         With respect to Class B shares purchased prior to June 1, 1995, each Fund, with certain exceptions, will impose a deferred sales charge of 3.00% on shares redeemed during the calendar year of purchase and during the first calendar year after purchase; 2.00% on shares redeemed during the second calendar year after purchase; and 1.00% on shares redeemed during the third calendar year after purchase. No deferred sales charge is imposed on amounts redeemed thereafter.

         When imposed, the deferred sales charge is deducted from the redemption proceeds otherwise payable to you. Amounts received by the Principal Underwriter under the Class B Distribution Plans are reduced by deferred sales charges retained by the Principal Underwriter. See "Calculation of Contingent Deferred Sales Charge" below.

CLASS C SHARES

         With certain exceptions, a Fund may impose a deferred sales charge of 1% on shares redeemed within one year after the date of purchase. No deferred sales charge is imposed on amounts redeemed thereafter.

         When imposed, the deferred sales charge is deducted from the redemption proceeds otherwise payable to you. The deferred sales charge is retained by the Principal Underwriter. See "Calculation of Contingent Deferred Sales Charge" below.

CALCULATION OF CONTINGENT DEFERRED SALES CHARGE

         Any contingent deferred sales charge imposed upon the redemption of Class A, Class B or Class C shares is a percentage of the lesser of (1) the net asset value of the shares redeemed or (2) the net asset value at time of purchase of such shares.

         No contingent deferred sales charge is imposed when amounts redeemed are derived from (1) increases in the value of an account above the net cost of such shares due to increases in the net asset value per share of a Fund; (2) certain shares with respect to which a Fund did not pay a commission on issuance, including shares acquired through reinvestment of dividend income and capital gains distributions; (3) Certain Class A shares held for more than one year or two years, as the case may be, from the date of purchase; (4) Class B shares held during more than four consecutive calendar years or more than 72 months after the month of purchase, as the case may be; or (5) Class C shares held for more than one year from date of purchase.

         Upon request for redemption, shares not subject to the contingent deferred sales charge will be redeemed first. Thereafter, shares held the longest will be the first to be redeemed. There is no contingent deferred sales charge when the shares of a class are exchanged for the shares of the same class of another Keystone America Fund. Moreover, when shares of one such class of a fund have been exchanged for shares of another such class of a fund, the calendar year of the exchange is assumed to be the year shares tendered for exchange were originally purchased.

WAIVER OF SALES CHARGES

         Class A, Class B or Class C shares of each Fund may also be sold, to the extent permitted by applicable law, regulations, interpretations or exemptions, at net asset value without the imposition of an initial sales charge to (1) certain officers, Directors, Trustees, full-time employees and sales representatives of the FUND, Keystone Management, Keystone, Keystone Investments, Inc. (formerly Keystone Group, Inc.), ("Keystone Investments"), one of their subsidiaries or the Principal Underwriter, who have been such for not less than ninety days; (2) a pension and profit-sharing plan established by such companies, their subsidiaries and affiliates, for the benefit of their officers, Directors, Trustees, full-time employees and sales representatives; or (3) a registered representative of a firm with a dealer agreement with the Principal Underwriter, provided, however, that all such sales are made upon the written assurance that the purchase is made for investment purposes and that the securities will not be resold except through redemption by the FUND.

         No initial sales charge is charged on a purchase of shares of a Fund by a bank or trust company in a single account in the name of such bank or trust company as trustee if the initial investment in shares of one of the Funds or any fund in the Keystone Investments Family of Funds is at least $500,000.

         In addition, no contingent deferred sales charge is imposed on a redemption of shares of a Fund in the event of (1) death or disability of the shareholder; (2) a lump-sum distribution from a benefit plan qualified under the Employee Retirement Income Security Act of 1974 ("ERISA"); (3) automatic withdrawals from ERISA plans if the shareholder is at least 59 1/2 years old;
(4) involuntary redemptions of an account having an aggregate net asset value of less than $1,000; (5) automatic withdrawals under an automatic withdrawal plan of up to 1 1/2% per month of the shareholder's initial account balance; (6) withdrawals consisting of loan proceeds to a retirement plan participant; (7) financial hardship withdrawals made by a retirement plan participant; or (8) withdrawals consisting of returns of excess contributions or excess deferral amounts made to a retirement plan participant.

--------------------------------------------------------------------------------
                             DISTRIBUTION PLANS
--------------------------------------------------------------------------------

         Rule 12b-1 under the 1940 Act permits investment companies, such as the FUND, to use their assets to bear expenses of distributing their shares if they comply with various conditions, including adoption of a distribution plan containing certain provisions set forth in Rule 12b-1. Each Fund's Class A, B and C Distribution Plans have been approved by the FUND's Board of Trustees, including a majority of the Trustees who are not interested persons of the FUND, as defined in the 1940 Act ("Independent Trustees"), and the Trustees who have no direct or indirect financial interest in the Distribution Plan or any agreement related thereto (the "Rule 12b-1 Trustees," who are the same as the Independent Trustees). Each Class A, B, and C Distribution Plan, a "Distribution Plan," and collectively, "Distribution Plans".

DISTRIBUTION PLANS IN GENERAL

         The National Association of Securities Dealers, Inc. ("NASD") currently limits the amount that a Fund may pay annually in distribution costs for sale of its shares and shareholder service fees. The rule limits annual expenditures to 1% of the aggregate average daily net asset value of its shares, of which 0.75% may be used to pay such distribution costs and 0.25% may be used to pay shareholder service fees. The NASD rule also limits the aggregate amount that a Fund may pay for such distribution costs to 6.25% of gross share sales since the inception of the 12b-1 Plan, plus interest at the prime rate plus 1% on such amounts (less any contingent deferred sales charges paid by shareholders to the Principal Underwriter).

CLASS A DISTRIBUTION PLAN

         The Class A Distribution Plan provides that a Fund may expend daily amounts at an annual rate currently limited to up to 0.15% of the Fund's average daily net asset value attributable to Class A shares to finance any activity that is primarily intended to result in the sale of Class A shares, including, without limitation, expenditures consisting of payments to a principal underwriter (currently the Principal Underwriter) of a Fund to enable the Principal Underwriter to pay or to have paid to others who sell Class A shares a service or other fee, at such intervals as the Principal Underwriter may determine, in respect of Class A shares previously sold by any such others and remaining outstanding during the period in respect of which such fee is or has been paid.

         Amounts paid by a Fund under its Class A Distribution Plan are currently used to pay others, such as dealers, service fees at an annual rate of up to 0.15% of the average net asset value of Class A shares sold by such others and remaining outstanding on the books of the Fund for specific periods.

CLASS B DISTRIBUTION PLANS

         Each Fund has adopted Distribution Plans for its Class B shares that provide that a Fund may expend daily amounts at an annual rate of up to 1.00% (currently limited to 0.90%) of the Fund's average daily net asset value attributable to Class B shares to finance any activity that is primarily intended to result in the sale of Class B shares, including, without limitation, expenditures consisting of payments to the principal underwriter of the Fund (currently the Principal Underwriter) (1) to enable the Principal Underwriter to pay to others (dealers) commissions in respect of Class B shares sold since inception of the Distribution Plans; and (2) to enable the Principal Underwriter to pay or to have paid to others a service fee, at such intervals as the Principal Underwriter may determine, in respect of Class B shares maintained by any such recipients outstanding on the books of the Fund for specified periods.

         The Principal Underwriter generally reallows to brokers or others a commission equal to 4.00% of the price paid for each Class B share sold plus the first year's service fee in advance in the amount of 0.15% of the price paid for each Class B share sold. Beginning approximately 12 months after the purchase of a Class B share, the broker or other party receives service fees at an annual rate of 0.15% of the average daily net asset value of such Class B share maintained by the recipient outstanding on the books of the Fund for specified periods.

         The Principal Underwriter intends, but is not obligated, to continue to pay or accrue distribution charges incurred in connection with the Class B Distribution Plans that exceed current annual payments permitted to be received by the Principal Underwriter from the Fund. The Principal Underwriter intends to seek full payment of such charges from the Fund (together with annual interest thereon at the prime rate plus one percent) at such time in the future as, and to the extent that, payment thereof by the Fund would be within the permitted limits.

         If the FUND's Independent Trustees authorize such payments, the effect would be to extend the period of time during which the Fund incurs the maximum amount of costs allowed by a Class B Distribution Plan. If a Class B
Distribution Plan is terminated, the Principal Underwriter will ask the Independent Trustees to take whatever action they deem appropriate under the circumstances with respect to payment of such amounts.

         In connection with financing its distribution costs, including commission advances to dealers and others, the Principal Underwriter has sold to a financial institution substantially all of its 12b-1 fee collection rights and contingent deferred sales charge collection rights in respect of Class B shares sold during the two-year period commencing approximately June 1, 1995. The FUND has agreed not to reduce the rate of payment of 12b-1 fees in respect of such Class B shares unless it terminated such shares' Distribution Plan completely. If it terminated such Distribution Plan, the FUND may be subject to possible adverse distribution consequences.

CLASS C DISTRIBUTION PLAN

         The Class C Distribution Plan provides that the Fund may expend daily amounts at an annual rate of up to 1.00% of the Fund's average daily net asset value attributable to Class C shares to finance any activity that is primarily intended to result in the sale of Class C shares, including, without limitation, expenditures consisting of payments to the principal underwriter of the Fund (currently the Principal Underwriter) to enable the Principal Underwriter to pay to others (dealers) commissions in respect of Class C shares sold since inception of the Distribution Plan; and (2) to enable the Principal Underwriter to pay or to have paid to others a service fee, at such intervals as the Principal Underwriter may determine, in respect of Class C shares maintained by any such recipients outstanding on the books of the Fund for specified periods.

         The Principal Underwriter generally reallows to brokers or others a commission in the amount of 0.75% of the price paid for each Class C share sold plus the first year's service fee in advance in the amount of 0.25% of the price paid for each Class C share sold. Beginning approximately fifteen months after purchase, brokers or others receive a commission at an annual rate of 0.75% (subject to NASD rules) plus service fees at the annual rate of 0.25% of the average daily net asset value of each Class C share maintained by the recipients outstanding on the books of the Fund for specified periods.

DISTRIBUTION PLANS - GENERAL

         Each of the Distribution Plans may be terminated at any time by vote of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding voting shares of the respective Class. For the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund unreimbursed Class B Distribution Plan expenses at March 31, 1995 were $3,196,058 (6.12% of net assets), $1,923,455 (6.27% of net assets), $145,495 (6.73% of net assets),
$384,672 (6.24% of net assets) and $728,940 (6.26% of net assets), respectively.

         Any change in a Distribution Plan that would materially increase the distribution expenses of the affected Fund provided for in a Distribution Plan requires the Fund's shareholders' approval. Otherwise, the Distribution Plans may be amended by the Trustees, including the Rule 12b-1 Trustees.

         While the Distribution Plans are in effect, the FUND will be required to commit the selection and nomination of candidates for Independent Trustees to the discretion of the Independent Trustees.

         The total amounts paid by a Fund under the foregoing arrangements may not exceed the maximum Distribution Plan limit specified above, and the amounts and purposes of expenditures under a Distribution Plan must be reported to the Rule 12b-1 Trustees quarterly. The Rule 12b-1 Trustees may require or approve changes in the implementation or operation of a Distribution Plan and may also require that total expenditures by a Fund under a Distribution Plan be kept within limits lower than the maximum amount permitted by a Distribution Plan as stated above.

         During the fiscal year ended March 31, 1995, the Florida Fund, Pennsylvania Fund, Texas Fund, Massachusetts Fund and the New York Insured Fund paid the Principal Underwriter (1) $66,246, $44,697, $2,847, $1,829 and $3,025,
respectively, pursuant to each Fund's Class A Distribution Plan; (2) $345,221, $244,404, $18,613, $40,387 and $70,227, respectively, pursuant to each Fund's Class B Distribution Plan; and (3) $140,405, $81,781, $5,377, $15,014, and
$15,895, respectively, pursuant to each Fund's Class C Distribution Plan.

         The Independent Trustees of the FUND have determined that the sales of each Fund's shares resulting from payments under its Distribution Plan are expected to benefit such Fund.

--------------------------------------------------------------------------------
                               INVESTMENT ADVISER
--------------------------------------------------------------------------------

         Subject to the general supervision of the FUND's Board of Trustees, Keystone serves as investment adviser to the FUND and is responsible for the overall management of the FUND's business and affairs.

         Keystone, located at 200 Berkeley Street, Boston, Massachusetts 02116-5034, has provided investment advisory and management services to investment companies and private accounts since it was organized in 1932. Keystone is a wholly-owned subsidiary of Keystone Investments, 200 Berkeley Street, Boston, Massachusetts 02116-5034.

         Keystone Investments is a corporation predominantly owned by current and former members of Keystone's management and its affiliates. The shares of Keystone Investments common stock beneficially owned by current and former members of management are held in a number of voting trusts, the trustees of which are George S. Bissell, Albert H. Elfner, III, Edward F. Godfrey, and Ralph
J. Spuehler, Jr. Keystone Investments provides accounting, bookkeeping, legal, personnel and general corporate services to Keystone Management, Keystone, their affiliates and the Keystone Investments Family of Funds.

         Pursuant to the Investment Advisory and Management Agreement with the FUND dated August 19, 1993 (the "Advisory Agreement") and subject to the supervision of the FUND's Board of Trustees, Keystone manages and administers the operation of the FUND and its Funds, and manages the investment and reinvestment of each Fund's assets in conformity with such Fund's investment objectives and restrictions. The Advisory Agreement stipulates that Keystone shall provide office space, all necessary office facilities, equipment and personnel in connection with its services as well as pay or reimburse the FUND for the compensation of FUND officers and Trustees who are affiliated with the investment adviser. The Advisory Agreement requires Keystone to pay all of its expenses incurred in connection with its services. All charges and expenses other than those specifically referred to as being borne by Keystone will be paid by the FUND, including, but not limited to, custodian charges and expenses; bookkeeping and auditors' charges and expenses; transfer agent charges and expenses; fees of Independent Trustees; brokerage commissions, brokers' fees and expenses; issue and transfer taxes; costs and expenses under the Distribution Plans; taxes and trust fees payable to governmental agencies; the cost of share certificates; fees and expenses of the registration and qualification of the FUND and its shares with the Securities and Exchange Commission (sometimes referred to herein as the "SEC" or the "Commission") or under state or other securities laws; expenses of preparing, printing and mailing prospectuses, statements of additional information, notices, reports and proxy materials to shareholders of the FUND; expenses of shareholders' and Trustees' meetings; charges and expenses of legal counsel for the FUND and for the Trustees of the FUND on matters relating to the FUND; charges and expenses of filing annual and other reports with the SEC and other authorities, and all extraordinary charges and expenses of the FUND.

         Each Fund pays Keystone a fee for its services to the Fund at the annual rate set forth below:

                                                             Aggregate Net Asset
Management                                                          Value of the
Fee                                                           Shares of the Fund
--------------------------------------------------------------------------------
0.55%             of the first                               $  50,000,000, plus
0.50%             of the next                                $  50,000,000, plus
0.45%             of the next                                $ 100,000,000, plus
0.40%             of the next                                $ 100,000,000, plus
0.35%             of the next                                $ 100,000,000, plus
0.30%             of the next                                $ 100,000,000, plus
0.25%             of amounts over                            $ 500,000,000

         Computed as of the close of business each business day and paid daily.

         The Advisory Agreement continues in effect from year to year only if approved at least annually by the FUND's Board of Trustees or by a vote of a majority of the outstanding shares of each Fund, and such renewal has been approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the FUND's Board of Trustees or by a vote of a majority of outstanding shares of each Fund. The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

         During the year ended March 31, 1993, the Florida Fund and the Pennsylvania Fund paid or accrued to Keystone investment management and administrative services fees of $199,288 and $138,570, respectively. During the period ended March 31, 1993, the Texas Fund paid or accrued to Keystone investment management and administrative services fees of $8,092.

         During the year ended March 31, 1994, the Florida Fund, the Pennsylvania Fund, and the Texas Fund paid or accrued to Keystone investment management and administrative services fees of $363,939, $291,982, and $22,246, respectively. During the period ended March 31, 1994, the Massachusetts and the New York Insured Fund paid or accrued to Keystone investment management and service fees of $2,167 and $1,473, respectively.

         During the year ended March 31, 1995, the Florida Fund, the Pennsylvania Fund and the Texas Fund paid or accrued to Keystone investment management and administrative services fees of $515,205, $357,852 and $25,402, respectively. During the year ended March 31, 1995, the Massachusetts Fund and the New York Insured Fund paid or accrued to Keystone investment management and administrative services fees of $43,636 and $63,808, respectively.

         Until December 31, 1995, Keystone has voluntarily agreed to limit the expenses of the FUND's Class A, B and C shares to 0.75%, 1.50%, and 1.50% of average daily net assets, respectively. Thereafter, a redetermination of whether to continue these expense limitations will be made. Keystone would not be required to make such reimbursement to any Fund to the extent it would result in the Fund's inability to qualify as a regulated investment company under the Code. In accordance with voluntary expense limitations in effect during the fiscal year ended March 31, 1994, Keystone reimbursed the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund (1) $89,179, $91,489, $35,517, $26,169 and $22,366 respectively, with respect to each Fund's Class A shares; (2) $68,953, $81,415, $38,490, $64,511 and $85,602 respectively, with respect to each Fund's Class B shares; and (3) $31,739, $27,453, $10,643, $24,181, and $18,786, respectively, with respect to each Fund's Class C shares.

--------------------------------------------------------------------------------
                             TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------

         Trustees and officers of the FUND, their principal occupations and some of their affiliations over the last five years are as follows:

*ALBERT H. ELFNER, III: President, Chief Executive Officer and Trustee of the Fund; Chairman of the Board, President, Director and Chief Executive Officer of Keystone Investments; President, Chief Executive Officer and Trustee or Director of all 30 funds in the Keystone Investments Family of Funds; Director and Chairman of the Board, Chief Executive Officer and Vice Chairman of Keystone; Chairman of the Board and Director of Keystone Institutional Company, Inc. ("Keystone Institutional") (formerly named Keystone Investment Management Corporation) and Keystone Fixed Income Advisors ("KFIA"); Director, Chairman of the Board, Chief Executive Officer and President of Keystone Management, Keystone Software Inc. ("Keystone Software"); Director and President of Hartwell Keystone Advisers, Inc. ("Hartwell Keystone"), Keystone Asset Corporation, Keystone Capital Corporation, and Keystone Trust Company; Director of the Principal Underwriter, KIRC, and Fiduciary Investment Company, Inc. ("FICO"); Director and Vice President of Robert Van Partners, Inc.; Director of Boston Children's Services Association; Trustee of Anatolia College, Middlesex School, and Middlebury College; Member, Board of Governors, New England Medical Center; and former Trustee of Neworld Bank.

FREDERICK AMLING: Trustee of the Fund; Trustee or Director of all other Keystone
         Investments Funds; Professor, Finance Department, George Washington University; President, Amling & Company (investment advice); Member, Board of Advisers, Credito Emilano (banking); and former Economics and Financial Consultant, Riggs National Bank.

CHARLES A. AUSTIN III: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Investment Counselor to Appleton Partners, Inc.; former Managing Director, Seaward Management Corporation (investment advice) and former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice).

*GEORGE S. BISSELL: Chairman of the Board and Trustee of the Fund; Director of Keystone Investments; Chairman of the Board and Trustee or Director of all other Keystone Investments Funds; Director and Chairman of the Board of Hartwell Keystone; Chairman of the Board and Trustee of Anatolia College; Trustee of University Hospital (and Chairman of its Investment Committee); former Chairman of the Board and Chief Executive Officer of Keystone Investments; and former Chief Executive Officer of the FUND.

EDWIN   D.  CAMPBELL:  Trustee  of the Fund;  Trustee or  Director  of all other
         Keystone Investments Funds; Executive Director, Coalition of Essential Schools, Brown University; Director and former Executive Vice President, National Alliance of Business; former Vice President, Educational Testing Services; and former Dean, School of Business, Adelphi University.

CHARLES F. CHAPIN: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; former Group Vice President, Textron Corp.; and former Director, Peoples Bank (Charlotte, N.C).

LEROY KEITH, JR.: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Director of Phoenix Total Return Fund and Equifax, Inc.; Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund and The Phoenix Big Edge Series Fund; and former President, Morehouse College.

K. DUN GIFFORD: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Chairman of the Board, Director and Executive Vice President, The London Harness Company; Managing Partner, Roscommon Capital Corp.; Trustee, Cambridge College; Chairman Emeritus and Director, American Institute of Food and Wine; Chief Executive Officer, Gifford Gifts of Fine Foods; Chairman, Gifford, Drescher & Associates (environmental consulting); President, Oldways Preservation and Exchange Trust (education); and former Director, Keystone Investments and Keystone.

F. RAY KEYSER, JR.: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Of Counsel, Keyser, Crowley & Meub, P.C.; Member, Governor's (VT) Council of Economic Advisers; Chairman of the Board and Director, Central Vermont Public Service Corporation and Hitchcock Clinic; Director, Vermont Yankee Nuclear Power Corporation, Vermont Electric Power Company, Inc., Grand Trunk Corporation, Central Vermont Railway, Inc., S.K.I. Ltd., Sherburne Corporation, Union Mutual Fire Insurance Company, New England Guaranty Insurance Company, Inc. and the Investment Company Institute; former Governor of Vermont; former Director and President, Associated Industries of Vermont; former Chairman and President, Vermont Marble Company; former Director of Keystone; and former Director and Chairman of the Board, Green Mountain Bank.

DAVID M. RICHARDSON: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Executive Vice President, DHR International, Inc. (executive recruitment); former Senior Vice President, Boyden International Inc. (executive recruitment); and
         Director, Commerce and Industry Association of New Jersey, 411 International, Inc. and J & M Cumming Paper Co.

RICHARD J. SHIMA: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Chairman, Environmental Warranty, Inc., and Consultant, Drake Beam Morin, Inc. (executive outplacement); Director of Connecticut Natural Gas Corporation, Trust Company of Connecticut, Hartford Hospital, Old State House Association and Enhanced Financial Services, Inc.; Member, Georgetown College Board of Advisors;
         Chairman,  Board  of  Trustees,   Hartford  Graduate  Center;  Trustee,
         Kingswood-Oxford School and Greater Hartford YMCA; former Director, Executive Vice President and Vice Chairman of The Travelers Corporation; and former Managing Director of Russell Miller, Inc.

ANDREW J. SIMONS: Trustee of the Fund; Trustee or Director of all other Keystone Investments Funds; Partner, Farrell, Fritz, Caemmerer, Cleary, Barnosky & Armentano, P.C.; President, Nassau County Bar Association; former Associate Dean and Professor of Law, St. John's University School of Law.

EDWARD F. GODFREY: Senior Vice President of the Fund; Senior Vice President of all other Keystone Investments Funds; Director, Senior Vice President, Chief Financial Officer and Treasurer of Keystone Investments, the Principal Underwriter, Keystone Asset Corporation, Keystone Capital Corporation, Keystone Trust Company; Treasurer of Keystone
         Institutional, Robert Van Partners, Inc., and FICO; Treasurer and Director of Keystone Management, Keystone Software, and Hartwell Keystone; Vice President and Treasurer of KFIA; and Director of KIRC.

JAMES R. McCALL: Senior Vice President of the Fund; Senior Vice President of all other Keystone Investments Funds; and President of Keystone.

KEVIN J. MORRISSEY: Treasurer of the Fund; Treasurer of all other Keystone Investments Funds; Vice President of Keystone Investments; Assistant Treasurer of FICO and Keystone; and former Vice President and Treasurer of KIRC.

BETSY BLACHER: Vice President of the FUND; Vice President of certain other Keystone Investments Funds; and Senior Vice President of Keystone.

ROSEMARY D. VAN ANTWERP: Senior Vice President and Secretary of the Fund; Senior
         Vice President and Secretary of all other Keystone Investments Funds; Senior Vice President, General Counsel and Secretary of Keystone; Senior Vice President, General Counsel, Secretary and Director of the Principal Underwriter, Keystone Management and Keystone Software; Senior Vice President and General Counsel of Keystone Institutional; Senior Vice President, General Counsel and Director of FICO and KIRC; Senior Vice President and Secretary of Hartwell Keystone and Robert Van Partners, Inc.; Vice President and Secretary of KFIA; Senior Vice President, General Counsel and Secretary of Keystone Investments, Keystone Asset Corporation, Keystone Capital Corporation and Keystone Trust Company.

* This Trustee may be considered an "interested person" within the meaning of the 1940 Act.

         Mr. Elfner and Mr. Bissell are "interested persons" by virtue of their positions as officers and/or Directors of Keystone Investments and several of its affiliates including Keystone, the Principal Underwriter and KIRC. Mr. Elfner and Mr. Bissell own shares of Keystone Investments. Mr. Elfner is Chairman of the Board, Chief Executive Officer and Director of Keystone Investments. Mr. Bissell is a Director of Keystone Investments.

         During the fiscal year ended March 31, 1995, no Trustee affiliated with Keystone or any officer received any direct remuneration from the FUND. During this same period, the unaffiliated Trustees received no retainers and fees. Annual retainers and meeting fees paid by all funds in the Keystone Investments Family of Funds (which includes 30 mutual funds) for the fiscal year ended March 31, 1995, totalled approximately $541,155. As of April 28, 1995, the FUND's Trustees and officers beneficially owned less than 1% of the Class A shares then outstanding shares of the Florida Fund, the Pennsylvania Fund, the Texas Fund and the New York Insured Fund. As of April 28, 1995, the FUND's Trustees and officers beneficially owned in the aggregate 24.52% of the Class A shares then outstanding shares of the Massachusetts Fund. As of April 28, 1995, the FUND's Trustees and officers beneficially owned less than 1% of the Funds' Class B and C shares then outstanding.

         The address of all the FUND's Trustees and officers and the address of the FUND is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

--------------------------------------------------------------------------------
                               PRINCIPAL UNDERWRITER
--------------------------------------------------------------------------------

         The FUND has entered into a Principal Underwriting Agreement (the "Underwriting Agreement") dated August 19, 1993 with the Principal Underwriter, a wholly-owned subsidiary of Keystone. The Principal Underwriter, as agent, has agreed to use its best efforts to find purchasers for the shares. The Principal Underwriter may retain and employ representatives to promote distribution of the shares and may obtain orders from brokers, dealers and others, acting as principals, for sales of shares to them. The Underwriting Agreement provides that the Principal Underwriter will bear the expense of preparing, printing and distributing advertising and sales literature and prospectuses used by it. In its capacity as principal underwriter, the Principal Underwriter may receive payments from each Fund pursuant to such Fund's Distribution Plan.

         All subscriptions and sales of shares by the Principal Underwriter are at the offering price of the shares in accordance with the provisions of the FUND's Declaration of Trust, By-Laws, the current prospectus and statement of additional information. All orders are subject to acceptance by the FUND and the FUND reserves the right in its sole discretion to reject any order received. Under the Underwriting Agreement, the FUND is not liable to anyone for failure to accept any order.

         The FUND has agreed under the Underwriting Agreement to pay all expenses in connection with registration of the shares of its Funds with the Commission as well as auditing and filing fees in connection with registration of such shares under the various state "blue-sky" laws, and the Principal Underwriter assumes the cost of sales literature and preparation of prospectuses used by it and certain other expenses.

         From time to time, if in the Principal Underwriter's judgment it could benefit the sales of a Fund's shares, the Principal Underwriter may use its discretion in providing to selected dealers promotional materials and selling aids, including, but not limited to, personal computers, related software and Fund data files.

         The Principal Underwriter has agreed that it will in all respects duly conform with all state and federal laws applicable to the sale of the shares and will indemnify and hold harmless the FUND, and each person who has been, is or may be a Trustee or officer of the FUND, against expenses reasonably incurred by any of them in connection with any claim, or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact on the part of the Principal Underwriter or any other person for whose acts the Principal Underwriter is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the FUND.

         The Underwriting Agreement provides that it will remain in effect as long as its terms and continuance are approved by a majority of the FUND's Rule 12b-1 Trustees at least annually at a meeting called for that purpose and if its continuance is approved annually by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding shares of the affected Funds.

         The Underwriting Agreement may be terminated, without penalty, on 60 days' written notice by the FUND's Rule 12b-1 Trustees or the Principal Underwriter or terminated as to any Fund by a vote of a majority of outstanding shares of such Fund. The Underwriting Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

--------------------------------------------------------------------------------
                                  BROKERAGE
--------------------------------------------------------------------------------

         It is the policy of the FUND, in effecting transactions in portfolio securities, to seek best execution of orders at the most favorable prices. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to a Fund, involving both price paid or received and any commissions and other costs paid, the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, the availability of the broker to stand ready to execute potentially difficult transactions in the future and the financial strength and stability of the broker. Management weighs such considerations in determining the overall reasonableness of brokerage commissions paid.

         Subject to the foregoing, a factor in the selection of brokers is the receipt of research services, such as analyses and reports concerning issuers, industries, securities, economic factors and trends and other statistical and factual information. Any such research and other statistical and factual information provided by brokers to a Fund is considered to be in addition to and not in lieu of services required to be performed by Keystone under its Advisory Agreement with the FUND. The cost, value and specific application of such information are indeterminable and cannot be practically allocated among the Funds and other clients of Keystone who may indirectly benefit from the availability of such information. Similarly, a Fund may indirectly benefit from information made available as a result of transactions effected for such other clients. Under the Advisory Agreement, Keystone is permitted to pay higher brokerage commissions for brokerage and research services in accordance with
Section 28(e) of the Securities Exchange Act of 1934. In the event Keystone does follow such a practice, it will do so on a basis that is fair and equitable to the Funds.

         The FUND expects that purchases and sales of municipal obligations and temporary instruments usually will be principal transactions. Municipal obligations and temporary instruments are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually will be no brokerage commissions paid by a Fund for such purchases. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer's mark up or reflect a dealer's mark down. Where transactions are made in the over-the-counter market, each Fund will deal with primary market makers unless more favorable prices are otherwise obtainable.

         Each Fund may participate, if and when practicable, in group bidding for the purchase directly from an issuer of certain securities for the Fund's portfolio in order to take advantage of the lower purchase price available to members of such a group.

         Neither Keystone nor the Funds intend to place securities transactions with any particular broker-dealer or group thereof. The FUND's Board of Trustees has determined, however, that the Funds may follow a policy of considering sales of shares as a factor in the selection of broker-dealers to execute portfolio transactions, subject to the requirements of best execution, including best price, described above.

         The  policy  of the  FUND  with  respect  to  brokerage  is and will be reviewed by the FUND's Board of Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be changed, modified or eliminated.

         Investment decisions for the Funds are made independently by Keystone from those of the other funds and investment accounts managed by Keystone. It may frequently develop that the same investment decision is made for more than one fund. Simultaneous transactions are inevitable when the same security is suitable for the investment objective of more than one account. When two or more funds or accounts are engaged in the purchase or sale of the same security, the transactions are allocated as to amount in accordance with a formula which is equitable to each fund or account. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Funds are concerned. In other cases, however, it is believed that the ability of a Fund to participate in volume transactions will produce better executions for the Fund.

         For the fiscal years and/or periods, as the case may be, ended March 31, 1993, March 31, 1994 and March 31, 1995, the
Funds did not pay any brokerage commissions.

         In no instance are portfolio securities purchased from or sold to Keystone, the Principal Underwriter or any of their affiliated persons, as defined in the 1940 Act and rules and regulations issued thereunder.

--------------------------------------------------------------------------------
                              DECLARATION OF TRUST
--------------------------------------------------------------------------------

MASSACHUSETTS BUSINESS TRUST

         The FUND is a Massachusetts business trust established under a Declaration of Trust dated September 13, 1990 ("Declaration of Trust"). The FUND is similar in most respects to a business corporation. The principal distinction between the FUND and a corporation relates to the shareholder liability described below. A copy of the Declaration of Trust is filed as an exhibit to the FUND's Registration Statement. This summary is qualified in its entirety by reference to the Declaration of Trust.

DESCRIPTION OF SHARES

         The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of classes of shares. Each share of a Fund represents an equal proportionate interest in such Fund with each other share of the Fund. Generally, each Fund currently issues three classes of shares, but may issue additional classes or series of shares. Upon liquidation, Fund shares are entitled to a pro rata share of the Fund based on the relative net assets of each class. Shareholders have no preemptive or conversion rights. Shares are transferable, redeemable and fully assignable as collateral. There are no sinking fund provisions.

SHAREHOLDER LIABILITY

         Pursuant to certain decisions of the Supreme Judicial Court of Massachusetts, shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. If the FUND were held to be a partnership, the possibility of the shareholders incurring financial loss for that reason appears remote because the FUND's Declaration of Trust (1) contains an express disclaimer of shareholder liability for obligations of the FUND; (2) requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the FUND or the Trustees; and (3) provides for indemnification out of FUND property for any shareholder held personally liable for the obligations of the FUND.

VOTING RIGHTS

         Under the Declaration of Trust, the FUND does not hold annual meetings. Shares of a Fund are entitled to one vote per share. Shares generally vote together as one class on all matters, except that each Fund has exclusive voting rights with respect to matters which affect only that Fund. Classes of shares of a Fund have equal voting rights except that each class of shares has exclusive voting rights with respect to its respective Distribution Plan. No amendment may be made to the Declaration of Trust that adversely affects any class of shares without the approval of a majority of the shares of that class. Shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining 50% or less of the shares voting will not be able to elect any Trustees.

         After the initial meeting to elect Trustees no further meetings of shareholders for the purpose of electing Trustees will be held, unless required by law, until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for election of Trustees.

         Except as set forth above, the Trustees shall continue to hold office indefinitely, unless otherwise required by law, and may appoint successor Trustees. A Trustee may be removed from or cease to hold office (as the case may be) (1) at any time by two-thirds vote of the remaining Trustees; (2) when such Trustee becomes mentally or physically incapacitated; or (3) at a special meeting of shareholders by a two-thirds vote of the outstanding shares. Any Trustee may voluntarily resign from office.

LIMITATION OF TRUSTEES' LIABILITY

         The Declaration of Trust provides that a Trustee shall be liable only for his own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisers, shall not be liable for any neglect or wrongdoing of any such person; provided, however, that nothing in the Declaration of Trust shall protect a Trustee against any liability for his willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

         The Trustees have absolute and exclusive control over the management and disposition of all assets of the Funds and may perform such acts as in their sole judgment and discretion are necessary and proper for conducting the business and affairs of the FUND or promoting the interests of the FUND and its Funds and the shareholders.

--------------------------------------------------------------------------------
                   STANDARDIZED TOTAL RETURN AND YIELD QUOTATIONS
--------------------------------------------------------------------------------

         Total return quotations for a class of shares of a Fund as they may appear from time to time in advertisements are calculated by finding the average annual compounded rates of return over one, three, five and ten year periods, or the time periods for which such class of shares has been effective, whichever is relevant, on a hypothetical $1,000 investment that would equate the initial amount invested in the class to the ending redeemable value. To the initial investment all dividends and distributions are added, and all recurring fees charged to all shareholder accounts are deducted. The ending redeemable value assumes a complete redemption at the end of the relevant periods.

TOTAL RETURN

         CLASS A SHARES

         For the period December 27, 1990 (commencement of operations) to March 31, 1995, the cumulative total return (including front-end sales charge) for Class A of the Florida Fund and the Pennsylvania Fund was 31.36% and 35.84%, respectively.

         The cumulative total return (including front-end sales charge) for Class A of the Florida Fund and the Pennsylvania Fund for the three year period ended March 31, 1995 was 15.00% and 16.13%, respectively. For the period March 2, 1992 (commencement of operations) to March 31, 1995, the cumulative total return (including front-end sales charge) for Class A of the Texas Fund was 15.99%.

         For the fiscal year ended March 31, 1995, the total return (including front-end sales charge) for Class A of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 1.37%, -0.08%, 0.64%, 1.19%, and 1.99% respectively.

         For the period February 4, 1994 (commencement of operations) to March 31, 1995, the cumulative total return (including front-end sales charge) for Class A of the Massachusetts and New York Insured Fund was -6.30% and -4.03%, respectively.

         CLASS B SHARES

         For the period February 1, 1993 (commencement of operations) to March 31, 1995, the cumulative total return (including contingent deferred sales charge) for Class B of the Florida Fund, the Pennsylvania Fund and the Texas Fund was 6.09%, 6.98% and 5.56%, respectively.

         For the fiscal year ended March 31, 1995, the total return (including contingent deferred sales charge) for Class B of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 2.61%,
1.20%, 2.01%, 2.42%, and 3.28% respectively.

         For the period February 4, 1994 (commencement of operations) to March 31, 1995, the cumulative total return (including contingent deferred sales charge) for Class B of the Massachusetts and New York Insured Fund was 4.92% and 2.81%, respectively.

         CLASS C SHARES

         For the period February 1, 1993 (commencement of operations) to March 31, 1995, the cumulative total return (including contingent deferred sales charge) for Class C of the Florida Fund, the Pennsylvania Fund and the Texas Fund was 7.96%, 8.88% and 7.06%, respectively.

         For the fiscal year ended March 31, 1995, the total return (including contingent deferred sales charge) for Class C of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund, and the New York Insured Fund was 5.61%, 4.05%, 5.14%, 5.20% and 6.18% respectively. For the period February 4, 1994 (commencement of operations) to March 31, 1995, the cumulative total return (including contingent deferred sales charge) for Class C of the Massachusetts and New York Insured Fund was -2.39% and -0.21%, respectively.

CURRENT YIELD AND TAX EQUIVALENT YIELD

         Current yield quotations as they may appear from time to time in advertisements will consist of a quotation based on a 30-day period ended on the date of the most recent balance sheet of a Fund, computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the base period. Such yield will include income from sources other than municipal obligations, if any.

         For the 30-day period ended March 31, 1995, the current yield of Class A of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 5.37%, 5.33%, 5.32%, 5.61% and 5.15%, respectively.

         For the 30-day period ended March 31, 1995, the current yield of Class B of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 4.89%, 4.85%, 4.84%, 5.13% and 4.65%, respectively.

         For the 30-day period ended March 31, 1995, the current yield of Class C of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 4.89%, 4.85%, 4.83%, 5.14% and 4.64%, respectively.

         Tax equivalent yield is, in general, the current yield divided by a factor equal to one minus a stated income tax rate and reflects the yield a taxable investment would have to achieve in order to equal on an after-tax basis a tax-exempt yield.

         The tax equivalent yield for the 30-day period ended March 31, 1995 for Class A of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 7.78%, 7.72%, 7.71%, 8.13% and 7.46%, respectively.

         The tax equivalent yield for the 30-day period ended March 31, 1995 for Class B of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 7.09%, 7.03%, 7.01%, 7.43% and 6.74%, respectively.

         The tax equivalent yield for the 30-day period ended March 31, 1995 for Class C of the Florida Fund, the Pennsylvania Fund, the Texas Fund, the Massachusetts Fund and the New York Insured Fund was 7.09%, 7.03%, 7.00%, 7.45% and 6.72%, respectively.

         Any given yield or total return quotation should not be considered representative of the Fund's yield or total return for any future period.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is the custodian of all securities and cash of the FUND (the "Custodian"). The Custodian performs no investment management functions for the FUND, but, in addition to its custodial services, is responsible for accounting and related record keeping on behalf of the FUND.

         KPMG Peat Marwick LLP, One Boston Place, Boston, Massachusetts 02108, Certified Public Accountants, are the independent auditors for the FUND.

         KIRC, located at 101 Main Street, Cambridge, Massachusetts 02142-1519, is a wholly-owned subsidiary of Keystone and acts as transfer agent and dividend disbursing agent for the FUND.

         Except as otherwise stated in its prospectus or required by law, the FUND reserves the right to change the terms of the offer stated in its prospectus without shareholder approval, including the right to impose or change fees for services provided.

         No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the FUND's prospectus, statement of additional information or in supplemental sales literature issued by the FUND or the Principal Underwriter, and no person is entitled to rely on any information or representation not contained therein.

         The FUND's prospectus and statement of additional information omit certain information contained in the registration statement filed with the Commission, a copy of which may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fee prescribed by the rules and regulations promulgated by the Commission.

         As of April 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr E 3rd FL, Jacksonville, FL 32246-6484, owned 11.89% of the outstanding Class A shares of the Florida Fund.

         As of April 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr E 3rd Floor, Jacksonville, FL 32246-6484, owned 17.93% of the outstanding Class B shares of the Florida Fund.

         As of April 28, 1995, Merrill Lynch Pierce, Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr E 3rd Flr, Jacksonville, FL, 32246-6484, owned 30.90% of the outstanding Class C shares of the Florida Fund.

         As of April 28, 1995, PaineWebber FBO, Betty J. Puskar, Trustee and Betty J. Puskar, Revocable Trust, 708 Ocean Drive, Juno Beach, FL 33408, owned 5.07% of the outstanding Class C shares of the Florida Fund.

         As of April 28, 1995, Merrill Lynch Pierce, Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr E 3rd Flr, Jacksonville, FL 32246-6484, owned 6.87% of the outstanding Class A shares, and 9.9% of the outstanding Class B shares of the Pennsylvania Fund.

         As of April 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr. E. 3rd Floor Jacksonville, FL 32246-6484, owned 32.40% of the outstanding Class C shares of the Pennsylvania Fund.

         As of April 28, 1995, PaineWebber FBO, Robert Cougle, Debra K. Cougle JT WROS, 10506 Old 22, Kutztown, PA 19530, owned 8.04% of the outstanding Class C shares of the Pennsylvania Fund.

         As of April 28, 1995, Gruntal & Co., FBO 544-88017-11, 14 Wall Street, New York, NY 10005 owned 5.27% of the outstanding Class C shares of the Pennsylvania Fund.

         As of April 28, 1995, Odelia B. McCarley, 20450 Huebner Road #11222, San Antonio, TX 78258-3908, owned 27.42% of the outstanding Class A shares of the Texas Fund.

         As of April 28, 1995, James C. McClung, 3883 Turtle Creek Blvd. T-14, Dallas, TX 75219-4403, owned 12.28% of the outstanding Class A shares of the Texas Fund.

         As of April 28, 1995, Prudential Securities FBO, Don Crow, Peggy P. Crow JT WROS, 5235 20th, Lubbock, TX 79407-2121 owned 6.63% of the outstanding Class A shares of the Texas Fund.

         As of April 28, 1995, Nancy J. Holmes, Seperate Property, 3108 Winthrop Avenue, Fort Worth, TX 76116-5515, owned 5.22% of the outstanding Class B shares of the Texas Fund.

         As of April 28, 1995, Teresa Holdren, 4910 Dollar Reef, Baycliff, Texas 77518, owned 6.93% of the outstanding Class B shares of the Texas Fund. As of April 28, 1995, Mary Jo Clark, Post Office Box 25366, Houston, Texas 77265-5366, owned 8.57% of the outstanding Class B shares of the Texas Fund.

         As of April 28, 1995, Donaldson Lufkin Jenrette Securities Corporation, Inc., P.O. Box 2052, Jersey City, NJ 07303-2052, owned 9.49% and 5.03%, respectively of the outstanding Class B shares of the Texas Fund.

         As of April 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr. E 3rd FL, Jackson, FL 32246-6484 owned 12.97% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, David D. Tatsch and Loyce E. Tatsch JT WROS, Route 4, Box 50, Fredericksburg, TX 78624, owned 21.01% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, Barbara B. Matheney, Bond Account, C/O First National Bank of El Dorado, P.O. Box 1751, El Dorado AR 71731-0751, owned 16.50% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, Donaldson Lufkin Jenrette Securities corporation, Inc., P.O. Box 2052, Jersey City, NJ 07303-2052, owed 14.60% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, Clifford E. Dickey and Vivian A. Dickey JT WROS, 1600 Texas St., Apt. 1404 Ft. Worth, TX 76102-3475, owned 12.44% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, PaineWebber FBO, the Estate of Lois W. Holmes, Matthew J. & Robert H. Gold, Executors, 12770 Coit Road, Suite 850, Dallas, TX 75251, owned 5.47% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, Percy C. Jenkins and Della E. Jenkins, JT WROS, 2025 Pebble Beach, League City, TX 77573-6402, owned 5.42% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, PaineWebber FBO, Dean Ussery and Helen A. Ussery JT WROS, 1500 Upton, Irving, TX 75060-6885, owned 5.00% of the outstanding Class C shares of the Texas Fund.

         As of April 28, 1995, Albert H. Elfner III, 53 Chestnut St, Boston, MA 02108-3506 owned 23.82% of the outstanding Class A shares of the Massachusetts Fund.

         As of April 28, 1995, Richard Nakashian, P.O. Box 3150, Pocasset, Massachusetts 02559-3150, owned 9.76% of the outstanding Class A shares of the Massachusetts Fund. As of April 28, 1995, Ida R. Rodriguez Trust #21528, Keystone Trust Company TTEE, 58 Helen Rd, Needham, MA 02192-3934 owned 6.49% of the outstanding Class A shares of the Massachusetts Fund.

         As of April 28 1995, Salvatore M. Moscariello & Irene A. Moscariello JT TEN, 24 Van Norden Road, Reading, MA 01867-1244, owned 6.86% of the outstanding Class C shares of the Massachusetts Fund.

         As of April 28, 1995, PaineWebber for the Benefit of Mrs. Gladys Wilder, c/o Paul King, 63 Glendale Road, Sharon, MA 02067, owned 5.06% of the Class C shares of the Massachusetts Fund.

         As of April 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry, 4800 Deer Lake Dr E 3rd Fl, Jacksonville, FL 32246-6484, owned 6.23% of the outstanding Class A shares of the New York Insured Fund.

         As of April 28, 1995, Sandra N. Franck, 345 West 70th Street, Apt. 6F, New York, NY 10023, owned 5.88% of the outstanding Class A shares of the Massachusetts Fund.

         As of April 28, 1995, Merrill Lynch Pierce Fenner & Smith, Attn: Book Entry 4800 Deer Lake Dr E 3rd Fl, Jacksonville, FL 32246-6484, owned 10.71% of the outstanding Class B shares of the New York Insured Fund.

         As of April 28, 1995, John Hancock Clearing Corp., One Financial Center, 200 Liberty Street, New York, NY 10281, owned 6.28% of the outstanding Class B shares of the New York Insured Fund.

         As of April 28, 1995, Bear Stearns Securities Corp FBO 626-60277-10, 1 Metrotech Center North, Brooklyn, NY 11201-3859, owned 10.43% of the outstanding Class C shares of the New York Insured Fund.

         As of April 28, 1995, Arlene Meltzer, 1195 East Broadway, Apt. L21, Hewlett NY 11557, owned 5.66% of the outstanding Class C shares of the New York Insured Fund.

         As of April 28, 1995, Carol T. Whitman, PO Box 43 Whippleville, NY 12995, owned 5.86% of the outstanding Class C shares of the New York Insured Fund.

         As of April 28, 1995, Fred Zucker, 20 Old Brook Rd., Dix Hills, NY 11746-6430 owned 13.44% of the outstanding Class C shares of the New York Insured Fund.

         As of April 28, 1995, John J. Deprima and Rose Deprima JT WROS, 9110 Ave. M, Brooklyn, NY 11236-5012 owned 10.74% of the outstanding Class C shares of the New York Insured Fund.

         As of  April  28,  1995,  NFSC  FEBO  #CM5-020052,  Otto  and  Gertrand
Steckelkuber,   605  Harrison,  Harrison,  NY  10528-1406,  owed  8.14%  of  the outstanding Class C shares of the New York Insured Fund.

         As of  April  28,  1995,  Rose  Deprima,  9110  Ave.  M,  Brooklyn,  NY
11236-5012, owned 5.67% of the outstanding Class C shares of the New York Insured Fund.

         The FUND is one of 15 different investment companies in the Keystone America Family, which offers a range of choices to serve shareholder needs. In addition to the FUND, the Keystone America Family includes the following funds with the various investment objectives described below:

KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC. - Seeks capital appreciation by investment primarily in small and medium-sized companies in a relatively early stage of development that are principally traded in the over-the-counter market.

KEYSTONE HARTWELL GROWTH FUND - Seeks capital appreciation by investment in securities selected for their long-term growth prospects.

KEYSTONE CAPITAL PRESERVATION AND INCOME FUND - Seeks high current income, consistent with low volatility of principal, by investing in adjustable rate securities issued by the U.S. government, its agencies or instrumentalities.

KEYSTONE FUND FOR TOTAL RETURN - Seeks total return from a combination of capital growth and income from dividend paying quality common stocks, preferred stocks, convertible bonds, other fixed-income securities and foreign securities (up to 25%).

KEYSTONE GLOBAL OPPORTUNITIES FUND - Seeks long-term capital growth from foreign and domestic securities.

KEYSTONE GOVERNMENT SECURITIES FUND - Seeks income and capital preservation from U.S. government securities.

KEYSTONE INTERMEDIATE TERM BOND FUND - Seeks income, capital preservation and price appreciation potential from investment grade corporate bonds.

KEYSTONE AMERICA OMEGA FUND, INC. - Seeks maximum capital growth from common stocks and securities convertible into common stocks.

KEYSTONE STATE TAX FREE FUND - SERIES II - A mutual fund consisting of two separate series of shares investing in different portfolio securities which seeks the highest possible current income, exempt from federal income taxes and applicable state taxes.

KEYSTONE STRATEGIC INCOME FUND - Seeks high yield and capital appreciation potential from corporate bonds, discount bonds, convertible bonds, preferred stock and foreign bonds (up to 25%).

KEYSTONE TAX FREE INCOME FUND - Seeks income exempt from federal income taxes and capital preservation from the four highest grades of municipal bonds.

KEYSTONE WORLD BOND FUND - Seeks total return from interest income, capital gains and losses and currency exchange gains and losses from investment in debt securities denominated in U.S. and foreign currencies.

KEYSTONE FUND OF THE AMERICAS - Seeks long-term growth of capital through investments in equity and debt securities in North America (the U.S. and Canada) and Latin America (Mexico and countries in South and Central America).

KEYSTONE STRATEGIC DEVELOPMENT FUND - Seeks long-term capital growth by investing primarily in equity securities.

                                   APPENDIX A


                         KEYSTONE FLORIDA TAX FREE FUND

REVENUES

     The State accounts for its receipts using fund accounting. It has established the General Revenue Fund, the Working Capital Fund and various other trust funds, which are maintained for the receipt of monies which under law or trust agreements must be maintained separately.


     The General Revenue Fund consists of all monies received by the State from every source whatsoever which are not allocable to the other funds. Major sources of tax revenues for the General Revenue Fund are the sales and use tax, the corporate income tax, and the intangible personal property tax, which are projected for fiscal year 1995-96 to amount to 71%, 8% and 4%, respectively, of the total receipts of that fund.


     The Florida Constitution and its statutes mandate that the State budget as a whole and each separate fund within the State budget be kept in balance from currently available revenues for each fiscal year.

SALES AND USE TAX


     The greatest single source of tax receipts in Florida is the sales and use tax, which is projected to amount to 10.3 billion dollars for fiscal year 1995-96. The sales tax is 6% of the sales price of tangible personal property sold at retail in the state. The use tax is 6% of the cash price or fair market value of tangible personal property when it is not sold but is used, or stored for use, in the State. In other words, the use tax applies to the use of tangible personal property in Florida, which was purchased in another state but would have been subject to the sales tax if purchased in Florida. Approximately 10% of the sales tax is designated for local governments and is distributed to the respective counties in which collected for use by such counties and municipalities therein. In addition to this distribution, local governments may (by referendum) assess a 1% sales surtax within their county. Proceeds from this local option sales surtax can be earmarked for funding countywide bus and rapid transit systems, local infrastructure construction and maintenance, and medical care for indigents, as set forth in Section 212.055(2), of the Florida Statutes.


     The two taxes, sales and use, stand as complements to each other, and taken together provide a uniform tax upon either the sale at retail or the use of all tangible personal property irrespective of where it may have been purchased. The sales tax also includes a levy on the following: (i) rentals on tangible personal property and accommodations in hotels, motels, some apartments, offices, real estate, parking and storage places in parking lots, garages and marinas for motor vehicles or boats; (ii) admissions to places of amusements, most sports and recreation events; (iii) utilities, except those used in homes; and (iv) restaurant meals and expendables used in radio and television broadcasting. Exemptions include: groceries; medicines; hospital rooms and meals; seeds, feeds, fertilizers and farm crop protection materials; purchases by religious, charitable and educational nonprofit institutions; professional services, insurance and certain personal service transactions; newspapers; apartments used as permanent dwellings; and kindergarten through community college athletic contests or amateur plays.

OTHER STATE TAXES

     Other taxes which Florida levies include the motor fuel tax, corporate income tax, intangible property tax, documentary stamp tax, gross receipts utilities tax and severance tax on the production of oil and gas and the mining of solid minerals, such as phosphate and sulfur.

LOCAL GOVERNMENT DEBT

     Numerous government units, counties, cities, school districts and special taxing districts, issue general obligation bonds backed by their taxing power. State and local government units may issue revenue obligations, which are supported by the revenues generated from the particular projects or enterprises. Examples include obligations issued to finance the construction of water and sewer systems, health care facilities and educational facilities. In some cases, sewer or water revenue obligations may be additionally secured by the full faith and credit of the State.

OTHER FACTORS

     The performance of the obligations issued by Florida, its municipalities, subdivisions and instrumentalities are in part tied to state-wide, regional and local conditions within Florida. Adverse changes to state-wide, regional or local economies may adversely affect the creditworthiness of Florida, its municipalities, etc. Also, some revenue obligations may be issued to finance construction of capital projects which are leased to nongovernmental entities. Adverse economic conditions might affect those lessees' ability to meet their obligations to the respective governmental authority which in turn might jeopardize the repayment of the principal of, or the interest on, the revenue obligations.


                      KEYSTONE MASSACHUSETTS TAX FREE FUND

GENERAL

     The Commonwealth's constitution requires, in effect, that its budget, though not necessarily its operating expenditures and revenue, be balanced each year. In addition, the Commonwealth has certain budgetary procedures and fiscal controls in place that are designed to ensure that sufficient cash is available to meet the Commonwealth's obligations, that state expenditures are consistent with periodic allotments of annual appropriations and that the funds are expended consistent with statutory and public purposes. The General Fund is generally regarded as the principal indicator of whether the Commonwealth's operating revenues and expenses are in balance. The other principal operating funds (the Local Aid Fund and the Highway Fund) are customarily funded to at least a zero balance.

     Although the Commonwealth experienced quite a slowdown during the recession with spending exceeding revenues, beginning in 1991 the Commonwealth has experienced a turn-around in its finances with revenues exceeding spending. Budgeted expenditures for fiscal 1989, 1990 and 1991 were approximately $12.643 billion, $13.260 billion and $13.659 billion, respectively while budgeted revenues and other sources for those years were approximately $11.970, $12.008 billion and $13.634 billion, respectively. By comparison, budgeted revenues and other sources increased by approximately 0.7% from fiscal 1991 to fiscal 1992, while tax revenues increased by 5.4% for the same period. Budgeted expenditures in fiscal 1992 were 1.7% lower than fiscal 1991 budgeted expenditures.
Furthermore, total revenues and other sources for fiscal 1993 increased approximately 6.9% from fiscal 1992, while tax revenues increased by 4.7% for the same period. Budgeted expenditures and other uses in fiscal 1993 were approximately 9.6% higher than fiscal 1992 expenditures and other uses. As of 1993 fiscal year end, the Commonwealth showed a year-end cash position of approximately $622.2 million, as compared to a projected position of $485.1 million. By comparison, the Commonwealth ended the 1989 fiscal year with fund balances in deficit by $319.3 million.

     The fiscal 1994 budget, as signed into law by the Governor on July 19, 1993, provides for expenditures of approximately $15.500 billion, an increase of 5.5% over fiscal 1993 levels. Budgeted revenues for fiscal 1994 are estimated to be approximately $15.483 billion, which is 5.3% higher than fiscal 1993 expenditures. This amount includes estimated tax revenues of approximately $10.560 billion, which is 6.3% higher than fiscal 1993 tax revenues. For fiscal 1994, a combined balance of $541.4 million is expected in the stabilization and undesignated general funds. The fiscal 1994 budget is based upon numerous spending and revenue estimates, the achievement of which cannot be assured.

     In June 1993, new comprehensive education reform legislation was enacted. It is expected that this legislation will require annual increases in expenditures for education purposes above fiscal 1993 base spending of $1.289 billion of approximately $175 million in fiscal 1994, $141 million in fiscal 1995 and $662 million in fiscal 1996. The fiscal 1994 budget includes $175 million in appropriations to satisfy this legislation. Municipalities and agencies of the Commonwealth are experiencing the same economic effects. Moreover, they are affected by the financial condition of the Commonwealth, because they receive substantial funding from the Commonwealth.

LIMITATIONS ON TAX REVENUES

     In Massachusetts, efforts to limit and reduce levels of taxation have been underway for several years. Limits were established on state tax revenues by legislation enacted on October 25, 1986 and by an initiative petition approved by the voters on November 4, 1986. The two measures are inconsistent in several respects.

     Chapter 62F, which was added to the General Laws by initiative petition in November 1986, establishes a state tax revenue growth limit for each fiscal year equal to the average positive rate of growth in total wages and salaries in the Commonwealth, as reported by the federal government, during the three calendar years immediately preceding the end of such fiscal year. Chapter 62F also requires that allowable state tax revenues be reduced by the aggregate amount received by local governmental units from any newly authorized or increased local option taxes or excises. Any excess in state tax revenue collections for a given fiscal year over the prescribed limit, as determined by the State Auditor, is to be applied as a credit against the then current personal income tax liability of all taxpayers in the Commonwealth in proportion to the personal income tax liability of all taxpayers in the Commonwealth for the immediately preceding tax year. The legislation enacted in October 1986, which added Chapter 29B to the General Laws, also establishes an allowable state revenue growth factor by reference to total wages and salaries in the Commonwealth. However, rather than utilizing a three-year average wage and salary growth rate, as used by Chapter 62F, Chapter 29B utilizes an allowable state revenue growth factor equal to 1/3 o the positive percentage gain in Massachusetts wages and salaries during the three calendar years immediately preceding the end of a given fiscal year.

     Tax revenues in fiscal 1989 through fiscal 1993 were lower than the limit set by either Chapter 62F or Chapter 29B. The Executive Office for Administration and Finance currently estimates that state tax revenues in fiscal 1994 will not reach the limit imposed by either of these statutes.

     In January 1992, the Governor announced his intention to seek an amendment to the state constitution that would require any Commonwealth tax increase to receive at least a two-thirds majority vote in each house of the Legislature. No action has yet been taken on this proposal.

PROPOSITION 2 1/2

     In November 1980, voters in the Commonwealth approved a statewide tax limitation initiative petition, commonly known as Proposition 2 1/2, to constrain levels of property taxation and to limit the charges and fees imposed on cities and towns by certain governmental entities, including county governments. Proposition 2 1/2 is not a provision of the state constitution and accordingly is subject to amendment or repeal by the legislature. Proposition 2 1/2, as amended to date, limits the property taxes that may be levied by any city or town in any fiscal year to the lesser of (i) 2.5% of the full and fair cash valuation of the real estate and personal property therein, and (ii) 2.5% over the previous year's levy limit plus any growth in the tax base from certain new construction and parcel subdivisions. Proposition 2 1/2 also limits any increase in the charges and fees assessed by certain governmental entities, including county governments, on cities and towns to the sum of (i) 2.5% of the total charges and fees imposed in the preceding fiscal year, and (ii) any increase in charges for services customarily provided locally or services obtained by the city or town at its option.

     Many communities have responded to the limitations imposed by Proposition 2 1/2 through statutorily permitted overrides and exclusions. Override activity peaked in fiscal 1991, when 182 communities attempted votes on one of the three types of referenda questions (override of levy limit, exclusion of debt service, or exclusion of capital expenditures) and 100 passed at least one question, adding $58.5 million to their levy limits. In fiscal 1992, 67 of 143 communities had successful votes totalling $31.0 million. In fiscal 1993, 83 communities attempted a vote; two-thirds of them (56) passed questions aggregating $16.4 million. Although Proposition 2 1/2 will continue to constrain local property tax revenues, significant capacity exists for overrides in every community.

LOCAL AID

     During the 1980's, the Commonwealth increased payments to its cities, towns, and regional school districts ("Local Aid") to mitigate the impact of Proposition 2 1/2 on local programs and services. In fiscal 1994, approximately 28.7% of the Commonwealth's budget is estimated to be allocated to Local Aid. Local Aid payments to cities, towns, and regional school districts take the form of both direct and indirect assistance.

     Direct local aid decreased from $2.961 billion in fiscal 1989 to $2.328 billion in fiscal 1992 and increased to $2.547 billion in fiscal 1993. It is estimated that fiscal 1994 expenditures for direct Local Aid will be $2.737 billion, which is an increase of approximately 7.5% above the fiscal 1993 level. The additional amount of indirect Local Aid provided over and above direct Local Aid was approximately $1.717 billion in fiscal 1993. It is estimated that in fiscal 1994 approximately $1.717 billion of indirect Local Aid will also be paid.

     A statute adopted by voter initiative petition at the November 1990 statewide election regulates the distribution of Local Aid to cities and towns, by requiring, subject to appropriation, that no less than 40% of collections from personal income taxes, sales and use taxes, corporate excise taxes, and lottery fund proceeds be distributed to cities and towns. Under the law, the Local Aid distribution to each city or town would equal no less than 100% of the total Local Aid received for fiscal 1989. Distributions in excess of fiscal 1989 levels would be based on new formulas. By its terms, the new formula would have called for a substantial increase in direct Local Aid in fiscal 1992, and would call for such an increase in fiscal 1993 and subsequent years. However, Local Aid payments expressly remain subject to annual appropriation, and fiscal 1992 and fiscal 1993 appropriations for Local Aid did not meet, and fiscal 1994 appropriations for Local Aid do not meet, the levels set forth in the initiative law.

COMMONWEALTH EXPENDITURES

     From fiscal 1989 to fiscal 1991, total program expenditures of the Commonwealth (which excludes interfund transfers) in its budgeted operating funds increased at an average annual rate of approximately 4.0%. Fiscal 1992 program expenditures were $13.420 billion, or 1.7% lower than 1992 fiscal program expenditures.

     For fiscal 1993, program expenditures were $14.696 billion, representing a 9.6% increase from fiscal 1992. It is estimated that fiscal 1994 program expenditures will total $15.500 billion, an increase of 5.5% over fiscal 1993 levels.

     Commonwealth expenditures since fiscal 1989 largely reflect significant growth in several programs and services provided by the Commonwealth, principally Local Aid, Medicaid and group health insurance, public assistance programs, debt service, pensions, higher education and assistance to the Massachusetts Bay Transportation Authority and regional transit authorities.

     The Commonwealth is responsible for the payment of pension benefits for state employees and for school teachers throughout the state. The Commonwealth is also responsible for cost of living increases payable to local government retirees. State pension expenditures have risen dramatically as the Commonwealth has appropriated moneys to partially address the unfunded liabilities that had accumulated over several decades of "pay-as-you-go" administration of the pension systems for which it is responsible. For several years during the 1980s, the Commonwealth made substantial direct appropriations to pension reserves, in addition to paying current benefits. In 1988, the Commonwealth adopted a funding schedule under which it is required to fund future pension liabilities currently and to amortize the accumulated unfunded liabilities over 40 years. Total pension expenditures increased at an average annual rate of 7.1% from $659.7 million in fiscal 1989 to $868.2 million in fiscal 1993. The estimated pension expenditures for fiscal 1994 are $951.0 million representing an increase of 9.5% over fiscal 1993 expenditures.

OTHER FACTORS

     Many factors affect the financial condition of the Commonwealth, including many social, environmental, and economic conditions, which are beyond the control of the Commonwealth. As with most urban states, the continuation of many of the Commonwealth's programs, particularly its human service programs, is, in significant part, dependent upon continuing federal reimbursements which have been declining.


                        KEYSTONE NEW YORK TAX FREE FUND

GENERAL

     During the 1980's, New York's economy underperformed the nation's. The State's economic performance was reflected in a contracting economic base and dwindling economic growth that resulted in an erosion of the State's relative economic influence. A review of the decade's employment trends indicates that the State consistently lagged the nation in employment growth. In contrast to the State's relative underperformance, New York City's economy grew steadily. Economic growth was attributed to a 14.4% overall employment increase. The service sector increased 3.5% per year and the finance and real estate sector experienced an annual 2.9% increase. The bull markets of the 1980s gave powerful economic impetus to the financial sector. The boom in the finance sector aggravated local inflationary pressure. Between 1980 and 1989 the City's consumer price index increased 4.6% per year versus a 3.6% increase for the nation and overall wage rates climbed 7.1% per year, approximately 3.5 percentage points above the U.S. rate. The 1987 stock market crash was a turning point in the City's economic direction. The ripple effect of the post-crash layoffs in the finance, insurance and real estate sectors resulted in a stagnant city economy.

     The New York economy was severely impacted by the recession, but it has begun to show signs of recovery. The recession has been more severe in New York than in other parts of the nation, owning to a significant retrenchment in the financial services industry, cutbacks in defense spending, and an overbuilt real estate market. More than 564,000 jobs were lost during the recession, representing 7% of the pre-recession base. During 1993 employment continued to decline but at diminishing rates (a 0.3% decline during 1993), indicating a stabilizing economy. A modest job growth of approximately 0.8% is anticipated for 1994. Through the year 1988 New York's employment growth is expected to average approximately 1.4% per year, compared to the 2.3% annual expansion experienced during 1983-1988. It is anticipated that New York's service and trade sectors will be the major contributors to this growth, while the manufacturing sector is expected to continue to contract. The State's economy is significantly affected by New York City's economy by virtue of New York City's dominance in population and economic activity. New York City accounts for approximately 41% of the State's population and personal income.

     The revised 1993-1994 State Financial Plan is based on an economic projection that New York will perform more poorly than the nation as a whole. Real gross domestic product grew modestly during calendar year 1992 and is expected to show increased growth in calendar 1993. Many uncertainties exist in forecasts of the State's economy, which could have an adverse effect on the State, and there can be no assurance that the State economy will not experience worse-than-predicted results in the 1994 fiscal year, with corresponding material and adverse effects on the State's projections of receipts and disbursements.

     For fiscal 1993, State financial operations produced a $671 million surplus on a general fund budget of nearly $31 billion. This surplus followed four years of operating deficits. The accumulated general fund deficit peaked in 1991 at $6.2 billion and has since decreased to $2.6 billion for fiscal 1993. Debt reform is the principal cause for this improvement. Short-term borrowing is only $850 million for the current fiscal year, the lowest level since 1969. To reduce borrowing costs and improve market access, the Governor is proposing a constitutional amendment to limit issuance of appropriation bonds and to create tax-backed debt.

     The State's updated financial plan estimates that fiscal 1994 will achieve an ending cash balance of approximately $299 million. This larger than anticipated surplus is a result of a stabilizing economy, improving tax collections and slowing expenditure growth. The 1993 and 1994 budgets were enacted in a timely manner and were based on realistic economic forecasts, conservative revenue assumptions and some spending restraint. The Governor's proposed budget for fiscal 1995 provides for general fund spending growth of 4.3%, use of the current year surplus, modest tax cuts and a small level of non-recurring measures. The fiscal 1995 budget relies on modest growth of the economy and includes growth in personal income withholding and sales and use tax receipts of 5.3% and 4.1%, respectively.

     Significant litigation exists at the State level of government. A suit filed by a taxpayer activist challenges the constitutionality of the transportation financing plan. Also, in November 1993, the Court of Appeals affirmed a lower court's decision, declaring that certain accounting changes made in funding methods of the State retirement system were unconstitutional. The State may also be liable for significant payments related to a U.S. Supreme Court decision involving abandoned property.

STATE FINANCING ACTIVITIES

     For the four fiscal years prior to fiscal year 1992, the State incurred operating deficits in the general fund. In fiscal 1993, the State began the process of financial reform. Based upon realistic economic and revenue estimates, the fiscal year 1993 financial plan exceeded expectations and closed the year with a general fund operating surplus of $671 million in the General Fund. The surplus revenues were deposited into a tax refund reserve account, which typically had been funded in the $300-$350 million range. Overfunding of this reserve allows some additional fiscal flexibility which was not present in recent prior State budgets.

     New York, for the second consecutive year, passed its fiscal 1994 budget essentially on time. The State faced a $3.7 billion budget gap for fiscal year 1994, as determined by baseline projections. The Governor's 1994 budget addressed this gap by reducing expenditures by $1.6 billion and increasing revenues by $2.1 billion. The budget is based upon conservative economic assumptions, which fall below those forecasted by the leading independent forecasters.

     During the past several years, the State has been forced to borrow on a seasonal basis due to cash flow timing problems. In June 1990, the Local Government Assistance Corporation ("LGAC") was formed as a public benefit corporation for the purpose of issuing long term obligations designed to eliminate this need. The legislation which created the LGAC specified that the obligations will be amortized over no more than 30 years and put a $4.7 billion cap, net of LGAC proceeds, on the seasonal borrowing program. This cap may be exceeded in cases where the Governor and the legislature have certified the need for additional borrowing and have devised a method for reducing it back to the cap no later than the fourth fiscal year after the limit is exceeded. If this cap were to be exceeded, it could result in action by the rating agencies which could adversely affect prices of bonds held by the Fund. To date, LGAC has issued its bonds to provide net proceeds of $3.281 billion and has been authorized to issue its bonds to provide net proceeds of up to an additional $703 million during the State's 1994 fiscal year.

     In April 1993, legislation was also enacted providing for significant changes in the long term financing practices of the State and the Authorities. The Legislature passed a proposed constitutional amendment that would permit the State, without a voter referendum, but within a formula-based cap, to issue revenue bonds, which would be debt of the State secured solely by a pledge of certain State tax receipts (including those allocated to State funds dedicated for transportation purposes) and not by the full faith and credit of the State. In addition, the proposed amendment would require that State debt be incurred only for capital projects included in a multi-year capital financing plan and would prohibit lease-purchase and contractual obligation financing mechanisms for State facilities. The Governor and the Legislative leaders have indicated that public hearings will be held on the proposed constitutional amendment. Before becoming effective, the proposed constitutional amendment must first be passed again by the next separately-elected Legislature and then approved by voters at a general election, so that it could not become effective until after the general election in November 1995.

THE CITY OF NEW YORK

     The fiscal health of the State is closely related to the fiscal health of its localities, particularly the City of New York, which has required and continues to require significant financial assistance from the State. During the 1990 and 1991 fiscal years, the City experienced significant shortfalls in almost all of its major tax sources and increases in social service costs, and has been required to take actions to close substantial budget gaps in order to maintain balanced budgets in accordance with its financial plan. For fiscal 1993, the City achieved balanced operating results.

     In response to the City's financial crisis in 1975, the State took a number of steps to assist the City in returning to fiscal stability. Among these actions, the State created the Municipal Assistance Corporation for the City of New York ("MAC") to provide financing assistance to the City. The State also enacted the New York State Financial Emergency Act for the City of New York (the "Financial Emergency Act") which, among other things, established the New York State Financial Control Board (the "Control Board") to oversee the City's financial affairs. The State also established the Office of the State Deputy Comptroller for New York ("OSDC") in the Office of the State Comptroller to assist the Control Board in exercising its powers and responsibilities.

     The City operates under a four year Financial Plan which is prepared annually and is periodically updated. On June 30, 1986, the Control Board's powers of approval over the City's Financial Plan were suspended pursuant to the Financial Emergency Act. However, the Control Board, MAC and OSDC continue to exercise various monitoring functions relating to the City's financial position. The City submits its financial plans as well as the periodic updates to the Control Board for its review. In August 1993, the City submitted to the Control Board its 1994-1997 Financial Plan. The Financial Plan projects a balanced budget in fiscal 1994, based on revenues of approximately 31.250 billion. The Financial Plan also predicts budget gaps of approximately $1.3 billion in fiscal year 1995, $1.8 billion in fiscal year 1996 and $2.0 billion in fiscal year 1997.

     Estimates of the City's revenues and expenditures are based on numerous assumptions and are subject to various uncertainties. If expected federal or State aid are not forthcoming, if unforeseen developments in the economy significantly reduce revenues derived from economically sensitive taxes or necessitate increased expenditures for public assistance, if the City should negotiate wage increases for its employees greater than the amounts provided for in the City's Financial Plan or if other uncertainties materialize that reduce expected revenues or increase projected expenditures, then, to avoid operating deficits, the City may be required to implement additional actions, including increases in taxes and reductions in essential City services. The City might also seek additional assistance from the State.

AUTHORITIES

`New York State's authorities are generally responsible for financing, constructing and operating revenue-producing public benefit facilities. As of September 30, 1992, there were 18 Authorities that had outstanding debt of $100 million or more. The aggregate outstanding debt, including refunding bonds, of these 18 Authorities was $62.2 billion as of September 30, 1992, of which approximately $8.2 billion was moral obligation debt and approximately $17.1 billion was financed under lease-purchase or contractual-obligation financing arrangements. While Authorities are generally supported by revenues generated, financed or operated by projects of the Authorities, in recent years, the State has provided financial assistance through appropriations to enable certain Authorities (in particular, the New York State Urban Development Corporation and the New York State Housing Finance Agency) to meet their financial obligations. Further assistance to these Authorities is expected to be required to continue in the future.

     The Metropolitan Transportation Authority (the "MTA") oversees the operation of New York City's bus and subway systems and, through its affiliates and subsidiaries, operates certain commuter rail and bus lines and a rapid transit line. Through an affiliate, the MTA operates certain intrastate toll bridges and tunnels. The MTA has depended and will continue to depend upon Federal, State, local government and agency support to operate the mass transit portion of these operations because fare revenues are insufficient. The MTA and the commuter railroads ended their 1991 fiscal year with their budgets balanced on a cash basis. For 1993, a $69.8 million cash surplus has been projected. The 1994 operating budget proposal projects a $66 million cash surplus.

     In 1981 the Legislature authorized procedures for the adoption, approval and amendment of a five year plan for a capital program designed to upgrade the performance of the MTA's transportation systems and to supplement, replace and rehabilitate facilities and equipment, and also granted certain additional bonding authorization for the capital program. The MTA has submitted to the State several 1992-96 Capital Program proposals which have been rejected. A one year program of approximately $1.6 billion has been deemed approved in the interim.

AGENCIES AND LOCALITIES

     Certain localities in addition to New York City could have financial problems leading to requests for additional State assistance during the State's 1993-1994 fiscal year and thereafter. The potential impact on the State of such requests by localities is not included in the projections of the State receipts and disbursements in the State's 1993-1994 fiscal year.

     Fiscal difficulties experienced by the City of Yonkers ("Yonkers") resulted in the creation of the Financial Control Board of the City of Yonkers (the "Yonkers Board") by the State in 1984. The Yonkers Board is charged with oversight of the fiscal affairs of Yonkers. Future actions taken by the Governor or the State Legislature to assist Yonkers could result in allocation of State resources in amounts that cannot yet be determined.

     Municipalities and school districts have engaged in substantial short term and long term borrowing. In 1991, the total indebtedness of all localities in the State was approximately $32.2 billion, of which $16.8 billion was debt of New York City (excluding $6.7 billion in Municipal Assistance Corporation debt); a small portion of this indebtedness represented borrowing to finance budgetary deficits and was issued pursuant to enabling State legislation. State law requires the Comptroller to review and make recommendations concerning the budgets of these local government units other than New York City authorized by State law to finance deficits during the period that such deficit financing is outstanding. Fifteen localities had outstanding indebtedness for deficit financing at the close of their fiscal years ending 1991. In 1992, an unusually large number of local government units requested authorization for deficit financing. According to the Comptroller, ten local governmental units were authorized to issue deficit financing in the aggregate amount of $131.1 million, including Nassau County for $65 million in six-year deficit bonds and Suffolk County for $36 million in six-year deficit bonds. Certain proposed federal expenditure reductions would reduce, or in some cases eliminate, federal funding of some local programs and accordingly might impose substantial increased expenditure requirements on affected localities. If the State, New York City or any of the Authorities were to suffer serious financial difficulties jeopardizing their respective access to the public credit markets, the marketability of notes and bonds issued by localities within the State could be adversely affected. Localities also face anticipated and potential problems resulting from certain pending litigation, judicial decisions, and long range economic trends. The longer range potential problems of declining city population, increasing expenditures and other economic trends could adversely affect localities and require increasing State assistance in the future.

LITIGATION

     Certain litigation pending against the State or its officers or employees could have a substantial long term adverse effect on State finances. Among the more significant of these cases are those that involve: (1) the validity of agreements and treaties by which various Indian tribes transferred title to the state of certain land in central and upstate New York; (2) certain aspects of the State's Medicaid rates and regulations; (3) treatment provided at several state mental health facilities; (4) contamination in the Love Canal area of Niagara Falls; (5) alleged responsibility of State officials to assist in remedying racial segregation in the City of Yonkers; and (6) challenges to certain public authority financial programs.

     Adverse developments in those proceedings or the initiation of new proceedings could affect the ability of the State to maintain a balanced 1993-1994 State Financial Plan. An adverse decision in any of the above cited proceedings could exceed the amount of the Revised 1993-1994 State Financial Plan reserve for the payment of judgments and, therefore, could affect the ability of the State to maintain a balanced 1993-1994 State Financial Plan.


                      KEYSTONE PENNSYLVANIA TAX FREE FUND

GENERAL


     The Commonwealth of Pennsylvania, the fifth most populous state, historically has been identified as a heavy industry state, although that reputation has changed with the decline of the coal, steel and railroad industries and the resulting diversification of the Commonwealth's industrial composition. The major new sources of growth are in the service sector, including trade, medical and health services, educational and financial institutions. Manufacturing has fallen behind in both the service sector and the trade sector as a source of employment in Pennsylvania. The Commonwealth is the home for more than 268,600 businesses and the headquarters for 64 major corporations. Pennsylvania's average annual unemployment rate for the years 1988, 1989 and 1990 remained slightly below the nation's annual average unemployment rate, and Pennsylvania's average annual unemployment rate for the years 1991, 1992 and 1993 remained slightly above the nation's annual average unemployment rate. The unadjusted unemployment rate for both Pennsylvania and the United States for April, 1995 was 5.8%. The population of Pennsylvania, 12,026 million people in 1994 according to the U.S. Bureau of the Census, represents an increase from the 1985 estimate of 11,772 million. Per capita income in Pennsylvania for 1993 of $20,352 was higher than the per capita income of the United States of $20,817. The Commonwealth's General Fund, which receives all tax receipts and most other revenues and through which debt service on all general obligations of the Commonwealth are made, closed fiscal years ended June 30, 1991, June 30, 1992 and June 30, 1993 with fund balances of negative $980,936, positive $87,455 and positive $698,945, respectively.


DEBT


     The Commonwealth may incur debt to rehabilitate areas affected by disaster, debt approved by the electorate, debt for certain capital projects (for projects such as highways, public improvements, transportation assistance, flood control, redevelopment assistance, site development and industrial development) and tax anticipation debt payable in the fiscal year of issuance. The Commonwealth had outstanding general obligation debt of $5,075 million at June 30, 1994. The
Commonwealth is not permitted to fund deficits between fiscal years with any form of debt. All year-end deficit balances must be funded within the succeeding fiscal year's budget. At November 29, 1994, all outstanding general obligation bonds of the Commonwealth were rated AA- by Standard & Poor's Corporation and A-1 by Moody's Investors Service, Inc. (see Appendix B). There can be no assurance that these ratings will remain in effect in the future. Over the five-year period ending June 30, 1999, the Commonwealth has projected that it will issue notes and bonds totaling $2,293 million and retire bonded debt in the principal amount of $2,448 million.

     Certain agencies created by the Commonwealth have statutory authorization to incur debt for which Commonwealth appropriations to pay debt service thereon are not required. As of June 30, 1994, total combined debt outstanding for these agencies was $5,995 million. The debt of these agencies is supported by assets of, or revenues derived from, the various projects financed and is not an obligation of the Commonwealth. Some of these agencies, however, are indirectly dependent on Commonwealth appropriations. The only obligations of agencies in the Commonwealth that bear a moral obligation of the Commonwealth are those issued by the Pennsylvania Housing Finance Agency ("PHFA"), a state-created agency which provides housing for lower and moderate income families, and The Hospitals and Higher Education Facilities Authority of Philadelphia (the "Hospital Authority"), an agency created by the City of Philadelphia to acquire and prepare various sites for use as intermediate care facilities for the mentally retarded.


LOCAL GOVERNMENT DEBT

     Numerous local government units in Pennsylvania issue general obligation (i.e., backed by taxing power) debt, including counties, cities, boroughs, townships and school districts. School district obligations are supported indirectly by the Commonwealth. The issuance of non-electoral general obligation debt is limited by constitutional and statutory provisions. Electoral debt, i.e., that approved by the voters, is unlimited. In addition, local government units and municipal and other authorities may issue revenue obligations that are supported by the revenues generated from particular projects or enterprises. Examples include municipal authorities (frequently operating water and sewer systems), municipal authorities formed to issue obligations benefitting hospitals and educational institutions, and industrial development authorities, whose obligations benefit industrial or commercial occupants. In some cases, sewer or water revenue obligations are guaranteed by taxing bodies and have the credit characteristics of general obligations debt.

OTHER FACTORS

     The performance of the obligations held by the Fund issued by the Commonwealth, its agencies, subdivisions and instrumentalities are in part tied to state-wide, regional and local conditions within the Commonwealth and to the creditworthiness of certain non-Commonwealth related obligors, depending upon the Pennsylvania Fund's portfolio mix at any given time. Adverse changes to the state-wide, regional or local economies or changes in government may adversely affect the creditworthiness of the Commonwealth, its agencies and municipalities, and certain other non-government related obligors of Pennsylvania tax-free obligations (e.g., a university, a hospital or a corporate obligor). The City of Philadelphia, for example, experienced severe financial problems which impaired its ability to borrow money and adversely affected the ratings of its obligations and their marketability. Conversely, some obligations held by the Fund will be almost exclusively dependent on the creditworthiness of one underlying obligor, such as a project occupant or provider of credit or liquidity support.


                          KEYSTONE TEXAS TAX FREE FUND

GENERAL


     The collapse of oil prices in the mid-1980s adversely affected the Texas economy due to the State's heavy dependence on oil production. The economy has become more stable due to the decreased role of the oil and gas industry and increased diversification into other employment sectors such as the service producing sectors, including transportation and public utilities, finance, insurance, real estate, services, trade and government, which are currently the major sources of job growth in Texas. Unlike the rest of the U.S., in Texas the manufacturing and construction industries are growing nearly as fast as the service-producing sector. Construction was the State's fastest growing major industry through 1994. Based on information from the Texas Employment Commission, non-farm employment in Texas has reached an all-time high of 7.82 million. Texas' jobless rate was 6.4% in 1994, compared to a national average of 6.1%.

     The Comptroller of Public Accounts of the State of Texas predicts that the overall Texas economy will out-pace national economic growth in the long term by an annual average of more than one-half percentage point. Of course, there can be no assurances that this forecast will be realized. Moreover, even if it is realized, the State's economic performance as a whole would not necessarily be indicative of the financial performance of the State or local governments, especially in regions of the State which do not perform as well as the State as a whole.

STATE GOVERNMENT REVENUES

     The state government ended each of the past six fiscal years with cash surpluses. At the end of fiscal 1994, the State had a $2,225 million cash balance in the general revenue fund, as compared with a $1,693 million cash balance at the end of fiscal 1993.

     Historically, the primary sources of the state government's revenues have been sales taxes, mineral severance taxes and federal grants. Federal grants were the State's main revenue source, accounting for 28.7% of state revenues during fiscal 1994, while sales tax accounted for 26.7% of state revenue during fiscal 1994. The remainder of the State government's revenues are derived primarily from the motor fuels tax and other excise taxes, licenses, fees, fines and penalties, and interest and investment income. Much of the State government's revenues are special revenues which are dedicated by the State constitution or statute to specific purposes which may be inconsistent with the payment of debt service on State obligations. In addition, the State government manages two important trust funds--the Permanent University Fund and Permanent School Fund--endowed with proceeds of the sale or lease of dedicated State lands, including mineral interests, the income from which is constitutionally dedicated to the support of State universities and public primary and secondary schools, respectively.


     The State constitution prohibits the State government from levying ad valorem taxes on property for general revenue purposes. The State constitution also limits the rate of growth of appropriations from tax revenues not dedicated by the constitution during any biennium to the estimated rate of growth for the State's economy. The Legislature may avoid the constitutional limitation if it finds, by a majority vote of both houses, that an emergency exists. The State constitution authorizes the Legislature to provide by law for the implementation of this restriction, and the Legislature, pursuant to such authorization, has defined the estimated rate of growth in the State's economy to mean the estimated increase in State personal income.

STATE GOVERNMENT DEBT

     With certain exceptions, the Constitution generally prohibits the creation of debt by or for the State. The limitations of the Constitution do not prohibit the issuance of revenue bonds, since the Texas courts have held that certain obligations which are not payable from tax sources do not create a "debt" within the meaning of the Constitution. The State and various state agencies have issued revenue bonds payable from the revenues produced by various facilities. Furthermore, obligations which are payable from funds expected to be available during the current budget period do not constitute "debt" within the meaning of the Constitution. Short term obligations, such as tax and revenue anticipation notes which the Treasurer is authorized to issue solely to coordinate the State's cash flow within a fiscal year, and which must mature and be paid in full during the biennium in which they were issued, are not deemed to be debt within the meaning of the constitutional prohibition. In addition, State agencies may issue revenue bonds payable from payments to be made by the State government for a lease or purchase of financed facilities, subject to biennial appropriations. These bonds are considered "moral obligations" of the State government, since failure to appropriate funds could injure the State's credit in the marketplace, although the State government is not legally obligated to do so.


     At times, the voters of Texas, by constitutional amendment, have authorized the issuance of debt by the State, including general obligation bonds backed by the full faith and credit of the State. In some cases the authorized debt requires the approval of the Legislature, but in other cases, the constitutional amendments permit the debt to be issued without specific legislative action. Of the general obligation bonds authorized by the State's voters through November 30, 1994, $4.5 billion then remained outstanding and an additional $3.86 billion were yet to be issued. These bonds include bonds that may be issued by the Veterans' Land Board for veterans to purchase land and housing, the Water Development Board for conservation and development of water resources, the Parks and Wildlife Department for acquisition and development of state parks, the Texas Higher Education Coordinating Board to finance student loans, the Department of Agriculture for the purchase of farm and ranch real estate,and the Texas Public Finance Authority to finance, repair and construct facilities such as corrections and mental health institutions. In addition, the voters have authorized the respective Boards of Regents of the University of Texas System and the Texas A&M University System to issue bonds payable from income from the Permanent University Fund up to 30% of the book value of the Permanent University Fund, exclusive of real estate at the time of issuance. The voters have also authorized the appropriation of the first $100 million coming into the State Treasury, and not otherwise appropriated by the Constitution, to pay debt service on bonds issued by other state colleges and universities in the State.


LOCAL GOVERNMENT REVENUES

     Various state laws place limits upon the amounts of tax that can be levied upon the property subject to ad valorem taxes within various taxing units, such as cities, counties and districts which have ad valorem taxing powers (including without limitation, school and hospital districts). Because ad valorem taxes are computed upon the appraised property valuations and property appraisals are required to be conducted only every three years, it may be several years before any decline in property values will be reflected in decreases in tax collections. Conversely, there may be a similar lag time before a rise in property values results in increased ad valorem tax collections.

FUNDING OF PUBLIC EDUCATION


     On May 31, 1993, the Texas governor signed a comprehensive legislative revision to the school finance provisions of the Texas Education Code. The legislative revision resulted from a series of court decisions commonly referred to as Edgewood v. Kirby, in which Texas courts declared the Texas school finance system unconstitutional under Texas law. Generally, the courts declared the school finance system unconstitutional because there must be a "direct and close correlation between a district's tax effort and the educational resources available to it," and because districts must have "substantially equal access to similar revenues per pupil at similar levels of tax effort."

     The Texas school finance system is funded from a combination of local school district ad valorem taxes, State funds from the Permanent School Fund endowment and certain designated tax revenues, and state appropriation. "Tier one" funding guarantees a school district a basic allotment per pupil; "tier two" funding guarantees a school district a certain amount of "enrichment" revenue per student to the extent the local school district sets a tax rate above $0.86 per $100 assessed valuation.

     As under prior law, the legislative revision retains a two tier system of finance. Under the legislative revision, if a district's adjusted taxable property wealth per student exceeds $280,000, the district must exercise one of five operations to reduce its wealth per student to that level: consolidate the district with a property-poor district for all purposes; consolidate the district with a property-poor district solely for purposes of levying and distributing either maintenance, taxes or both maintenance and debt service taxes; detach property from the district for annexation by a property-poor district; purchase an attendance credit by paying tax revenues to the State for redistribution to property-poor districts; or contract to educate students in a property-poor district at the wealthy district's expense. If a district fails to exercise a permitted option, the Commissioner of Education must detach mineral, utility, industrial, or commercial property from the district and annex the property to a property-poor district or, if necessary, consolidate the district with a property-poor district.

     On January 30, 1995, the Texas Supreme Court ruled that the legislative revision is constitutional in all respects. It suggested, however, that further changes may be needed in the near future to provide equal access to funding for capital projects as well as for operations. The Texas Legislature is currently considering legislation which attempts to provide such equalization. The legislative revision and future efforts to equalize school funding may affect the financial condition of the Texas State Government and certain Texas school districts.


     Public higher education in the State is funded through a combination of tuition, student fees and other local funds (including gifts from benefactors), income from the Permanent University Fund and appropriations made by the Legislature. Tuition rates are set by the Legislature, except that institutions may double the tuition rate for graduate students. Many student fees are set by the boards of regents of the various colleges and universities.

OTHER FACTORS


     The Texas Fund expects to invest its assets in general obligation bonds, moral obligation bonds, and revenue bonds issued by the State and local governments to finance their own works or to finance private enterprises. Payment of the revenue bonds will depend on the financial performance of the enterprises financed, which may include public water, sewer, and electric utility systems, municipal airports, nonprofit hospitals, multi-family residential housing developments, portfolios of single-family mortgages or student loans, and other enterprises. The performance of these enterprises may be affected by industry trends, competition, labor relations, prevailing interest rates, and similar factors which cannot be predicted with certainty. Payment of general and moral obligation bonds will depend upon the future financial condition of the issuing governments and their other obligations, including obligations concerning public education, criminal detention facilities, and other matters which have been or hereafter may be imposed by the courts. The financial performance of financed enterprises and local governments could be adversely affected not only by any downturn in the State's economy as a whole, but also by regional or local factors such as closings of military bases, any layoffs by large employers.

                                   APPENDIX B


                      CORPORATE AND MUNICIPAL BOND RATINGS

S&P CORPORATE AND MUNICIPAL BOND RATINGS

A.       MUNICIPAL NOTES

         An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria are used in making that assessment:

         a. Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note), and

         b. Source of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

         Note ratings are as follows:

         1. SP-1 - Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

         2. SP-2 - Satisfactory capacity to pay principal and interest.

         3. SP-3 - Speculative capacity to pay principal and interest.

B.       TAX EXEMPT DEMAND BONDS

         S&P assigns "dual" ratings to all long-term debt issues that have as part of their provisions a demand or double feature.

         The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols are used to denote the put option (for example, "AAA/A-1+"). For the newer "demand notes," S&P note rating symbols, combined with the commercial paper symbols, are used (for example, "SP-1+/A-1+" ).

C.       CORPORATE AND MUNICIPAL BOND RATINGS

         An S&P corporate or municipal bond rating is a current assessment of the creditworthiness of an obligor, including obligors outside the U.S., with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers or lessees. Ratings of foreign obligors do not take into account currency exchange and related uncertainties. The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable.

         The  ratings  are  based,   in  varying   degrees,   on  the  following
considerations:

         a. Likelihood of default and capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

         b. Nature of and provisions of the obligation; and

         c. Protection afforded by and relative position of the obligation in the event of bankruptcy reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

         PLUS (+) OR MINUS (-): To provide more detailed indications of credit quality, ratings from "AA" to "BBB" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         A provisional rating is sometimes used by S&P. It assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion.

C.       BOND RATINGS ARE AS FOLLOWS:

         a. AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         b. AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

         3. A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         4. BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

         5. BB, B, CCC, CC and C - Debt rated BB, B, CCC, CC and C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay prncipal in accordance with the terms of teh obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D.       MOODY'S CORPORATE AND MUNICIPAL BOND RATINGS

         Moody's ratings are as follows:

         1. Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         2. Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

         3. A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

         4. Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         5. Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         6. B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interst and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through Baa in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

         Con. (---) - Municipal bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

         Those municipal bonds in the Aa, A, and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa 1, A 1, and Baa 1.


                            MONEY MARKET INSTRUMENTS

         Money market securities are instruments with remaining maturities of one year or less such as bank certificates of deposit, bankers' acceptances, commercial paper (including variable rate master demand notes), and obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, some of which may be subject to repurchase agreements.

COMMERCIAL PAPER

         Commercial paper will consist of issues rated at the time of purchase A-1, by Standard & Poor's Corporation (S&P), or Prime-1 by Moody's Investors Service, Inc., (Moody's) or F-1 by Fitch Investors Services, Inc. (Fitch's); or, if not rated, will be issued by companies which have an outstanding debt issue rated at the time of purchase Aaa, Aa or A by Moody's, or AAA, AA or A by S&P, or will be determined by Keystone to be of comparable quality.

A.       S&P RATINGS

         An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The top category is as follows:

         1. A: Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

         2. A-1: This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

B.       MOODY'S RATINGS

         The term "commercial paper" as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designation, judged to be investment grade, to indicate the relative repayment capacity of rated issuers.

         1. The rating PRIME-1 is the highest commercial paper rating assigned by Moody's. Issuers rated PRIME-1 (or related supporting institutions) are deemed to have a superior capacity for repayment of short term promissory obligations. Repayment capacity of Prime-1 issuers is normally evidenced by the following characteristics:

         1)       leading market positions in well-established industries;
         2)       high rates of return on funds employed;

         3) conservative capitalization structures with moderate reliance on debt and ample asset protection;

         4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and

         5) well established access to a range of financial markets and assured sources of alternate liquidity.

         In assigning ratings to issuers whose commercial paper obligations are supported by the credit of another entity or entities, Moody's evaluates the financial strength of the affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment.

CERTIFICATES OF DEPOSIT

         Certificates of deposit are receipts issued by a bank in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity.

         Certificates of deposit will be limited to U.S. dollar-denominated certificates of U.S. banks or of savings and loan associations, including their branches abroad, and of U.S. branches of foreign banks, which are members of the Federal Reserve System or the Federal Deposit Insurance Corporation, and have at least $1 billion in deposits as of the date of their most recently published financial statements.

         The Funds will not acquire time deposits or obligations issued by the International Bank for Reconstruction and Development, the Asian Development Bank or the Inter-American Development Bank. Additionally, the Funds do not currently intend to purchase foreign securities (except to the extent that certificates of deposit of foreign branches of U.S. banks may be deemed foreign securities) or purchase certificates of deposit, bankers' acceptances or other similar obligations issued by foreign banks.

BANKERS' ACCEPTANCES

         Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by the bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less. Bankers' acceptances acquired by a Fund must have been accepted by U.S. commercial banks, including foreign branches of U.S. commercial banks, having total deposits at the time of purchase in excess of $1 billion and must be payable in U.S. dollars.

U.S. GOVERNMENT SECURITIES

         Securities issued or guaranteed by the U.S. government include a variety of Treasury securities that differ only in their interest rates, maturities and dates of issuance and securities issued by the Government National Mortgage Association (GNMA). Treasury bills have maturities of one year or less. Treasury notes have maturities of one to ten years and Treasury bonds generally have maturities of greater than ten years at the date of issuance. GNMA securities include GNMA mortgage pass-through certificates. Such securities are supported by the full faith and credit of the U.S.

         Securities issued or guaranteed by U.S. government agencies or instrumentalities include securities issued or guaranteed by the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the U.S., Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Banks, Federal Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, The Tennessee Valley Authority, District of Columbia Armory Board and Federal National Mortgage Association.

         Some obligations of U.S. government agencies and instrumentalities, such as securities of Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury. Others, such as bonds issued by the Federal National Mortgage Association, a private corporation, are supported only by the credit of the instrumentality. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, a Fund will invest in the securities issued by such an instrumentality only when Keystone determines under standards established by the Board of Trustees that the credit risk with respect to the instrumentality does not make its securities unsuitable investments. U.S. government securities do not include international agencies or instrumentalities in which the U.S. government, its agencies or instrumentalities participate, such as the World Bank, Asian Development Bank or the Inter-American Development Bank, or issues insured by the Federal Deposit Insurance Corporation.

MUNICIPAL LEASE OBLIGATIONS

         Municipal lease obligations purchased primarily through Certificates of Participation ("CPO's") are used by state and local governments to finance the purchase of property, and function much like installment purchase obligations. The payments made by the municipality under the lease are used to repay interest and principal on the bonds issued to purchase the property. Once these lease payments are completed, the municipality gains ownership of the property for a nominal sum. The lessor is, in effect, a lender secured by the property being leased. A feature which distinguishes CPOs from municipal debt is that the lease which is the subject of the transaction must contain a "nonappropriation" or "abatement" clause. A nonappropriation clause provides that provides that, while the municipality will use its best efforts to make lease payments, the municipality may terminate the lease without penalty if the municipality's appropriating body does not allocate the necessary funds. Local administrations, being faced with increasingly tight budgets, therefore have more discretion to curtail payments under COPs than they do to curtail payments on traditionally funded debt obligations. If the government lessee does not appropriate sufficient monies to make lease payments, the lessor or its agent is typically entitled to repossess the property. In most cases, however, the private sector value of the property will be less than the amount the government lessee was paying.

         Criteria considered by the rating agencies and Keystone in assessing the risk of appropriation include the issuing municipality's credit rating, evaluation of how essential the leased property is to the municipality and term of the lease compared to the useful life of the leased property. The Board of Trustees reviews the COPs held in each Fund's portfolio to assure that they constitute liquid investments based on various factors reviewed by Keystone and monitored by the Board. Such factors include (a) the credit quality of such securities and the extent to which they are rated or, if unrated, comply with existing criteria and procedures followed to ensure that they are of quality comparable to the ratings required for each Fund's investment, including an assessment of the likelihood that the leases will not be cancelled; (b) the size of the municipal securities market, both in general and with respect to COPs; and (c) the extent to which the type of COPs held by each Fund trade on the same basis and with the same degree of dealer participation as other municipal bonds of comparable credit rating or quality.


               FUTURES CONTRACTS AND RELATED OPTIONS TRANSACTIONS

         The Funds intend to enter into financial futures contracts as a hedge against changes in prevailing levels of interest rates to seek relative stability of principal and to establish more definitely the effective return on securities held or intended to be acquired by a Fund or as a hedge against changes in the prices of securities held by a Fund or to be acquired by a Fund. A Fund's hedging may include sales of futures as an offset against the effect of expected increases in interest rates or securities prices and purchases of futures as an offset against the effect of expected declines in interest rates.

         For example, when a Fund anticipates a significant market or market sector advance, it will purchase a stock index futures contract as a hedge against not participating in such advance at a time when a Fund is not fully invested. The purchase of a futures contract serves as a temporary substitute for the purchase of individual securities which may then be purchased in an orderly fashion. As such purchases are made, an equivalent amount of index based futures contracts would be terminated by offsetting sales. In contrast, a Fund would sell stock index futures contracts in anticipation of or in a general market or market sector decline that may adversely affect the market value of the Fund's portfolio. To the extent that the Fund's portfolio changes in value in correlation with a given index, the sale of futures contracts on that index would substantially reduce the risk to the portfolio of a market decline or change in interest rates, and, by doing so, provide an alternative to the liquidation of the Fund's securities positions and the resulting transaction costs.

         The Funds intend to engage in options transactions which are related to financial futures contracts for hedging purposes and in connection with the hedging strategies described above.

         Although techniques other than sales and purchases of futures contracts and related options transactions could be used to reduce the Funds' exposure to interest rate and/or market fluctuations, the Funds may be able to hedge their exposure more effectively and perhaps at a lower cost through using futures contracts and related options transactions. While the Funds do not intend to take delivery of the instruments underlying futures contracts they hold, the Funds do not intend to engage in such futures contracts for speculation.

FUTURES CONTRACTS

         Futures contracts are transactions in the commodities markets rather than in the securities markets. A futures contract creates an obligation by the seller to deliver to the buyer the commodity specified in the contract at a specified future time for a specified price. The futures contract creates an obligation by the buyer to accept delivery from the seller of the commodity specified at the specified future time for the specified price. In contrast, a spot transaction creates an immediate obligation for the seller to deliver and the buyer to accept delivery of and pay for an identified commodity. In general, futures contracts involve transactions in fungible goods such as wheat, coffee and soybeans. However, in the last decade an increasing number of futures contracts have been developed which specify financial instruments or financially based indexes as the underlying commodity.

         U.S. futures contracts are traded only on national futures exchanges and are standardized as to maturity date and underlying financial instrument. The principal financial futures exchanges in the United States are The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the International Monetary Market (a division of the Chicago Mercantile Exchange), the New York Futures Exchange and the Kansas City Board of Trade. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership, which is also responsible for handling daily accounting of deposits or withdrawals of margin. A futures commission merchant ("Broker") effects each transaction in connection with futures contracts for a commission. Futures exchanges and trading are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC") and National Futures Association ("NFA").


INTEREST RATE FUTURES CONTRACTS

         The sale of an interest rate futures contract creates an obligation by a Fund, as seller, to deliver the type of financial instrument specified in the contract at a specified future time for a specified price. The purchase of an interest rate futures contract creates an obligation by a Fund, as purchaser, to accept delivery of the type of financial instrument specified at a specified future time for a specified price. The specific securities delivered or accepted, respectively, at settlement date, are not determined until at or near that date. The determination is in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

         Currently, interest rate futures contracts can be purchased or sold on 90-day U.S. Treasury bills, U.S. Treasury bonds, U.S. Treasury notes with maturities between 6 1/2 and 10 years, Government National Mortgage Association
(GNMA) certificates, 90-day domestic bank certificates of deposit, 90-day commercial paper, and 90-day Eurodollar certificates of deposit. It is expected that futures contracts trading in additional financial instruments will be authorized. The standard contract size is $100,000 for futures contracts in U.S. Treasury bonds, U.S. Treasury notes and GNMA certificates, and $1,000,000 for the other designated contracts. While U.S. Treasury bonds, U.S. Treasury bills and U.S. Treasury notes are backed by the full faith and credit of the U.S. government and GNMA certificates are guaranteed by a U.S. government agency, the futures contracts in U.S.
government securities are not obligations of the U.S. Treasury.

INDEX BASED FUTURES CONTRACTS, OTHER THAN STOCK INDEX BASED

         It is expected that bond index and other financially based index futures contracts will be developed in the future. It is anticipated that such index based futures contracts will be structured in the same way as stock index futures contracts but will be measured by changes in interest rates, related indexes or other measures, such as the consumer price index. In the event that such futures contracts are developed, the Funds will sell interest rate index and other index based futures contracts to hedge against changes which are expected to affect the Funds' portfolios.

         The purchase or sale of a futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received. Instead, to initiate trading an amount of cash, cash equivalents, money market instruments, or U.S. Treasury bills equal to approximately 1 1/2% (up to 5%) of the contract amount must be deposited by a Fund with the Broker. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions. Futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

         Subsequent payments, called variation margin, to the Broker and from the Broker, are made on a daily basis as the value of the underlying instrument or index fluctuates making the long and short positions in the futures contract more or less valuable, a process known as mark-to-market. For example, when a Fund has purchased a futures contract and the price of the underlying financial instrument or index has risen, that position will have increased in value, and the Fund will receive from the Broker a variation margin payment equal to that increase in value. Conversely, where a Fund has purchased a futures contract and the price of the underlying financial instrument or index has declined, the position would be less valuable and the Fund would be required to make a variation margin payment to the Broker. At any time prior to expiration of the futures contract, a Fund may elect to close the position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the Broker, and the Fund realizes a loss or gain.

         The FUND intends to enter into arrangements with its custodian and with Brokers to enable the initial margin of a Fund and any variation margin to be held in a segregated account by its custodian on behalf of the Broker.

         Although interest rate futures contracts by their terms call for actual delivery or acceptance of financial instruments, and index based futures contracts call for the delivery of cash equal to the difference between the closing value of the index on the expiration date of the contract and the price at which the futures contract is originally made, in most cases such futures contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by an offsetting transaction in which a Fund enters into a futures contract purchase for the same aggregate amount of the specific type of financial instrument or index and same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by an offsetting transaction in which a Fund enters into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain. If the purchase price exceeds the offsetting sale price the Fund realizes a loss. The amount of the Fund's gain or loss on any transaction is reduced or increased, respectively, by the amount of any transaction costs incurred by the Fund.

         As an example of an offsetting transaction, the contractual obligations arising from the sale of one contract of September U.S. Treasury bills on an exchange may be fulfilled at any time before delivery of the contract is required (i.e. on a specified date in September, the "delivery month") by the purchase of one contract of September U.S. Treasury bills on the same exchange. In such instance the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for transaction costs, represents the profit or loss to a Fund.

         There can be no assurance, however, that a Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If a Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the contract and to complete the contract according to its terms.

OPTIONS ON FINANCIAL FUTURES

         The Funds intend to purchase call and put options on financial futures contracts and sell such options to terminate an existing position. Options on futures are similar to options on stocks except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) rather than to purchase or sell stock at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account. This amount represents the amount by which the market price of the futures contract at exercise exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. If an option is exercised the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and value of the futures contract.

         The Funds intend to use options on financial futures contracts in connection with hedging strategies. In the future the Funds may use such options for other purposes.

PURCHASE OF PUT OPTIONS ON FUTURES CONTRACTS

         The purchase of protective put options on financial futures contracts is analogous to the purchase of protective puts on individual stocks, where an absolute level of protection is sought below which no additional economic loss would be incurred by a Fund. Put options may be purchased to hedge a portfolio of stocks or debt instruments or a position in the futures contract upon which the put option is based.

PURCHASE OF CALL OPTIONS ON FUTURES CONTRACTS

         The purchase of call options on financial futures contracts represents a means of obtaining temporary exposure to market appreciation at limited risk. It is analogous to the purchase of a call option on an individual stock, which can be used as a substitute for a position in the stock itself. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the underlying financial instrument or index itself, purchase of a call option may be less risky than the ownership of the interest rate or index based futures contract or the underlying securities. Call options on commodity futures contracts may be purchased to hedge against an interest rate increase or a market advance when a Fund is not fully invested.

USE OF NEW INVESTMENT TECHNIQUES INVOLVING FINANCIAL FUTURES CONTRACTS OR RELATED OPTIONS

         The Funds may employ new investment techniques involving financial futures contracts and related options. The Funds intend to take advantage of new techniques in these areas which may be developed from time to time and which are consistent with the Fund's investment objective. The FUND believes that no additional techniques have been identified for employment by the Funds in the foreseeable future other than those described above.

LIMITATIONS ON PURCHASE AND SALE OF FUTURES CONTRACTS AND RELATED OPTIONS ON SUCH FUTURES CONTRACTS

         A Fund will not enter into a futures contract if, as a result thereof, more than 5% of the Fund's total assets (taken at market value at the time of entering into the contract) would be committed to margin deposits on such futures contracts.

         The Funds intend that its futures contracts and related options transactions will be entered into for traditional hedging purposes. That is, futures contracts will be sold to protect against a decline in the price of securities that a Fund owns, or futures contracts will be purchased to protect a Fund against an increase in the price of securities it intends to purchase. The Funds do not intend to enter into futures contracts for speculation.

         In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts will be deposited in a segregated account with the FUND's custodian and/or in a margin account with a Broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

FEDERAL INCOME TAX TREATMENT

         For federal income tax purposes, a Fund is required to recognize as income for each taxable year its net unrealized gains and losses on futures contracts as of the end of the year as well as those actually realized during the year. Any gain or loss recognized with respect to a futures contract is considered to be 60% long term and 40% short term, without regard to the holding period of the contract. In the case of a futures transaction classified as a "mixed straddle," the recognition of losses may be deferred to a later taxable year. The federal income tax treatment of gains or losses from transactions in options on futures is unclear.

         In order for a Fund to continue to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income. Any net gain realized from the closing out of futures contracts, for purposes of the 90% requirement, will be qualifying income. In addition, gains realized on the sale or other disposition of securities held for less than three months must be limited to less than 30% of a Fund's annual gross income. The 1986 Tax Act added a provision which effectively treats both positions in certain hedging transactions as a single transaction for the purpose of the 30% requirement. The provision provides that, in the case of any "designated hedge," increases and decreases in the value of positions of the hedge are to be netted for the purposes of the 30% requirement. However, in certain situations, in order to avoid realizing a gain within a three month period, a Fund may be required to defer the closing out of a contract beyond the time when it would otherwise be advantageous to do so.

RISKS OF FUTURES CONTRACTS

         Financial futures contracts prices are volatile and are influenced, among other things, by changes in stock prices, market conditions, prevailing interest rates and anticipation of future stock prices, market movements or interest rate changes, all of which in turn are affected by economic conditions, such as government fiscal and monetary policies and actions, and national and international political and economic events.

         At best, the correlation between changes in prices of futures contracts and of the securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances, such as variations in speculative market demand for futures contracts and for securities, including technical influences in futures contracts trading; differences between the securities being hedged and the financial instruments and indexes underlying the standard futures contracts available for trading, in such respects as interest rate levels, maturities and creditworthiness of issuers, or identities of securities comprising the index and those in a Fund's portfolio. In addition, futures contract transactions involve the remote risk that a party be unable to fulfill its obligations and that the amount of the obligation will be beyond the ability of the clearing broker to satisfy. A decision of whether, when and how to hedge involves the exercise of skill and judgment, and even a well conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

         Because of the low margin deposits required, futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out, and a 15% decrease would result in a loss equal to 150% of the original margin deposit. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. However, a Fund would presumably have sustained comparable losses if, instead of entering into the futures contract, it had invested in the underlying financial instrument. Furthermore, in order to be certain that a Fund has sufficient assets to satisfy its obligations under a futures contract, the Fund will establish a segregated account in connection with its futures contracts which will hold cash or cash equivalents equal in value to the current value of the underlying instruments or indices less the margins on deposit.

         Most U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

RISKS OF OPTIONS ON FUTURES CONTRACTS

         In addition to the risks described above for financial futures contracts, there are several special risks relating to options on futures contracts. The ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid secondary market. There is no assurance that a liquid secondary market will exist for any particular contract or at any particular time. A Fund will not purchase options on any futures contract unless and until it believes that the market for such options has developed sufficiently that the risks in connection with such options are not greater than the risks in connection with the futures contracts. Compared to the use of futures contracts, the purchase of options on such futures involves less potential risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the use of an option on a futures contract would result in a loss to a Fund, even though the use of a futures contract would not, such as when there is no movement in the level of the futures contract.

Keystone Florida Tax Free Fund

SCHEDULE OF INVESTMENTS--March 31, 1995

                                                 Coupon       Maturity       Principal          Market
                                                  Rate          Date           Amount            Value
MUNICIPAL BONDS (99.8%)
  Bay County, Florida, Hospital Systems
   Revenue Refunding, Bay Medical Center
   Project                                       8.000%      10/01/2019      $2,500,000       $2,630,175
  Brevard County, Florida, Health Facilities
   Authority Revenue Refunding, Wuesthoff
   Memorial Hospital, (MBIA)                     7.200       04/01/2013       3,000,000        3,221,010
  Broward County, Florida, Collateralized
   Home Mortgage                                 7.125       03/01/2017         195,000          202,664
  Broward County, Florida, Resource
   Recovery, South Project                       7.950       12/01/2008       2,210,000        2,391,419
  Broward County, Florida, Unlimited
   Refunding Bonds                               5.000       01/01/2010       3,000,000        2,738,160
  Broward County, Florida, Water & Sewer
   Utility Revenue (AMBAC)                       5.000       10/01/2018       1,600,000        1,392,400
  Charlotte County, Florida, Utility Revenue
   (FGIC)                                        6.750       10/01/2013       1,000,000        1,075,830
  City of Miami, Florida, Health Facilities
   Authority, Mercy Hospital (AMBAC)             6.750       08/01/2020         350,000          386,911
  City of Tarpon Springs Health Facilities
   Authority, Florida, Hospital Refunding,
   Helen Ellis Hospital                          7.625       05/01/2021       1,000,000        1,028,010
  City of Tarpon Springs Health Facilities
   Authority, Florida, Hospital Refunding,
   Tarpon Springs Hospital Foundation, Inc.      8.750       05/01/2012         500,000          529,985
  Commonwealth of Puerto Rico, Highway
   Authority, Series Q                           7.750       07/01/2010         125,000          142,884
  Dade County, Florida, Educational
   Facilities Authority Revenue (St. Thomas
   University)                                   6.000       01/01/2010       2,000,000        1,962,780
  Dade County, Florida, Housing Finance
   Agency, Single Family Mortgage                7.000       03/01/2024         185,000          190,626
  Dade County, Florida, School District,
   General Obligation                            7.375       07/01/2008          40,000           44,391
  Dade County, Florida, Water & Sewer
   Systems Revenue Refunding, Series 1993
   (FGIC)                                        5.000       10/01/2013       6,530,000        5,818,426
  Duval County, Florida, Single Family
   Mortgage Refunding (FGIC)                     7.300       07/01/2011          90,000           95,426
  Escambia County, Florida, Pollution
   Control, Champion International Corp.
   Project                                       6.900       08/01/2022       5,000,000        5,085,150
  Escambia County, Florida, Single Family
   Mortgage Revenue                              6.950       10/01/2027       1,500,000        1,538,610
  Florida Division Bond Finance Department,
   General Service, Department of
   Environmental Preservation (AMBAC)            5.750       07/01/2011       3,000,000        2,980,290
  Florida Housing Finance Agency, Home
   Ownership Mortgage                            7.500       09/01/2014         190,000          201,985
  Florida Housing Finance Agency, Home
   Ownership Mortgage                            8.000       12/01/2020         820,000          875,998
  Florida State Board of Education, Capital
   Outlay Refunding, Public Education,
   Series A                                      5.000       06/01/2009       3,000,000        2,821,710
  Florida State Board of Education Capital
   Outlay Refunding, Public Education,
   Series D                                      5.000       06/01/2015       1,000,000          887,990
  Florida State Department of
   Transportation, Turnpike Revenue Bonds
   (FGIC)                                        5.000       07/01/2013       1,000,000          891,760
  Florida State Department of
   Transportation, Turnpike Revenue Bonds
   (FGIC)                                        5.000       07/01/2019       2,890,000        2,512,768
  Florida State Department of
   Transportation, Turnpike Revenue Bonds,
   Series 1991A (AMBAC)                          7.125       07/01/2018         125,000          140,541

  See Notes to Schedule of Investments.

MUNICIPAL BONDS (continued)
  Gainesville, Florida, Utilities System
   Revenue, Series B                             7.500%      10/01/2008      $3,435,000       $4,049,831
  Gainesville, Florida, Utilities System
   Revenue, Series B                             7.500       10/01/2009       3,695,000        4,372,478
  Hillsborough County, Florida, Hospital
   Authority, Tampa General Hospital
   Project (FSA)                                 6.375       10/01/2013       3,550,000        3,622,704
  Hollywood, Florida, Water and Sewer System
   Revenue (FGIC)                                6.875       10/01/2021         535,000          596,150
  Indian River County, Florida, Water and
   Sewer Systems Revenue (FGIC)                  6.500       05/01/2016         400,000          435,876
  Jacksonville, Florida, Health Facilities
   Authority, St. Luke's Hospital
   Association                                   7.125       11/15/2020       3,000,000        3,179,250
  Jacksonville, Florida, Hospital Authority,
   Baptist Medical Center Project, Series A
   (MBIA)                                        7.300       06/01/2019         350,000          374,297
  Lee County, Florida, School Board,
   Certificates of Participation, Series A
   (FSA)                                         7.750       08/01/2005       1,500,000        1,692,990
  Lee County, Florida, Transportation
   Facilities Revenue (AMBAC)                    8.250       10/01/2017          45,000           46,969
  Miami, Florida, Health Facilities
   Authority, Health Facilities Revenue,
   Mercy Hospital, Series A (AMBAC)              5.125       08/15/2020       1,700,000        1,483,250
  Miramar, Florida, Wastewater Improvement
   Assessment Revenue (FGIC)                     6.750       10/01/2016       1,000,000        1,070,950
  North Springs Improvement District,
   Florida, Water and Sewer Revenue, Series
   B (MBIA)                                      6.500       12/01/2016       1,335,000        1,401,710
  Okaloosa County, Florida, Gas District,
   Refunding and Improvement (MBIA)              6.850       10/01/2014       1,000,000        1,088,430
  Orange County, Florida, Housing Finance
   Authority, GNMA Collateralized Mortgage,
   Series B (AMT)                                8.100       11/01/2021       3,695,000        3,881,745
  Orange County, Florida, Tourist
   Development Tax Revenue, Series B (MBIA)      6.000       10/01/2024       2,500,000        2,469,550
  Orlando, Florida, Utilities Commission,
   Water and Electric                            6.000       10/01/2010       4,000,000        4,084,160
  Orlando-Orange County, Florida, Expressway
   Authority (FGIC)                              8.250       07/01/2015          40,000           50,963
  Palm Beach County, Florida, General
   Obligation                                    6.500       07/01/2010       1,880,000        2,011,318
  Palm Beach County, Florida, Health
   Facilities Authority, Good Samaritan
   Health Systems                                6.300       10/01/2022       1,000,000          983,350
  Palm Beach County, Florida, Solid Waste
   Authority Revenue, Series 1984                8.750       07/01/2010          45,000           49,778
  Palm Beach County, Florida, Solid Waste
   Industrial Development, Okeelanta Power
   Project (AMT)                                 6.700       02/15/2015       5,000,000        4,735,000
  Palm Beach County, Florida, Solid Waste
   Industrial Development, Okeelanta Power
   Project (AMT)                                 6.850       02/15/2021       6,000,000        5,719,140
  Puerto Rico Electric Power Authority           6.000       07/01/2010         500,000          495,870
  Puerto Rico Electric Power Authority           7.000       07/01/2011         200,000          213,628
  Puerto Rico Industrial, Tourist,
   Educational, Medical, Environmental
   Control Facilities Finance Authority,
   Polytechnic University of Puerto Rico
   Project                                       5.500       08/01/2024       1,000,000          841,010
  Puerto Rico Telephone Authority                5.400       01/01/2008       1,150,000        1,117,512

  See Notes to Schedule of Investments.                                             (Continued on next page)

MUNICIPAL BONDS (continued)
  Reedy Creek, Florida, Improvement
   District, Florida Utilities Revenue
   Refunding Series 1 (MBIA)                     5.000%      10/01/2019      $5,500,000      $  4,772,955
  State of Florida, General Obligation,
   Jacksonville Transportation Authority         9.000       01/01/2000       1,000,000         1,125,750
  Tallahassee, Florida, Health Facilities,
   Tallahassee Memorial Regional Medical
   Project (MBIA)                                6.625       12/01/2013       2,000,000         2,137,380
  Tampa, Florida, Capital Improvement
   Program Revenue, Series B                     8.375       10/01/2018       1,250,000         1,320,400
  Tampa, Florida, Subordinate Guaranteed
   Entitlement Revenue Series B (ETM)            8.500       10/01/2018          45,000            50,084
  Tampa, Florida, Water and Sewer Authority
   Revenue (FGIC)                                5.000       10/01/2014       4,000,000         3,568,520
  West Melbourne, Florida, Water and Sewer
   Revenue (FGIC)                                6.750       10/01/2014       1,000,000         1,077,470
  TOTAL MUNICIPAL BONDS (Cost--$102,923,963)                                                  105,908,367
  TEMPORARY TAX-EXEMPT INVESTMENTS (7.4%)
  Dade County, Florida, Water and Sewer
   System Revenue Bond Series 1994 (a)           4.150       10/05/2022       6,385,000         6,385,000
  Indian Trace Community Development
   District (Broward County, Florida) Basin
   I Water Management, Special Benefit
   Bonds, Series 1991 (a)                        4.100       10/01/1999       1,500,000         1,500,000
  TOTAL TEMPORARY TAX-EXEMPT INVESTMENTS
   (Cost--$7,885,000)                                                                           7,885,000
  TOTAL INVESTMENTS (Cost--$110,808,963) (b)                                                  113,793,367
  OTHER ASSETS AND LIABILITIES--NET (-7.2%)                                                    (7,641,161)
  NET ASSETS (100.0%)                                                                        $106,152,206


Notes to Schedule of Investments:
(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) The cost of investments for federal income tax purposes is $111,084,646. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $2,862,937
Gross unrealized depreciation          (154,216)
Net unrealized appreciation          $2,708,721


LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
AMT--Subject to Alternative Minimum Tax
ETM -- Escrowed to Maturity
FGIC--Federal Guaranty Insurance Co.
FSA--Financial Security Assistance
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                        December 28, 1990
                                                                                         (Commencement of
                                                   Year Ended March 31,                   Operations) to
                                         1995        1994        1993         1992        March 31, 1991
Net asset value beginning of period    $10.2900    $10.9400    $10.4300     $10.1700         $10.0000
Income from investment operations
Investment income--net                   0.5576      0.5828      0.6067       0.7230           0.1806
Net gain (loss) on investments and
  futures contracts                      0.0734     (0.4400)     0.6414       0.3000           0.1700
Total income from investment
  operations                             0.6310      0.1428      1.2481       1.0230           0.3506
Less distributions from:
Investment income--net                  (0.5637)    (0.5817)    (0.6067)     (0.7230)         (0.1806)
In excess of investment income--net
  (c)                                   (0.0273)    (0.0511)    (0.0314)           0                0
Realized gain on investments--net             0     (0.1600)    (0.1000)     (0.0400)               0
Total distributions                     (0.5910)    (0.7928)    (0.7381)     (0.7630)         (0.1806)
Net asset value end of period          $10.3300    $10.2900    $10.9400     $10.4300         $10.1700
Total return (d)                           6.42%       1.01%      12.32%       10.34%            3.52%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses
  (b)                                      0.75%       0.75%       0.68%        0.65%            0.65%(a)
Investment income--net                     5.60%       5.16%       5.60%        6.82%            6.33%(a)
Portfolio turnover rate                     129%        113%         95%          63%               5%
Net assets end of period
  (thousands)                          $ 42,239    $ 45,150    $ 42,997     $ 29,258         $  6,922

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 0.95%, 1.00%, 1.13%, 1.21% and 2.06% (annualized) for the fiscal years ended March 31, 1995, 1994, 1993, 1992 and for the period December 28, 1990 (Commencement of Operations) to March 31, 1991, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.2700      $10.9400           $10.8100
Income from investment operations
Investment income--net                                      0.5264        0.5258             0.0852
Net gain (loss) on investments and futures contracts        0.0234       (0.4730)            0.1379
Total income from investment operations                     0.5498        0.0528             0.2231
Less distributions from:
Investment income--net                                     (0.4929)      (0.4812)           (0.0852)
In excess of investment income--net (c)                    (0.0869)      (0.0816)           (0.0079)
Realized gain on investments--net                                0       (0.1600)                 0
Total distributions                                        (0.5798)      (0.7228)           (0.0931)
Net asset value end of period                             $10.2400      $10.2700           $10.9400
Total return (d)                                              5.61%         0.19%              2.06%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.81%         4.21%              4.00%(a)
Portfolio turnover rate                                        129%          113%                95%
Net assets end of period (thousands)                      $ 51,083      $ 19,984           $  1,704

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.68%, 1.74% and 1.73% (annualized) for the fiscal years ended March 31, 1995, 1994 and the for period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.2800      $10.9300           $10.8100
Income from investment operations
Investment income--net                                      0.4680        0.5116             0.0746
Net gain (loss) on investments and futures contracts        0.0820       (0.4507)            0.1375
Total income from investment operations                     0.5500        0.0609             0.2121
Less distributions from:
Investment income--net                                     (0.4882)      (0.4875)           (0.0746)
In excess of investment income--net (c)                    (0.0818)      (0.0634)           (0.0175)
Realized gain on investments--net                                0       (0.1600)                 0
Total distributions                                        (0.5700)      (0.7109)           (0.0921)
Net asset value end of period                             $10.2600      $10.2800           $10.9300
Total return (d)                                              5.61%         0.27%              1.95%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.86%         4.26%              2.95%(a)
Portfolio turnover rate                                        129%          113%                95%
Net assets end of period (thousands)                      $ 12,831      $ 13,096           $  1,987


(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.70%, 1.84% and 1.63% (annualized) for the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

 ASSETS:
 Investments at market value (identified cost--
   $110,808,963) (Note 1)                            $113,793,367
 Cash                                                      18,332
 Receivable for:
  Investments sold                                      1,588,777
  Fund shares sold                                         80,993
  Interest                                              2,497,300
 Due from Investment Adviser (Note 4)                      14,549
  Unamortized organization expenses (Note 1)                3,695
  Prepaid expenses                                          6,240
   Total assets                                       118,003,253
Liabilities (Notes 2, 4 and 5):
 Payable for:
  Investments purchased                                 7,209,862
  Fund shares redeemed                                  4,101,230
  Income distributions                                    510,247
 Accrued reimbursable expenses                                206
 Other accrued expenses                                    29,502
   Total liabilities                                   11,851,047
Net assets                                           $106,152,206
 Net assets represented by (Note 1):
  Paid-in capital                                    $109,006,567
  Accumulated distributions in excess of
    investment income--net                               (445,095)
  Accumulated realized gains (losses) on
    investments and closed futures
    contracts--net                                     (5,393,670)
  Net unrealized appreciation on investments            2,984,404
   Total net assets                                  $106,152,206
 Net asset value per share (Note 2):
  Class A Shares ($10.33 on 4,090,563 shares
    outstanding)                                     $ 42,238,663
  Class B Shares ($10.24 on 4,988,012 shares
    outstanding)                                       51,082,798
  Class C Shares ($10.26 on 1,250,634 shares
    outstanding)                                       12,830,745
                                                     $106,152,206
 Offering price per share:
  Class A Shares (including sales charge of
   4.75%) (Note 1)                                   $      10.85
  Class B Shares                                     $      10.24
  Class C Shares                                     $      10.26

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

 Investment Income:
  Interest                                                      $ 6,259,263
Expenses (Notes 1, 2 and 4):
  Management fee                              $   515,205
  Transfer agent fees                             116,367
  Custodian fees                                   68,236
  Accounting                                       13,052
  Auditing                                         17,947
  Legal                                             9,701
  Printing                                         15,637
  Registration fees                                22,592
  Amortization of organization expenses             6,125
  Distribution Plan expenses                      551,872
  Miscellaneous expenses                            4,257
   Total expenses                               1,340,991
  Less: Reimbursement from Investment
   Adviser (Note 4)                              (189,871)
   Net expenses                                                   1,151,120
  Investment income--net (Note 1)                                 5,108,143
Realized and unrealized gain (loss) on
  investments and closed futures
  contracts--net:
  Realized loss on:
   Investments                                 (4,280,513)
   Closed futures contracts                      (471,235)
Realized loss on investments and closed
 futures contracts--net (Note 3)                                 (4,751,748)
Net unrealized appreciation
 (depreciation) on investments:
  Beginning of year                            (2,571,978)
  End of year                                   2,984,404
Net change in unrealized  appreciation
 (depreciation) on investments                                    5,556,382
Net gain on investments and closed
 futures contracts                                                  804,634
Net increase in net assets resulting
 from operations                                                $ 5,912,777

STATEMENTS OF CHANGES IN NET ASSETS

                                                                               Year Ended March 31,
                                                                              1995              1994
Operations:
 Investment income--net                                                   $  5,108,143      $ 3,315,430
 Realized loss on investments and closed futures contracts--net             (4,751,748)        (176,818)
 Net change in unrealized appreciation (depreciation) on investments         5,556,382       (4,019,726)
  Net increase (decrease) in net assets resulting from operations            5,912,777         (881,114)
 Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                           (2,468,849)      (2,499,499)
   Class B Shares                                                           (1,881,744)        (424,503)
   Class C Shares                                                             (757,551)        (391,428)
  In excess of investment income--net:
   Class A Shares                                                             (119,609)        (219,642)
   Class B Shares                                                             (331,735)         (71,955)
   Class C Shares                                                             (127,027)         (50,867)
  Realized gain on investments--net:
   Class A Shares                                                                    0         (705,182)
   Class B Shares                                                                    0         (175,428)
   Class C Shares                                                                    0         (154,938)
     Total distributions to shareholders                                    (5,686,515)      (4,693,442)
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                   6,022,911       12,571,766
 Proceeds from shares sold--Class B Shares                                  35,365,150       20,180,024
 Proceeds from shares sold--Class C Shares                                   6,570,695       13,049,614
 Payment for shares redeemed--Class A Shares                                (9,676,164)      (8,428,210)
 Payment for shares redeemed--Class B Shares                                (5,409,666)        (659,493)
 Payment for shares redeemed--Class C Shares                                (7,105,015)      (1,183,738)
 Net asset value of shares issued in reinvestment of distributions from:
  Investment income--net and in excess of investment income--net--
    Class A Shares                                                             712,811          716,146
  Investment income--net and in excess of investment income--net--
    Class B Shares                                                             829,201          189,337
  Investment income--net and in excess of investment income--net--
    Class C Shares                                                             385,988          192,140
  Realized gain on investments--net--Class A Shares                                  0          298,598
  Realized gain on investments--net--Class B Shares                                  0          104,951
  Realized gain on investments--net--Class C Shares                                  0           85,350
  Net increase in net assets resulting from capital share
    transactions                                                            27,695,911       37,116,485
  Total increase in net assets                                              27,922,173       31,541,929
Net assets:
 Beginning of year                                                          78,230,033       46,688,104
 End of year [Including accumulated distributions in excess of investment income--net as follows: March 1995--($445,095) and
   March 1994--($327,959)] (Note 1)                                       $106,152,206      $78,230,033

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5910

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5798

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5700

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone Massachusetts Tax Free Fund

SCHEDULE OF INVESTMENTS--March 31, 1995

                                                Coupon       Maturity       Principal         Market
                                                 Rate          Date          Amount            Value
MUNICIPAL BONDS (95.5%)
  Boston, Massachusetts, Metropolitan
   District, General Obligation                 5.900%      12/01/2009     $  695,000       $  709,942
  Massachusetts Bay Transportation
   Authority, General Transportation,
   Series A                                     7.000       03/01/2011        160,000          177,958
  Massachusetts Bay Transportation
   Authority, General Transportation,
   Series A                                     6.250       03/01/2012        400,000          412,580
  Massachusetts Bay Transportation
   Authority, Series B                          6.200       03/01/2016        425,000          432,446
  Massachusetts Educational Financing Loan
   Authority (AMBAC)                            6.000       01/01/2012        300,000          287,889
  Massachusetts Municipal Wholesale
   Electric, Power Supply Systems,
   Series B                                     6.750       07/01/2008        460,000          490,949
  Massachusetts State Health and
   Educational Facilities Authority,
   Daughters of Charity, Series D               6.100       07/01/2014        400,000          392,292
  Massachusetts State Health and
   Educational Facilities Authority,
   Holyoke Hospital, Series B                   6.500       07/01/2015        450,000          426,987
  Massachusetts State Health and
   Educational Facilities Authority,
   Massachusetts Institute of Technology,
   Series H                                     5.000       07/01/2023        200,000          171,468
  Massachusetts State Health and
   Educational Facilities Authority,
   McLean Hospital, Series C (FGIC)             6.500       07/01/2010        300,000          314,658
  Massachusetts State Health and
   Educational Facilities Authority, New
   England Deaconess Hospital                   6.875       04/01/2022        450,000          453,816
  Massachusetts State Health and
   Educational Facilities Authority, Smith
   College, Series D                            5.750       07/01/2016        350,000          336,658
  Massachusetts State Health and
   Educational Facilities Authority,
   Wellesley College                            5.375       07/01/2019        530,000          484,727
  Massachusetts State Health and
   Educational Facilities Authority,
   Winchester Hospital, Series D
   (Connie Lee)                                 5.750       07/01/2014        350,000          330,841
  Massachusetts State Health and
   Educational Facilities Authority,
   Youville Hospital, Series B                  6.000       02/15/2025        300,000          291,105
  Massachusetts State Housing Finance
   Agency, Series A (AMBAC)                     6.300       10/01/2013        200,000          199,936
  Massachusetts State Housing Finance
   Agency, Series A (AMBAC)                     6.600       07/01/2014        300,000          303,486
  Massachusetts State Housing Finance
   Agency, Series A (MBIA)                      5.950       12/01/2014        150,000          147,222
  Massachusetts State Housing Finance
   Agency, Series A                             6.300       10/01/2013        450,000          447,408
  Massachusetts State Industrial Finance
   Agency, Harvard Community Health Plan,
   Inc., Series B                               8.125       10/01/2017        165,000          177,855
  Massachusetts State Industrial Finance
   Agency, Solid Waste Disposal, Molten
   Metal Technology Project                     8.250       08/01/2014        250,000          255,608
  Massachusetts State Industrial Finance
   Agency, Solid Waste Disposal, Senior
   Lien, Massachusetts Recycling Assoc.         9.000       07/01/2016      1,000,000        1,041,980
  Massachusetts State General Obligation
   Consolidated Loan, Series B                  6.000       08/01/2013        100,000           99,534
  Massachusetts State Special Obligation,
   Series A (AMBAC)                             6.000       06/01/2013        250,000          250,383

  See Notes to Schedule of Investments. (Continued on next page)

MUNICIPAL BONDS (continued)
  Massachusetts State Special Obligation,
   Series A (FGIC)                              5.700%      06/01/2010      $250,000        $   246,178
  Massachusetts State Water Resources
   Authority, Series C                          6.000       12/01/2011       770,000            774,620
  TOTAL MUNICIPAL BONDS (Cost--$9,477,448)                                                    9,658,526
TEMPORARY TAX-EXEMPT INVESTMENTS (0.9%)
  Massachusetts State Health and
   Educational Facilities Authority,
   (Capital Assets Program), Series D
   (MBIA) (Cost--$95,000) (a)                   3.800       01/01/2035        95,000             95,000
  TOTAL INVESTMENTS (Cost--$9,572,448) (b)                                                    9,753,526
  OTHER ASSETS AND LIABILITIES--NET (3.6%)                                                      360,334
  NET ASSETS (100.0%)                                                                       $10,113,860


Notes to Schedule of Investments:
(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) The cost of investments for federal income tax purposes amounted to $9,572,448. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $210,459
Gross unrealized depreciation         (29,381)
Net unrealized appreciation          $181,078

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.1700            $10.0000
Income from investment operations
Investment income--net                                        0.5337              0.0872
Net gain (loss) on investments and futures contracts          0.0120             (0.8241)
Total income from investment operations                       0.5457             (0.7369)
Less distributions from:
Investment income--net                                       (0.5257)            (0.0854)
In excess of investment income--net                                0             (0.0077)
Total distributions                                          (0.5257)            (0.0931)
Net asset value end of period                               $ 9.1900            $ 9.1700
Total return (c)                                                6.23%              (7.40%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           0.46%               0.35%(a)
Investment income--net                                          5.90%               5.07%(a)
Portfolio turnover rate                                           77%                  7%
Net assets end of period (thousands)                        $  1,974            $  1,472

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.93% and 3.22% (annualized) for the fiscal year ended March 31,1995, and for the period from February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.1900            $10.0000
Income from investment operations
Investment income--net                                        0.4877              0.0839
Net gain (loss) on investments and futures contracts         (0.0142)            (0.8008)
Total income from investment operations                       0.4735             (0.7169)
Less distributions from:
Investment income--net                                       (0.4723)            (0.0670)
In excess of investment income--net                          (0.0412)            (0.0261)
Total distributions                                          (0.5135)            (0.0931)
Net asset value end of period                               $ 9.1500            $ 9.1900
Total return (c)                                                5.41%              (7.20%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.24%               1.10%(a)
Investment income--net                                          5.15%               3.23%(a)
Portfolio turnover rate                                           77%                  7%
Net assets end of period (thousands)                        $  6,169            $  1,817

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.68%, and 4.60% (annualized) for the fiscal year ended March 31,1995, and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.1900            $10.0000
Income from investment operations
Investment income--net                                        0.4801              0.0807
Net gain (loss) on investments and futures contracts         (0.0244)            (0.7989)
Total income from investment operations                       0.4557             (0.7182)
Less distributions from:
Investment income--net                                       (0.4680)            (0.0738)
In excess of investment income--net                          (0.0377)            (0.0180)
Total distributions                                          (0.5057)            (0.0918)
Net asset value end of period                               $ 9.1400            $ 9.1900
Total return (c)                                                5.20%              (7.21%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.23%               1.10%(a)
Investment income--net                                          5.11%               4.28%(a)
Portfolio turnover rate                                           77%                  7%
Net assets end of period (thousands)                        $  1,971            $    369

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.68%, and 4.91% (annualized) for the fiscal year ended March 31,1995 and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

Assets:
  Investments at market value (identified
   cost-- $9,572,448) (Note 1)                       $ 9,753,526
  Cash                                                       116
  Receivable for:
   Investments sold                                      354,116
   Fund shares sold                                       50,585
   Interest                                              180,535
  Due from Investment Adviser (Note 4)                    12,726
  Unamortized organization expenses (Note 1)               9,045
  Prepaid expenses                                           373
   Total assets                                       10,361,022
Liabilities (Notes 2, 4, and 5):
  Payable for:
   Investments purchased                                 171,983
   Fund shares redeemed                                    3,032
   Income distributions                                   44,292
  Accrued reimbursable expenses                            2,399
  Other accrued expenses                                  25,456
   Total liabilities                                     247,162
  Net assets                                         $10,113,860
  Net assets represented by (Note 1):
   Paid-in capital                                   $10,280,917
   Undistributed investment income--net                   20,294
   Accumulated realized gains (losses) on
    investments--net                                    (368,429)
   Net unrealized appreciation on investments            181,078
    Total net assets                                 $10,113,860
  Net asset value per share (Note 2):
   Class A Shares ($9.19 on 214,903 shares
    outstanding)                                     $ 1,973,993
   Class B Shares ($9.15 on 674,296 shares
    outstanding)                                       6,168,640
   Class C Shares ($9.14 on 215,636 shares
    outstanding)                                       1,971,227
                                                     $10,113,860
  Offering price per share:
   Class A Shares (including sales charge of
    4.75%) (Note 1)                                  $      9.65
   Class B Shares                                    $      9.15
   Class C Shares                                    $      9.14

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

Investment Income:
  Interest                                                    $ 505,436
Expenses (Notes 1, 2 and 4):
  Management fee                              $  43,636
  Transfer agent fees                            15,568
  Custodian fees                                 22,909
  Accounting                                     17,498
  Auditing                                       11,060
  Legal                                           5,557
  Printing                                       17,044
  Registration fees                               6,653
  Amortization of organization expenses           1,432
  Distribution Plan expenses                     57,230
  Miscellaneous expenses                            606
   Total expenses                               199,193
  Less: Reimbursement from Investment
   Adviser (Note 4)                            (114,861)
   Net expenses                                                  84,332
  Investment income--net (Note 1)                               421,104
Realized and unrealized gain (loss) on
 investments and closed futures
 contracts--net:
  Realized loss on:
   Investments                                 (283,015)
   Closed futures contracts                     (67,330)
Realized gain (loss) on investments and
  closed futures contracts--net
 (Note 3)                                                      (350,345)
Net unrealized appreciation
 (depreciation) on investments:
   Beginning of year                           (233,997)
   End of year                                  181,078
  Net change in unrealized appreciation
   (depreciation) on investments                                415,075
Net gain on investments and closed
 futures contracts                                               64,730
Net increase in net assets resulting
 from operations                                              $ 485,834

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                    February 4, 1994
                                                                                      (Commencement
                                                                     Year Ended     of Operations) to
                                                                   March 31, 1995    March 31, 1994
Operations:
 Investment income--net                                             $   421,104        $   16,938
 Realized gain (loss) on investments and closed futures
  contracts--net                                                       (350,345)          (16,765)
 Net change in unrealized appreciation (depreciation) on
  investments                                                           415,075          (233,997)
  Net increase (decrease) in net assets resulting from
   operations                                                           485,834          (233,824)
Distributions to shareholders from (Notes 1 and 5):
 Investment income--net:
  Class A Shares                                                       (103,346)          (10,428)
  Class B Shares                                                       (230,929)           (4,687)
  Class C Shares                                                        (85,245)           (1,823)
 In excess of investment income--net:
  Class A Shares                                                              0              (942)
  Class B Shares                                                        (20,118)           (1,824)
  Class C Shares                                                         (6,857)             (445)
   Total distributions to shareholders                                 (446,495)          (20,149)
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                            1,279,775         1,681,688
 Proceeds from shares sold--Class B Shares                            4,802,858         1,926,809
 Proceeds from shares sold--Class C Shares                            1,731,526           401,620
 Payment for shares redeemed--Class A Shares                           (846,310)          (91,900)
 Payment for shares redeemed--Class B Shares                           (609,227)           (4,920)
 Payment for shares redeemed--Class C Shares                           (182,930)           (4,920)
 Net asset value of shares issued in reinvestment of
   distributions from:
    Investment income--net and in excess of investment
     income--net--Class A Shares                                         60,782             2,378
    Investment income--net and in excess of investment
     income--net--Class B Shares                                        125,304               160
    Investment income--net and in excess of investment
     income--net--Class C Shares                                         55,445               356
 Net increase in net assets resulting from capital share
  transactions                                                        6,417,223         3,911,271
    Total increase in net assets                                      6,456,562         3,657,298
Net assets:
 Beginning of period                                                  3,657,298                 0
 End of period [Including undistributed investment income--net
  (accumulated distributions in excess of investment
  income--net) as follows: March 1995--$20,294 and March
  1994--($1,803)] (Note 1)                                          $10,113,860        $3,657,298

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5257

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5135

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5057


In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone New York Insured Tax Free Fund
SCHEDULE OF INVESTMENTS--March 31, 1995

                                                 Coupon       Maturity       Principal         Market
                                                  Rate          Date           Amount           Value
MUNICIPAL BONDS (98.1%)
  Broome County, New York, Public Safety
   Facility (MBIA)                               5.250%      04/01/2015      $1,000,000      $  903,460
  Buffalo, New York, Series E                    6.500       12/01/2022         465,000         486,841
  Erie County, New York, Water Authority,
   Fourth Resolution (AMBAC) (effective
   yield 6.824%) (b)                             0.000       12/01/2017         440,000          86,715
  Metropolitan Transportation Authority, New
   York, Commuter Facilities, Series A
   (MBIA)                                        6.125       07/01/2014       1,400,000       1,414,518
  Nassau County, New York, Combined Sewer
   District, Series B                            6.000       05/01/2014         695,000         698,816
  New Rochelle, New York, General
   Obligation, Series B                          6.150       08/15/2017         600,000         616,482
  New York City, New York, General
   Obligation, Series A (FGIC)                   5.750       08/01/2010       1,090,000       1,066,816
  New York City, New York, Municipal Water
   Finance Authority, Water and Sewer
   System Series A (FGIC)                        7.000       06/15/2015       1,400,000       1,483,748
  New York, New York City, Educational
   Construction Fund, Senior Subordinate,
   Series B                                      5.500       10/01/2011         200,000         187,380
  New York Resources Recovery Agency,
   Series B                                      7.250       07/01/2011         100,000         112,827
  New York State Dormitory Authority, City
   University Systems (FGIC)                     7.000       07/01/2009         200,000         223,800
  New York State Dormitory Authority, City
   University, 3rd General Resources,
   Series 2 (MBIA)                               6.250       07/01/2019         575,000         583,475
  New York State Dormitory Authority,
   Fordham University (FGIC)                     5.750       07/01/2015         500,000         486,500
  New York State Dormitory Authority, Mount
   Sinai Medical School, Series A (MBIA)         5.000       07/01/2015         200,000         176,476
  New York State Dormitory Authority, Mount
   Sinai Medical School, Series A (MBIA)         5.000       07/01/2021         125,000         107,241
  New York State Dormitory Authority, State
   University Education Facilities (FGIC)        5.300       05/15/2010         100,000          93,449
  New York State Dormitory Authority, State
   University Educational Facilities,
   Series A (FSA)                                5.250       05/15/2015         600,000         545,754
  New York State Dormitory Authority, State
   University Educational Facilities
   (AMBAC)                                       5.875       05/15/2011         250,000         251,092
  New York State Dormitory Authority,
   University of Rochester Strong Memorial
   (MBIA)                                        5.500       07/01/2021         400,000         370,212
  New York State Energy, New York State
   Electric & Gas                                5.700       12/01/2028         160,000         147,690
  New York State Housing Finance Agency,
   Multi-family Mortgage, Series B (AMBAC)       6.250       08/15/2014         875,000         874,834
  New York State Medical Care Facilities
   Finance Agency, Mental Health Services
   Facilities                                    6.375       08/15/2014       1,000,000       1,023,410
  New York State Medical Care Facilities
   Finance Agency, Mental Health Services
   Facilities, Series A (FGIC)                   5.500       08/15/2021         165,000         151,477
  New York State Medical Care Facilities
   Finance Agency,
   St Mary's Hospital, Series A (AMBAC)          6.200       11/01/2014         200,000         203,306
  New York State Power Authority, Series CC
   (MBIA)                                        5.250       01/01/2018         500,000         452,550
  See Notes to Schedule of Investments. (Continued on next page)

Municipal Bonds (continued)
  New York State Urban Development Corp.,
   Correctional Capital Facilities,
   Series A                                      6.500%      01/01/2009      $  600,000      $   609,540
  New York State Urban Development,
   Correctional Facilities, Series A
   (AMBAC)                                       5.000       01/01/2017         500,000          430,895
  Niagara Falls, New York, Public
   Improvement (MBIA)                            7.500       03/01/2016         750,000          899,190
  Niagara Falls, New York, Public
   Improvement (MBIA)                            7.500       03/01/2017         750,000          897,547
  Niagara, New York, Frontier Transportation
   Authority, Greater Buffalo International
   Airport (AMBAC)                               6.125       04/01/2014         100,000          100,230
  Rochester, New York, General Obligation,
   Series A (AMBAC)                              5.000       08/15/2018         140,000          125,254
  Suffolk County, New York, Industrial
   Development Agency, Southwest Sewer
   Systems (FGIC)                                6.000       02/01/2008       1,000,000        1,031,190
  Tioga County, New York, Public Improvement
   (FGIC)                                        5.400       03/15/2010         240,000          232,044
  Triborough Bridge and Tunnel Authority,
   New York, General Purpose, Series X           6.625       01/01/2012         555,000          600,987
  Westchester County, New York, Industrial
   Development Resource Recovery, Series A
   (AMBAC)                                       5.750       07/01/2009         100,000           97,774
TOTAL MUNICIPAL BONDS (Cost--$17,216,118)                                                     17,773,520
TEMPORARY TAX-EXEMPT INVESTMENTS (0.2%)
  New York City Municipal Water and Finance
   Authority, Water and Sewer Systems,
   Series C (FGIC) (Cost--$45,000) (a)           4.600       06/15/2023          45,000           45,000
TOTAL INVESTMENTS (Cost--$17,261,118) (c)                                                     17,818,520
OTHER ASSETS AND LIABILITIES--NET (1.7%)                                                         301,682
NET ASSETS (100.0%)                                                                          $18,120,202

Notes to Schedule of Investments:

(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) Effective yield (calculated at the date of purchase) is the yield at which the bond accretes on an accrual basis until maturity.
(c) The cost of investments for federal income tax purposes amounted to $17,303,918. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $530,070
Gross unrealized depreciation         (15,468)
Net unrealized appreciation          $514,602

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
FSA--Financial Security Assistance
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.3200            $10.0000
Income from investment operations
Investment income--net                                        0.5192              0.0862
Net gain (loss) on investments and futures contracts          0.1154             (0.6748)
Total income from investment operations                       0.6346             (0.5886)
Less distributions from:
Investment income--net                                       (0.5146)            (0.0784)
In excess of investment income--net                                0             (0.0130)
Total distributions                                          (0.5146)            (0.0914)
Net asset value end of period                               $ 9.4400            $ 9.3200
Total return (c)                                                7.08%              (5.91%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           0.50%               0.35%(a)
Investment income--net                                          5.48%               3.85%(a)
Portfolio turnover rate                                           77%                 14%
Net assets end of period (thousands)                        $  3,323            $    680

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.59% and 4.44% (annualized) for the fiscal year ended March 31, 1995, and for the period from February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.3200            $10.0000
Income from investment operations
Investment income--net                                        0.4763              0.0812
Net gain (loss) on investments and futures contracts          0.0862             (0.6698)
Total income from investment operations                       0.5625             (0.5886)
Less distributions from:
Investment income--net                                       (0.4548)            (0.0620)
In excess of investment income--net                          (0.0477)            (0.0294)
Total distributions                                          (0.5025)            (0.0914)
Net asset value end of period                               $ 9.3800            $ 9.3200
Total return (c)                                                6.28%              (5.91%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.25%               1.10%(a)
Investment income--net                                          4.78%               3.01%(a)
Portfolio turnover rate                                           77%                 14%
Net assets end of period (thousands)                        $ 11,907            $  2,276

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.35% and 5.60% (annualized) for the fiscal year ended March 31, 1995, and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.3100            $10.0000
Income from investment operations
Investment income--net                                        0.4828              0.0736
Net gain (loss) on investments and futures contracts          0.0710             (0.6735)
Total income from investment operations                       0.5538             (0.5999)
Less distributions from:
Investment income--net                                       (0.4579)            (0.0664)
In excess of investment income--net                          (0.0359)            (0.0237)
Total distributions                                          (0.4938)            (0.0901)
Net asset value end of period                               $ 9.3700            $ 9.3100
Total return (c)                                                6.18%              (6.02%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.26%               1.10%(a)
Investment income--net                                          4.88%               3.71%(a)
Portfolio turnover rate                                           77%                 14%
Net assets end of period (thousands)                        $  2,890            $    255

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.32%, and 5.13% (annualized) for the fiscal year ended March 31, 1995, and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

Assets:
  Investments at market value (identified
   cost-- $17,261,118) (Note 1)                      $17,818,520
  Cash                                                     4,516
  Receivable for:
   Fund shares sold                                      125,249
   Interest                                              314,035
  Due from Investment Adviser (Note 4)                     9,698
  Unamortized organization expenses (Note 1)               2,390
  Prepaid expenses                                           606
   Total assets                                       18,275,014
Liabilities (Notes 2, 4, and 5):
  Payable for:
   Fund shares redeemed                                   53,211
   Income distributions                                   76,467
  Accrued reimbursable expenses                            2,600
  Other accrued expenses                                  22,534
   Total liabilities                                     154,812
Net assets                                           $18,120,202
  Net assets represented by (Note 1):
   Paid-in capital                                   $17,941,234
   Undistributed investment income--net                   25,850
   Accumulated realized gains (losses) on
    investments--net                                    (404,284)
   Net unrealized appreciation on investments            557,402
   Total net assets                                  $18,120,202
  Net asset value per share (Note 2):
   Class A Shares ($9.44 on 352,186 shares
    outstanding)                                     $ 3,323,045
   Class B Shares ($9.38 on 1,269,971 shares
    outstanding)                                      11,906,675
   Class C Shares ($9.37 on 308,360 shares
    outstanding)                                       2,890,482
                                                     $18,120,202
  Offering price per share:
   Class A Shares (including sales charge of
    4.75%) (Note 1)                                  $      9.91
   Class B Shares                                    $      9.38
   Class C Shares                                    $      9.37

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

Investment Income:
  Interest                                                   $ 700,194
Expenses (Notes 1, 2 and 4):
  Management fee                             $  63,808
  Transfer agent fees                           25,831
  Custodian fees                                23,968
  Accounting                                    17,698
  Auditing                                      11,066
  Legal                                          5,454
  Printing                                      15,797
  Registration fees                              2,682
  Amortization of organization expenses            268
  Distribution Plan expenses                    89,147
  Miscellaneous expenses                           601
   Total expenses                              256,320
  Less: Reimbursement from Investment
   Adviser (Note 4)                           (126,754)
  Net expenses                                                 129,566
Investment income--net (Note 1)                                570,628
  Realized and unrealized gain (loss) on
   investments and closed futures
   contracts--net
  Realized loss on:
   Investments                                (272,389)
   Closed futures contracts                   (120,843)
  Realized gain (loss) on investments
    and closed futures contracts--net
    (Note 3)                                                  (393,232)
Net unrealized appreciation
 (depreciation) on investments:
  Beginning of year                           (141,597)
  End of year                                  557,402
  Net change in unrealized appreciation
   (depreciation) on investments                               698,999
  Net gain on investments and closed
    futures contracts                                          305,767
  Net increase in net assets resulting
    from operations                                          $ 876,395

See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                 February 4, 1994
                                                                                                  (Commencement
                                                                                Year Ended      of Operations) to
                                                                              March 31, 1995      March 31, 1994
Operations:
  Investment income--net                                                        $   570,628         $    8,803
  Realized gain (loss) on investments and closed futures contracts--net            (393,232)           (10,721)
  Net change in unrealized appreciation (depreciation) on investments               698,999           (141,597)
   Net increase (decrease) in net assets resulting from operations                  876,395           (143,515)
Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                                  (110,893)            (2,291)
   Class B Shares                                                                  (372,207)            (5,248)
   Class C Shares                                                                   (86,125)            (1,264)
  In excess of investment income--net:
   Class A Shares                                                                         0               (380)
   Class B Shares                                                                   (39,019)            (2,489)
   Class C Shares                                                                    (6,749)              (452)
    Total distributions to shareholders                                            (614,993)           (12,124)
Capital share transactions (Note 2):
  Proceeds from shares sold--Class A Shares                                       2,912,705            872,036
  Proceeds from shares sold--Class B Shares                                      10,641,995          2,543,473
  Proceeds from shares sold--Class C Shares                                       2,663,844            429,008
  Payment for shares redeemed--Class A Shares                                      (389,013)          (159,452)
  Payment for shares redeemed--Class B Shares                                    (1,379,298)          (160,779)
  Payment for shares redeemed--Class C Shares                                      (128,154)          (157,276)
  Net asset value of shares issued in reinvestment of distributions from:
   Investment income--net and in excess of investment income--net--
    Class A Shares                                                                   46,401                 43
   Investment income--net and in excess of investment income--net--
    Class B Shares                                                                  220,338                  0
   Investment income--net and in excess of investment income--net--
    Class C Shares                                                                   58,568                  0
  Net increase in net assets resulting from capital share transactions           14,647,386          3,367,053
   Total increase in net assets                                                  14,908,788          3,211,414
Net assets:
  Beginning of period                                                             3,211,414                  0
  End of period [Including undistributed investment income--net
   (accumulated distributions in excess of investment income--net) as
   follows: March 1995-- $25,850 and March 1994--($1,759)] (Note 1)             $18,120,202         $3,211,414

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5146

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5025

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.4938

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone Pennsylvania Tax Free Fund
SCHEDULE OF INVESTMENTS--March 31, 1995

                                                    Coupon       Maturity       Principal          Market
                                                     Rate          Date           Amount           Value
MUNICIPAL BONDS (95.5%)
  Allegheny County, Pennsylvania, Airport
   Revenue, Greater Pittsburgh International
   Airport                                           6.625%     01/01/2022      $  750,000       $  766,155
  Allegheny County, Pennsylvania, Finance
   Authority, Single Family Mortgage, Series Y       6.600      11/01/2014       1,000,000        1,017,700
  Allegheny County, Pennsylvania, Industrial
   Development Authority, Environmental
   Improvement, USX Corp.                            6.700      12/01/2020       2,000,000        1,985,060
  Allentown, Pennsylvania, Area Hospital
   Authority, Sacred Heart Hospital of
   Allentown, Series A                               6.750      11/15/2014       1,000,000          933,620
  Beaver County, Pennsylvania, Industrial
   Development Authority, Pollution Control,
   Ohio Edison Co. Project, Series A                 7.750      09/01/2024       1,170,000        1,213,430
  Bethlehem, Pennsylvania, Authority Water
   Revenue Refunding (MBIA)                          5.200      11/15/2021       2,600,000        2,293,616
  Bucks County, Pennsylvania, Industrial
   Development Authority, Personal Care             10.000      05/15/2019       5,100,000        7,764,546
  Cambria County, Pennsylvania, Series A (FGIC)      6.625      08/15/2012       4,485,000        4,745,265
  Central Bucks, Pennsylvania, School District,
   Series A                                          6.900      11/15/2013       1,000,000        1,070,440
  Delaware County, Pennsylvania, Industrial
   Development Authority, Pollution Control,
   Philadelphia Electric Co., Series A               7.375      04/01/2021         850,000          893,614
  Erie County, Pennsylvania, Industrial
   Development Authority, Environmental
   Improvement, International Paper Co.
   Project, Series A                                 7.625      11/01/2018         500,000          539,555
  Guam Airport Authority, Series B                   6.400      10/01/2005         500,000          506,990
  Hazleton, Pennsylvania, Area School District,
   Comp. Interest, Series B (eff. yield
   6.30%)(b)                                         0.000      03/01/2018       5,265,000        1,308,563
  Lehigh County, Pennsylvania, General Purpose
   Authority, Good Shepherd Rehabilitation
   Hospital                                          7.500      11/15/2021       1,000,000        1,010,630
  Lehigh County, Pennsylvania, General Purpose
   Authority,
   Lehigh Valley Hospital, Series A (MBIA)           7.000      07/01/2016       1,250,000        1,384,387
  Mon Valley, Pennsylvania, Sewage Revenue
   (MBIA)                                            6.550      11/01/2019       1,305,000        1,372,429
  Montgomery County, Pennsylvania, Higher
   Education and Health Authority,
   Northwestern Corp.                                7.000      06/01/2012         700,000          666,631
  Montgomery County, Pennsylvania, Industrial
   Development, Pollution Control,
   Philadelphia Electric Co.                         7.600      04/01/2021         950,000          999,210
  Norristown, Pennsylvania, Municipal Waste
   Authority, Sewer Revenue (FGIC)                   5.125      11/15/2023       1,250,000        1,104,312
  Northumberland County, Pennsylvania,
   Commonwealth Lease (eff. yield 6.82%)
   (MBIA)(b)                                         0.000      10/15/2012       4,200,000        1,467,732
  Pennsylvania Economic Development Financing
   Authority Resources Recovery, Colver
   Project, Series D                                 7.150      12/01/2018       3,000,000        3,034,710
  Pennsylvania Economic Development Financing
   Authority, Resources Recovery, Colver
   Project, Series D                                 7.125      12/01/2015       1,200,000        1,216,296
  Pennsylvania Economic Development Financing
   Authority, Resources Recovery, Northhampton
   University Project                                6.500      01/01/2013       4,500,000        4,166,910
  See Notes to Schedule of Investments.                                               (Continued on next page)
MUNICIPAL BONDS (continued)
  Pennsylvania General Obligation                   5.375%      04/15/2011      $2,500,000      $ 2,362,000
  Pennsylvania General Obligation                   5.375       05/01/2013       1,300,000        1,209,429
  Pennsylvania General Obligation (MBIA)            5.600       06/15/2013       1,000,000          961,150
  Pennsylvania Housing Finance Agency, Single
   Family Mortgage, Series 40                       6.800       10/01/2015         750,000          760,868
  Pennsylvania Housing Finance Agency, Single
   Family Mortgage, Series 33                       6.900       04/01/2017       1,000,000        1,029,170
  Pennsylvania Housing Finance Agency, Single
   Family Mortgage,
   Series 34 A (FHA/FNMA)                           6.850       04/01/2016       1,500,000        1,538,700
  Pennsylvania Intergovernmental Cooperation
   Authority,
   Special Tax, City of Philadelphia Funding
   Program                                          6.800       06/15/2022       2,500,000        2,752,850
  Pennsylvania Intergovernmental Cooperative
   Authority, Special Tax
   Philadelphia Funding Program (FGIC)              6.750       06/15/2021       1,000,000        1,063,030
  Pennsylvania State Higher Educational
   Facilities Authority,
   Thomas Jefferson University, Series A            6.625       08/15/2009       1,450,000        1,522,790
  Pennsylvania State Industrial Development
   Authority, Economic Development (AMBAC)          7.000       01/01/2006       1,500,000        1,683,705
  Pennsylvania State Industrial Development
   Authority, Economic Development (AMBAC)          7.000       07/01/2006       1,000,000        1,126,680
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Albert
   Einstein Medical Center                          7.625       04/01/2011         900,000          954,171
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Albert
   Einstein Medical Center                          7.000       10/01/2021         945,000          971,819
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Graduate
   Health Systems Education Facilities              7.250       07/01/2018       1,225,000        1,223,371
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Temple
   University Hospital, Series A                    6.625       11/15/2023       2,300,000        2,254,943
  Puerto Rico Commonwealth Highway and
   Transportation Authority, Series W               5.500       07/01/2017       1,500,000        1,362,105
  Puerto Rico Commonwealth Highway and
   Transportation Authority, Series W               5.250       07/01/2020       1,000,000          867,950
  Puerto Rico Commonwealth Highway Authority,
   Series Q                                         7.750       07/01/2010         325,000          371,498
  Scranton--Lackawanna, Pennsylvania, Health
   And Welfare Authority, Allied Services
   Rehabilitation Facility                          7.600       07/15/2020       1,000,000          991,870
  University of Pittsburgh, Pennsylvania,
   University Capital Project, Series A (MBIA)      6.250       06/01/2012       1,000,000        1,021,710
  TOTAL MUNICIPAL BONDS (Cost--$65,481,556)                                                      67,491,610
  TEMPORARY TAX-EXEMPT INVESTMENTS (2.5%)
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series B (AMBAC) (a)          4.000       12/01/2020         225,000          225,000
  See Notes to Financial Statements.

TEMPORARY TAX-EXEMPT INVESTMENTS (continued)
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series F (AMBAC) (a)          4.000%      12/01/2020       $500,000       $   500,000
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series H (AMBAC) (a)          4.000       12/01/2020        225,000           225,000
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series K (AMBAC) (a)          4.000       12/01/2020        400,000           400,000
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series M (AMBAC) (a)          4.000       12/01/2020        430,000           430,000
  TOTAL TEMPORARY TAX-EXEMPT INVESTMENTS
   (Cost--$1,780,000)                                                                             1,780,000
  TOTAL INVESTMENTS (Cost--$67,261,556) (c)                                                      69,271,610
  OTHER ASSETS AND LIABILITIES--NET (2.0%)                                                        1,394,617
  NET ASSETS (100.0%)                                                                           $70,666,227


Notes to Schedule of Investments:
(a) Variable or floating rate instruments with periodic demand features. The fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) Effective yield (calculated at date of purchase) is the yield at which the bond accretes on an annual basis until maturity date.
(c) The cost of investments for federal income tax purposes amount to $67,351,319. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $2,153,788
Gross unrealized depreciation          (233,497)
Net unrealized appreciation          $1,920,291

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Idemnity Corp.
FGIC--Federal Guaranty Insurance Co.
FHA--Federal Housing Authority
FNMA--Federal National Mortgage Association
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                                  December 27,
                                                                                                      1990
                                                                                                (Commencement of
                                                        Year Ended March 31,
                                                                                                 Operations) to
                                           1995          1994          1993          1992        March 31, 1991
Net asset value beginning of period      $11.0100      $11.4200      $10.7100      $10.2500         $10.0000
Income from investment operations
Investment income--net                     0.6070        0.6161        0.6349        0.7426           0.1806
Net gain (loss) on investments and
  futures contracts                       (0.0918)      (0.2990)       0.7499        0.4600           0.2500
Total income from investment
  operations                               0.5152        0.3171        1.3848        1.2026           0.4306
Less distributions from:
Investment income--net                    (0.6070)      (0.6195)      (0.6349)      (0.7426)         (0.1806)
In excess of investment income--net
  (c)                                     (0.0082)      (0.0376)      (0.0199)            0                0
Realized gain on investments--net               0       (0.0633)      (0.0200)            0                0
In excess of realized gain on
  investments--net                              0       (0.0067)            0             0                0
Total distributions                       (0.6152)      (0.7271)      (0.6748)      (0.7426)         (0.1806)
Net asset value end of period            $10.9100      $11.0100      $11.4200      $10.7100         $10.2500
Total return (d)                             4.91%         2.58%        13.30%        12.07%            4.37%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses
  (b)                                        0.75%         0.75%         0.68%         0.65%            0.65%(a)
Investment income--net                       5.65%         5.27%         5.66%         6.92%            6.84%(a)
Portfolio turnover rate                        97%           37%           20%           13%               8%
Net assets end of period (thousands)     $ 30,450      $ 30,560      $ 35,502      $ 12,914         $  2,979

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.05%, 1.06%, 1.16%, 1.68%, and 3.19% annualized for the fiscal years ended March 31, 1995, 1994, 1993, 1992, and for the period from December 27, 1990 (Commencement of Operations) to March 31, 1991, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.9800      $11.4200           $11.2000
Income from investment operations
Investment income--net                                      0.5369        0.5556             0.0809
Net gain (loss) on investments and futures contracts       (0.1039)      (0.3390)            0.2359
Total income from investment operations                     0.4330        0.2166             0.3168
Less distributions from:
Investment income--net                                     (0.5255)      (0.5201)           (0.0809)
In excess of investment income--net (c)                    (0.0775)      (0.0665)           (0.0159)
Realized gain on investments--net                                0       (0.0343)                 0
In excess of realized gain on investments--net                   0       (0.0357)                 0
Total distributions                                        (0.6030)      (0.6566)           (0.0968)
Net asset value end of period                             $10.8100      $10.9800           $11.4200
Total return (d)                                              4.15%         1.70%              2.82%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.89%         4.32%              3.44%(a)
Portfolio turnover rate                                         97%           37%                20%
Net assets end of period (thousands)                      $ 30,657      $ 21,958           $  2,543

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.80%, 1.81% and 1.69% (annualized) for the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $11.0000      $11.4200           $11.2000
Income from investment operations
Investment income--net                                      0.5273        0.5462             0.0710
Net gain (loss) on investments and futures contracts       (0.1035)      (0.3217)            0.2448
Total income from investment operations                     0.4238        0.2245             0.3158
Less distributions from:
Investment income--net                                     (0.5244)      (0.5219)           (0.0710)
In excess of investment income--net (c)                    (0.0694)      (0.0526)           (0.0248)
Realized gain on investments--net                                0       (0.0337)                 0
In excess of realized gain on investments--net                   0       (0.0363)                 0
Total distributions                                        (0.5938)      (0.6445)           (0.0958)
Net asset value end of period                             $10.8300      $11.0000           $11.4200
Total return (d)                                              4.05%         1.78%              2.81%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.90%         4.33%              2.50%(a)
Portfolio turnover rate                                         97%           37%                20%
Net assets end of period (thousands)                      $  9,559      $  9,385           $    952

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.80%, 1.90% and 1.60% the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

  ASSETS:
  Investments at market value (identified cost--
   $67,261,556) (Note 1)                               $69,271,610
  Cash                                                       4,190
  Receivable for:
   Fund shares sold                                        307,524
   Interest                                              1,440,618
  Due from Investment Adviser (Note 4)                      19,417
  Unamortized organization expenses (Note 1)                 4,713
  Prepaid expenses                                           4,230
   Total assets                                         71,052,302
  Liabilities (Notes 2, 4, and 5):
  Payable for:
   Fund shares redeemed                                     20,490
   Income Distributions                                    329,303
  Accrued reimbursable expenses                              2,662
  Other accrued expenses                                    33,620
   Total liabilities                                       386,075
  Net assets                                           $70,666,227
  Net assets represented by (Note 1):
  Paid-in capital                                      $72,310,612
  Accumulated distributions in excess of
   investment income--net                                 (106,519)
  Accumulated realized gains (losses) on
   investments--net                                     (3,547,920)
  Net unrealized appreciation on investments             2,010,054
   Total net assets                                    $70,666,227
  Net asset value per share (Note 2):
  Class A Shares ($10.91 on 2,791,272 shares
   outstanding)                                        $30,450,398
  Class B Shares ($10.81 on 2,836,903 shares
   outstanding)                                         30,657,215
  Class C Shares ($10.83 on 882,307 shares
   outstanding)                                          9,558,614
                                                       $70,666,227
  Offering price per share:
  Class A Shares (including sales charge of
   4.75%) (Note 1)                                     $     11.45
  Class B Shares                                       $     10.81
  Class C Shares                                       $     10.83

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

 Investment Income:
  Interest                                                     $ 4,260,404
  Expenses (Notes 1, 2 and 4):
  Management fee                             $   357,852
  Transfer agent fees                            108,073
  Custodian fees                                  54,701
  Accounting                                      20,909
  Auditing                                        13,919
  Legal                                            8,725
  Printing                                        13,444
  Registration fees                                9,924
  Amortization of organization expenses            6,368
  Distribution Plan expenses                     370,882
  Miscellaneous expenses                           6,940
   Total expenses                                971,737
  Less: Reimbursement from Investment
   Adviser (Note 4)                             (200,357)
   Net expenses                                                    771,380
  Investment income--net (Note 1)                                3,489,024
Realized and unrealized gain (loss) on
 investments and closed futures
 contracts--net
  Realized loss on:
   Investments                                (2,887,427)
   Closed futures contracts                     (655,075)
  Realized gain (loss) on investments
    and closed futures contracts--net
    (Note 3)                                                    (3,542,502)
Net unrealized appreciation
 (depreciation) on investments
   Beginning of year                            (908,692)
   End of year                                 2,010,054
Net change in unrealized appreciation
 (depreciation) on investments                                   2,918,746
Net loss on investments and closed
 futures contracts                                                (623,756)
Net increase in net assets resulting
 from operations                                               $ 2,865,268

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                  Year Ended March 31,
                                                                                 1995              1994
Operations:
  Investment income--net                                                     $ 3,489,024       $  2,629,409
  Realized gain (loss) on investments and closed futures contracts--net       (3,542,502)           260,203
  Net change in unrealized appreciation (depreciation) on investments          2,918,746         (2,810,110)
   Net increase (decrease) in net assets resulting from operations             2,865,268             79,502
  Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                             (1,714,136)        (1,799,163)
   Class B Shares                                                             (1,329,520)          (559,910)
   Class C Shares                                                               (445,368)          (270,336)
  In excess of investment income--net:
   Class A Shares                                                                (23,117)          (109,066)
   Class B Shares                                                               (196,143)           (71,503)
   Class C Shares                                                                (58,900)           (27,275)
  Realized gain on investments--net:
   Class A Shares                                                                      0           (190,387)
   Class B Shares                                                                      0            (46,226)
   Class C shares                                                                      0            (23,591)
  In excess of realized gain on investments--net:
   Class A Shares                                                                      0            (20,150)
   Class B Shares                                                                      0            (48,235)
   Class C Shares                                                                      0            (25,409)
    Total distributions to shareholders                                       (3,767,184)        (3,191,251)
Capital share transactions (Note 2):
  Proceeds from shares sold--Class A Shares                                    4,586,195          9,860,800
  Proceeds from shares sold--Class B Shares                                   11,181,757         20,840,298
  Proceeds from shares sold--Class C Shares                                    3,274,301          9,480,902
  Payment for shares redeemed--Class A Shares                                 (5,294,580)       (14,642,422)
  Payment for shares redeemed--Class B Shares                                 (2,964,040)          (460,192)
  Payment for shares redeemed--Class C Shares                                 (3,313,655)          (686,320)
  Net asset value of shares issued in reinvestment of distributions from:
   Investment income--net and in excess of investment income--net--
   Class A Shares                                                                942,252            856,370
   Investment income--net and in excess of investment income--net--
   Class B Shares                                                                877,275            331,750
   Investment income--net and in excess of investment income--net--
   Class C Shares                                                                375,859            200,252
   Realized gain from investments--net and in excess of realized gain
   from investments--net--Class A Shares                                               0            126,877
   Realized gain from investments--net and in excess of realized gain
   from investments--net--Class B Shares                                               0             68,449
   Realized gain from investments--net and in excess of realized gain
   from investments--net--Class C Shares                                               0             40,740
  Net increase in net assets resulting from capital share transactions         9,665,364         26,017,504
    Total increase in net assets                                               8,763,448         22,905,755
Net assets:
  Beginning of year                                                           61,902,779         38,997,024
  End of year [Including accumulated distributions in excess of investment income--net as follows: March 1995--($106,519) and
   March 1994--($108,524)] (Note 1)                                          $70,666,227       $ 61,902,779

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.6152

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.6030

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5938

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone Texas Tax Free Fund
SCHEDULE OF INVESTMENTS--March 31, 1995

                                                 Coupon     Maturity    Principal      Market
                                                  Rate        Date        Amount        Value
MUNICIPAL BONDS (99.2%)
  Bear County, Texas, Health Facilities
   Development Corp., Southwest Methodist
   Hospital (AMBAC)                              6.750%    11/01/2021    $ 50,000    $   53,527
  Brazos County, Texas, Health Facilities
   Development Corp.,
   St. Joseph's Hospital                         6.000     01/01/2013     200,000       182,940
  Brazos County, Texas, Higher Education
   Authority Incorporated-Student Loan
   Revenue, Series A (AMT)                       6.500     06/01/2004     250,000       258,942
  Brownsville, Texas, Utilities System
   Revenue (MBIA)                                6.250     09/01/2014     160,000       165,830
  Circle C Municipal Utility District #3,
   Texas (FGIC)                                  6.500     11/15/2009      50,000        51,500
  Coppell, Texas, Independent School District
   (FGIC)                                        7.700     08/15/2004      40,000        47,168
  Harris County, Texas, Toll Road (FGIC)         6.500     08/15/2011      50,000        54,282
  Harris County, Texas, Health Facilities,
   Memorial Hospital System                      7.125     06/01/2015     475,000       491,340
  Houston, Texas, Airport Senior Lien (AMT)      8.200     07/01/2017     160,000       176,626
  Lower Colorado River Authority                 5.375     01/01/2016     345,000       309,344
  Matagorda County, Texas, Navigation
   District 1, Central Power and Light
   Project                                       6.000     07/01/2028     175,000       165,410
  Midland County, Texas, Hospital District
   (effective yield 7.95%) (b)                   0.000     06/01/2007     160,000        70,386
  Puerto Rico Electric Power Authority, Power
   Revenue                                       6.000     07/01/2016      50,000        48,359
  Puerto Rico Industrial, Tourist,
   Educational, Medical, Environmental
   Control Facilities Finance Authority,
   Polytechnic University of Puerto Rico
   Project                                       5.700     08/01/2013     150,000       134,103
  Puerto Rico Telephone Authority                5.400     01/01/2008     150,000       145,762
  Puerto Rico, General Obligation                7.700     07/01/2020      40,000        45,832
  San Antonio, Texas, Electric and Gas
   Revenue                                       6.000     02/01/2014     100,000        99,085
  San Antonio, Texas, Electric and Gas
   Revenue, Series B                             6.000     02/01/2014      50,000        49,543
  Texas Housing Agency, Single Family
   Mortgage Revenue                              8.200     03/01/2016     170,000       175,372
  Texas Municipal Power Agency (MBIA)            6.100     09/01/2009     130,000       134,889
  Texas State Public Finance Authority,
   Technical College (MBIA)                      6.250     08/01/2009     310,000       325,181
  Texas State Public Finance Authority
   Building Revenue,
   Series A (AMBAC)                              5.750     02/01/2015     500,000       486,075
  Titus County, Texas, Water District #1,
   Fresh Water Supply, Southwestern Electric
   Power                                         8.200     08/01/2011      45,000        51,282
  University of Texas, Permanent University
   Fund                                          6.500     07/01/2011      25,000        26,016
  University of Texas, University Revenue,
   Series B                                      6.750     08/15/2013     180,000       189,250
  Westside Calhoun County, Texas, Navigation
   District, Union Carbide Co.                   6.500     12/01/2008      50,000        50,000
TOTAL MUNICIPAL BONDS (Cost--$3,941,643)                                              3,988,044

  See Notes to Schedule of Investments.                                 (Continued on next page)

TEMPORARY TAX-EXEMPT INVESTMENT (0.1%)
  Texas Department of Housing and Community
   Affairs, Multi-Family Housing Revenue
   Refunding Bonds (High Point III
   Development) Series 1993A
   (Cost--$5,000)(a)                             4.050%    02/01/2023     $5,000     $    5,000
TOTAL INVESTMENTS (Cost--$3,946,643) (c)                                              3,993,044
OTHER ASSETS AND LIABILITIES--NET (0.7%)                                                 28,558
NET ASSETS (100.0%)                                                                  $4,021,602

Notes to Schedule of Investments:
(a) Variable or floating rate instrument with periodic demand feature. The Fund is entitled to full payment of principal and interest upon surrendering the security to the issuing agent according to the terms of the demand feature.
(b) Effective yield is the yield at which the bond accretes on an annual basis until its maturity. All zero coupon bonds are non-callable.
(c) The cost of investments for federal income tax purposes is $3,969,406. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $ 85,247
Gross unrealized depreciation         (61,609)
Net unrealized appreciation          $ 23,638

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
AMT--Subject to Alternative Minimum Tax
FGIC--Federal Guaranty Insurance Co.
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                             March 2, 1992
                                                                                            (Commencement of
                                                           Year Ended March 31,              Operations) to
                                                     1995          1994          1993        March 31, 1992
Net asset value beginning of period                $10.1300      $10.6400      $10.0300         $10.0000
Income from investment operations
Investment income--net                               0.5611        0.5991        0.6176           0.0518
Net gain (loss) on investments and futures
  contracts                                         (0.0101)      (0.4039)       0.6066           0.0300
Total income from investment operations              0.5510        0.1952        1.2242           0.0818
Less distributions from:
Investment income--net                              (0.5310)      (0.5952)      (0.6142)         (0.0518)
In excess of realized gain on
  investments--net (c)                                    0       (0.1100)            0                0
Total distributions                                 (0.5310)      (0.7052)      (0.6142)         (0.0518)
Net asset value end of period                      $10.1500      $10.1300      $10.6400         $10.0300
Total return (d)                                       5.66%         1.60%        12.51%            0.82%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                  0.75%         0.29%         0.68%            0.65%(a)
Investment income--net                                 5.56%         5.51%         5.79%            5.95%(a)
Portfolio turnover rate                                  58%           56%           62%              19%
Net assets end of period (thousands)               $  1,635      $  1,916      $  2,194         $  1,063

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.57%, 3.48%, 3.84%, and 1.93% (annualized) for the fiscal years ended March 31, 1995, 1994, 1993, and the period from March 2, 1992 (Commencement of Operations) to March 31, 1992, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net". Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net". For the period March 2, 1992 (Date of Initial Public Offering) to March 31, 1992, distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.0800      $10.6600           $10.5300
Income from investment operations
Investment income--net                                      0.4809        0.5091             0.0822
Net gain (loss) on investments and futures contracts        0.0038       (0.4515)            0.1352
Total income from investment operations                     0.4847        0.0576             0.2174
Less distributions from:
Investment income--net                                     (0.4758)      (0.4751)           (0.0822)
In excess of investment income--net (c)                    (0.0389)      (0.0525)           (0.0052)
In excess of realized gain on investments--net                   0       (0.1100)                 0
Total distributions                                        (0.5147)      (0.6376)           (0.0874)
Net asset value end of period                             $10.0500      $10.0800           $10.6600
Total return (d)                                              5.01%         0.29%              2.06%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.47%              1.50%(a)
Investment income--net                                        4.80%         4.37%              4.26%(a)
Portfolio turnover rate                                         58%           56%                62%
Net assets end of period (thousands)                      $  2,163      $  1,890           $    235

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 3.36%, 4.19%, and 3.76% (annualized) for fiscal years ended March 31, 1995, 1994 and the period from February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net". Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net". For the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                           1995(e)        1994          March 31, 1993
Net asset value beginning of period                       $10.0400      $10.6400           $10.5300
Income from investment operations
Investment income--net                                      0.4701        0.4643             0.0864
Net gain (loss) on investments and futures contracts        0.0261       (0.4386)            0.1100
Total income from investment operations                     0.4962        0.0257             0.1964
Less distributions from:
Investment income--net                                     (0.4722)      (0.4349)           (0.0864)
In excess of investment income--net (c)                    (0.0340)      (0.0808)                 0
In excess of realized gain on investments--net                   0       (0.1100)                 0
Total distributions                                        (0.5062)      (0.6257)           (0.0864)
Net asset value end of period                             $10.0300      $10.0400           $10.6400
Total return (d)                                              5.14%        (0.03%)             1.86%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.84%              1.50%(a)
Investment income--net                                        4.88%         3.78%              5.03%(a)
Portfolio turnover rate                                         58%           56%                62%
Net assets end of period (thousands)                      $    224      $    813           $     25

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 3.28%, 4.39%, and 4.15% (annualized) for the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net". Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net". For the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.
(e) Calculation based on average shares outstanding.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

 Assets:
  Investments at market value (identified cost--$3,946,643)
   (Note 1)                                                          $3,993,044
  Cash                                                                    1,760
  Interest receivable                                                    55,915
  Due from Investment Adviser (Note 4)                                    6,978
  Unamortized organization expenses (Note 1)                              4,099
  Prepaid expenses and other assets                                         115
   Total assets                                                       4,061,911
  Liabilities (Notes 2, 4 and 5):
  Income distributions                                                   17,983
  Accrued reimbursable expenses                                             393
  Other accrued expenses                                                 21,933
   Total liabilities                                                     40,309
  Net assets                                                         $4,021,602
  Net assets represented by (Note 1):
   Paid-in capital                                                   $4,285,982
   Undistributed investment income--net                                  21,818
   Accumulated realized gains (losses) on investments and
   closed futures contracts--net                                       (332,599)
   Net unrealized appreciation on investments                            46,401
   Total net assets                                                  $4,021,602
  Net asset value per share (Note 2):
   Class A Shares ($10.15 on 161,045 shares outstanding)             $1,634,823
   Class B Shares ($10.05 on 215,314 shares outstanding)              2,162,852
   Class C Shares ($10.03 on 22,316 shares outstanding)                 223,927
                                                                     $4,021,602
  Offering price per share:
   Class A Shares (including sales charge of 4.75%) (Note 2)         $    10.66
   Class B Shares                                                    $    10.05
   Class C Shares                                                    $    10.03


See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

 Investment Income:
  Interest                                                                                   $ 291,747
Expenses (Notes 1, 2 and 4):
  Management fee                                                             $  25,402
  Shareholder services                                                           6,215
  Custodian fees                                                                20,266
  Accounting                                                                    13,870
  Auditing                                                                       7,886
  Legal                                                                          9,200
  Printing                                                                      14,975
  Registration fees                                                             11,310
  Distribution Plan expenses                                                    26,837
  Amortization of organization expenses                                          2,159
  Miscellaneous expenses                                                         1,174
   Total expenses                                                              139,294
  Less: Reimbursement from Investment Adviser (Note 4)                         (84,650)
  Net expenses                                                                                  54,644
Investment income--net (Note 1)                                                                237,103
  Realized and unrealized gain (loss) on investments and closed futures contracts--net: (Notes 1 and 3)
  Realized loss on:
   Investments                                                                (289,473)
   Closed futures contracts                                                    (19,570)
  Realized loss on investments and closed futures contracts--net                              (309,043)
  Net unrealized appreciation (depreciation) on investments:
   Beginning of year                                                          (164,645)
   End of year                                                                  46,401
  Net change in unrealized appreciation (depreciation) on investments                          211,046
  Net loss on investments and closed futures contracts                                         (97,997)
  Net increase in net assets resulting from operations                                       $ 139,106

STATEMENTS OF CHANGES IN NET ASSETS

                                                                             Year Ended March 31,
                                                                               1995         1994
  Operations:
  Investment income--net                                                    $  237,103   $  197,103
  Realized loss on investments and closed futures contracts--net              (309,043)      (4,956)
  Net change in unrealized appreciation (depreciation) on investments          211,046     (218,646)
   Net increase (decrease) in net assets resulting from operations             139,106      (26,499)
  Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                             (103,988)    (123,793)
   Class B Shares                                                              (99,393)     (49,517)
   Class C Shares                                                              (29,138)     (22,411)
  In excess of investment income--net:
   Class B Shares                                                               (8,132)      (5,472)
   Class C Shares                                                               (2,097)      (4,165)
  In excess of realized gain on investments--net
   Class A Shares                                                                    0      (22,232)
   Class B Shares                                                                    0      (15,613)
   Class C Shares                                                                    0       (8,549)
    Total distributions to shareholders                                       (242,748)    (251,752)
Capital share transactions (Note 2):
  Proceeds from shares sold--Class A Shares                                    258,882      300,604
  Proceeds from shares sold--Class B Shares                                    971,881    1,766,963
  Proceeds from shares sold--Class C Shares                                    137,217      901,208
  Payment for shares redeemed--Class A Shares                                 (577,484)    (567,582)
  Payment for shares redeemed--Class B Shares                                 (744,621)     (28,895)
  Payment for shares redeemed--Class C Shares                                 (687,214)     (79,571)
  Net asset value of shares issued in reinvestment of distributions from:
   Investment income--net and in excess of investment income--net--Class
   A Shares                                                                     64,701       63,221
   Investment income--net and in excess of investment income--net--Class
   B Shares                                                                     67,669       31,641
   Investment income--net and in excess of investment income--net--Class
   C Shares                                                                     15,761       19,608
   In excess of realized gain on investments--net--Class A Shares                    0       16,293
   In excess of realized gain on investments--net--Class B Shares                    0       10,991
   In excess of realized gain on investments--net--Class C Shares                    0        8,325
  Net increase (decrease) in net assets resulting from capital share
   transactions                                                               (493,208)   2,442,806
    Total increase (decrease) in net assets                                   (596,850)   2,164,555
Net assets:
  Beginning of year                                                          4,618,452    2,453,897
  End of year [Including undistributed investment income--net
   (accumulated distributions in excess of investment income--net) as
   follows: March 1995 $21,818 and March 1994 ($8,181)] (Note 1)            $4,021,602   $4,618,452

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5310

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5147

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5062

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone State Tax Free Fund

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies

Keystone State Tax Free Fund (formerly Keystone America State Tax Free Fund) ("FUND") was formed as a Massachusetts business trust on September 13, 1990. Keystone Investment Management Company (formerly Keystone Custodian Funds, Inc.) ("Keystone") is the Investment Adviser and Manager. The FUND currently offers shares of five separate series evidencing interests in different portfolios of securities: the Keystone Florida Tax Free Fund (formerly Keystone America Florida Tax Free Fund) ("Florida Fund"), which was established on September 19, 1990 and had no operations prior to December 28, 1990; the Keystone Massachusetts Tax Free Fund (formerly Keystone America Massachusetts Tax Free Fund) ("Massachusetts Fund"), and the Keystone New York Insured Tax Free Fund (formerly Keystone America New York Insured Tax Free Fund) ("New York Fund"), which were established February 21, 1992 and had no operations prior to February 4, 1994; the Keystone Pennsylvania Tax Free Fund (formerly Keystone America Pennsylvania Tax Free Fund) ("Pennsylvania Fund"), which was established September 19, 1989 and had no operations prior to December 27, 1990; and the Keystone Texas Tax Free Fund (formerly Keystone America Texas Tax Free Fund) ("Texas Fund"), which was established on February 21, 1992 and had no operations prior to March 2, 1992 (together the "Funds" and each individually a "Fund"). The FUND is registered under the Investment Company Act of 1940 as an open-end investment company and each of the Funds is registered as a nondiversified fund.

   Each Fund issues Class A, Class B and Class C shares. Class A shares are sold subject to a maximum sales charge of 4.75% payable at the time of purchase. Class B shares are sold subject to a contingent deferred sales charge payable upon redemption within three calendar years after the year of purchase. Class C shares are sold subject to a contingent deferred sales charge payable upon redemption within one year of purchase. Class C shares are available only through dealers who have entered into special distribution agreements with Keystone Investment Distributors Company (formerly Keystone Distributors, Inc.) ("KIDC"), the FUND's principal underwriter.

   Keystone is a wholly-owned subsidiary of Keystone Investments, Inc. (formerly Keystone Group, Inc.) ("KII"), a Delaware corporation. KII is privately owned by an investor group consisting of members of current management. Keystone Investor Resource Center, Inc. ("KIRC"), a wholly-owned subsidiary of Keystone, is the FUND's transfer agent.

   The following is a summary of significant accounting policies consistently followed by the FUND, in conformity with generally accepted accounting principles.

A. Tax-exempt bonds are stated on the basis of valuations provided by a pricing service, approved by the Board of Trustees, that uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining value. Non-tax-exempt securities for which market quotations are readily available are valued at the price quoted which, in the opinion of the Board of Trustees or their representative, most nearly represents their market value. Short-term investments which are purchased with maturities of sixty days or less are valued at amortized cost (original cost as adjusted for amortization of premium or accretion of discount) which when combined with accrued interest approximates market. Short term investments maturing in more than sixty days for which market quotations are readily available are valued at current market value. Short-term investments maturing in more than sixty days when purchased which are held on the sixtieth day prior to maturity are valued at amortized cost (market value on the sixtieth day adjusted for amorti-zation of premium or accretion of discount) which when combined with accrued interest approximates market. All other securities and other assets are valued at fair value as determined in good faith using methods prescribed by the Board of Trustees.

   Each Fund enters into currency and other financial futures contracts as a hedge against changes in interest or currency exchange rates. A futures contract is an agreement between two parties to buy and sell a specific amount of a commodity, security, financial instrument, or, in the case of a stock index, cash at a set price on a future date. Upon entering into a futures contract the Fund is required to deposit with a broker an amount ("initial margin") equal to a certain percentage of the purchase price indicated in the futures contract. Subsequent payments ("variation margin") are made or received by the Fund each day, as the value of the underlying instrument or index fluctuates, and are recorded for book purposes as unrealized gains or losses by the Fund. For federal tax purposes, any futures contracts which remain open at fiscal year end are marked-to-market and the resultant net gain or loss is included in the Fund's taxable income. In addition to market risk, the Fund is subject to the credit risk that the other party will not complete the obligations of the contract.

B. When-issued or delayed delivery transactions arise when securities or currencies are purchased or sold by a Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. A separate account of liquid assets equal to the value of such purchase commitments will be maintained until payment is made. When-issued and delayed agreements are subject to risks from changes in value based upon changes in the level of interest rates and other market factors, both before and after delivery.

C. Securities transactions are accounted for no later than one business day after the trade date. Realized gains and losses are recorded on the identified cost basis. Interest income is recorded on the accrual basis.

D. Each Fund has qualified, and intends to qualify in the future, as a regulated investment company under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Thus, each Fund expects to be relieved of any federal income tax liability by distributing all of its net taxable investment income and net taxable capital gains, if any, to its shareholders. The tax-exempt interest portion of each dividend is declared uniformly based on the ratio of each Fund's tax-exempt and taxable income for the entire year. Each Fund intends to avoid excise tax liability by making the required distributions under the Internal Revenue Code.

E. Organization expenses are being amortized to operations over a five-year period on a straight-line basis. In the event any of the initial shares are redeemed by any holder thereof during the five-year amortization period, redemption proceeds will be reduced by any unamortized organization expenses in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

2. Capital Share Transactions

The Trust agreement authorizes the issuance of an unlimited number of shares of beneficial interest without par value. Transactions in shares of the FUND were as follows:

Keystone State Tax Free Fund

                                     Florida Fund
                                    Class A Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                     594,097       1,132,680
Shares redeemed                (961,330)       (766,821)
Shares issued in
  reinvestment of
  dividends and
  distributions                  70,513          90,781
Net increase (decrease)        (296,720)        456,640

                                    Class B Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                   3,504,376       1,822,413
Shares redeemed                (544,344)        (59,616)
Shares issued in
  reinvestment of
  dividends and
  distributions                  82,908          26,492
Net increase (decrease)       3,042,940       1,789,289

                                    Class C Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                     643,062       1,172,529
Shares redeemed                (704,324)       (105,663)
Shares issued in
  reinvestment of
  dividends and
  distributions                  38,331          24,930
Net increase (decrease)         (22,931)      1,091,796

                                      Massachusetts Fund
                                        Class A Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      141,360             169,889
Shares redeemed                  (93,803)             (9,554)
Shares issued in
  reinvestment of
  dividends and
  distributions                    6,770                 241
Net increase (decrease)           54,327             160,576

                                        Class B Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      532,363             198,306
Shares redeemed                  (69,932)               (500)
Shares issued in
  reinvestment of
  dividends and
  distributions                   14,043                  16
Net increase (decrease)          476,474             197,822

                                        Class C Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      189,623             40,587
Shares redeemed                  (20,305)              (500)
Shares issued in
  reinvestment of
  dividends and
  distributions                    6,195                 36
Net increase (decrease)          175,513             40,123

                                         New York Fund
                                        Class A Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      315,837              89,267
Shares redeemed                  (41,667)            (16,300)
Shares issued in
  reinvestment of
  dividends and
  distributions                    5,049                   0
Net increase (decrease)          279,219              72,967

                                        Class B Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                     1,155,373            260,571
Shares redeemed                  (153,738)           (16,358)
Shares issued in
  reinvestment of
  dividends and
  distributions                    24,119                  4
Net increase (decrease)         1,025,754            244,217

                                        Class C Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      288,523              43,808
Shares redeemed                  (14,006)            (16,400)
Shares issued in
  reinvestment of
  dividends and
  distributions                    6,435                   0
Net increase (decrease)          280,952              27,408

                                   Pennsylvania Fund
                                     Class A Shares
                                  Year Ended March 31,
                                 1995            1994
Shares sold                     422,375          842,721
Shares redeemed                (494,154)      (1,258,721)
Shares issued in
  reinvestment of
  dividends and
  distributions                  87,463           83,694
Net increase (decrease)          15,684         (332,306)

                                    Class B Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                   1,037,572       1,782,476
Shares redeemed                (282,691)        (39,183)
Shares issued in
  reinvestment of
  dividends and
  distributions                  82,087          33,981
Net increase (decrease)         836,968       1,777,274

                                   Class C Shares
                                Year Ended March 31,
                                 1995           1994
Shares sold                     306,060       808,331
Shares redeemed                (312,198)      (58,600)
Shares issued in
  reinvestment of
  dividends and
  distributions                  34,993        20,350
Net increase (decrease)          28,855       770,081

                                     Texas Fund
                                   Class A Shares
                                Year Ended March 31,
                                1995           1994
Shares sold                     25,763        27,776
Shares redeemed                (60,316)      (52,129)
Shares issued in
  reinvestment of
  dividends and
  distributions                  6,476         7,317
Net increase (decrease)        (28,077)      (17,036)

                                  Class B Shares
                               Year Ended March 31,
                                1995          1994
Shares sold                     96,577       164,066
Shares redeemed                (75,526)       (2,615)
Shares issued in
  reinvestment of
  dividends and
  distributions                  6,859         3,915
Net increase (decrease)         27,910       165,366

                                  Class C Shares
                               Year Ended March 31,
                                1995          1994
Shares sold                     14,015       83,240
Shares redeemed                (74,258)      (7,206)
Shares issued in
  reinvestment of
  dividends and
  distributions                  1,584        2,567
Net increase (decrease)        (58,659)      78,601

   Each Fund bears some of the costs of selling its shares under a Distribution Plan adopted with respect to its Class A, Class B, and Class C shares pursuant to Rule 12b-1 under the Investment Company Act of 1940. Under the Distribution Plan, the Fund pays KIDC, the principal underwriter and a wholly-owned subsidiary of Keystone, amounts which in total may not exceed the Distribution Plan maximum.

   Each Class A Distribution Plan provides for payments which are currently limited to 0.15% annually of the average daily net asset value of Class A shares to pay expenses of the distribution of Class A shares. Amounts paid by each Fund to KIDC under the Class A Distribution Plan are currently used to pay others such as brokers or dealers, service fees at an annual rate of 0.15% of the average net asset value of the shares sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each Class B Distribution Plan provides for payments at an annual rate of 0.90% of the average daily net asset value of Class B shares to pay expenses of the distribution of Class B shares. Amounts paid by each Fund under the Class B Distribution Plan are currently used to pay others (dealers) (i) a commission at the time of purchase normally equal to 3.00% of the value of each share sold; and/or (ii) service fees currently at an annual rate of 0.15% of the average net asset value of shares sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each Class C Distribution Plan provides for payments at an annual rate of up to 0.90% of the average daily net asset value of Class C shares to pay expenses of the distribution of Class C shares. Amounts paid by each Fund under the Class C Distribution Plan are currently used to pay others (dealers) (i) a commission at the time of purchase normally equal to 1.00% of the value of each share sold; and (ii) beginning approximately fifteen months after purchase a commission at an annual rate of 0.75% (subject to applicable limitations imposed by the rules of the National Association of Securities Dealers, Inc. ("NASD")) plus service fees at an annual rate of 0.15% of the average net asset value of each share sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each of the Distribution Plans may be terminated at any time by vote of the Independent Trustees or by vote of a majority of the outstanding voting shares of the respective class. However, after the termination of any of the Distribution Plans, at the discretion of the Board of Trustees, payments to KIDC may continue as compensation for its services which had been earned while the distribution Plan was in effect.

   For the year ended March 31, 1995, the Florida Fund paid KIDC $66,246, $345,221 and $140,405, the Massachusetts Fund paid KIDC $1,829, $40,387 and $15,014, the New York Fund paid KIDC $3,025, $70,227, and $15,895, the
Pennsylvania Fund paid KIDC $44,697, $244,404 and $81,781, and the Texas Fund paid KIDC $2,847, $18,613 and $5,377, respectively, pursuant to each Fund's Class A, Class B, and Class C Distribution Plans.

   Under a Rule of the NASD, the maximum uncollected amounts for which KIDC may seek payment from the FUND under its Class B Distribution Plans are $3,196,058, $384,672, $728,940, $1,923,455, and $145,495, respectively, for the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund as of March 31, 1995. The maximum uncollected amounts for which KIDC may seek payment from the FUND under its Class C Distribution Plans are $1,218,232, $118,845, $176,106, $743,501, and $58,326,
respectively, for the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund as of March 31, 1995.

3. Securities Transactions

As of March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund had capital loss carryovers for federal income tax purposes of approximately $2,981,000, $195,000, $1,000, $1,503,000, and $110,000, respectively, which expire in 2003.
Purchases and sales of investment securities (including proceeds received at maturity), during the year ended March 31, 1995 were as follows:

                                          Florida Fund
                                   Cost of           Proceeds
                                  Purchases         From Sales
Tax-exempt investments          $153,556,374       $122,377,974
Short-term commercial and
  tax-exempt notes                69,395,000         63,760,000
                                $222,951,374       $186,137,974

                                      Massachusetts Fund
                                  Cost of          Proceeds
                                 Purchases        From Sales
Tax-exempt investments          $11,543,684       $ 5,815,892
Short-term commercial and
  tax-exempt notes                7,502,000         7,857,000
                                $19,045,684       $13,672,892

                                        New York Fund
                                  Cost of          Proceeds
                                 Purchases        From Sales
Tax-exempt investments          $23,006,381       $ 8,408,545
Short-term commercial and
  tax-exempt notes               12,760,000        13,260,000
                                $35,766,381       $21,668,545

                                       Pennsylvania Fund
                                   Cost of          Proceeds
                                  Purchases        From Sales
Tax-exempt investments          $ 71,879,367       $62,540,085
Short-term commercial and
  tax-exempt notes                35,440,000        36,455,000
                                $107,319,367       $98,995,085

                                         Texas Fund
                                  Cost of         Proceeds
                                 Purchases       From Sales
Tax-exempt investments          $2,584,895       $2,907,532
Short-term commercial and
  tax-exempt notes               1,900,000        2,065,000
                                $4,484,895       $4,972,532

4. Investment Management and Transactions with Affiliates

Under the terms of the Investment Management Agreement between Keystone and the FUND, dated November 29, 1990, Keystone provides investment management and administrative services to the FUND and its Funds. In return, Keystone is paid a management fee computed and paid daily. The management fee is calculated by applying percentage rates, which start at 0.55% and decline, as net assets increase, to 0.25% per annum, to the net asset value of each Fund.

   During the year ended March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund paid or accrued to Keystone investment management and administrative services fees of $515,205, $43,636, $63,808, $357,852 and $25,402, respectively, which represented 0.52%, 0.55%, 0.55%, 0.54%, and 0.55%, respectively, of the average net assets of the Funds on an annualized basis.

   During the year ended March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund paid or accrued to KII $13,052, $17,498, $17,698, $20,909 and $13,870, respectively, for certain accounting and printing services and to KIRC $116,367, $15,568, $25,831, $108,073, and $6,215, respectively, for transfer agent fees.

   Keystone has voluntarily agreed to limit all expenses incurred including management fee of the Class A Shares of the Florida Fund, the Pennsylvania Fund and the Texas Fund to 0.75% of average daily net assets and has limited annual expenses of the Class B Shares and Class C Shares to 1.50% of average daily net asset value.

   Keystone voluntarily limited the expenses, including the management fee, of the Class A Shares of the Massachusetts Fund and the New York Fund to 0.35% until August 15, 1994, after which the expense limitation is being increased by 0.10% every three months until May 15, 1995 when expenses will be limited to 0.75% until December 31, 1995. Expenses of Class B Shares and Class C Shares of those Funds were limited to 1.10% until August 15, 1994, after which the expense limitations are being similarly increased until May 15, 1995 when expenses will be limited to 1.50% until December 31, 1995. Keystone will not be required to make such reimbursement to an extent which would result in a Fund's inability to qualify as a regulated investment company under the provisions of the Internal Revenue Code. In accordance with this voluntary expense limitation, Keystone reimbursed the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund (i) $89,179, $26,169, $22,366, $91,489 and $35,517, respectively, with respect to each Fund's Class A Shares, (ii) $68,953, $64,511, $85,602, $81,415 and $38,490, respectively, with respect to each Fund's Class B Shares; and (iii) $31,739, $24,181, $18,786, $27,453 and $10,643,
respectively, with respect to each Fund's Class C Shares. Keystone does not intend to seek repayment of these amounts.

Certain officers and/or Directors of Keystone are also officers and/or Trustees of the FUND. Officers of Keystone and affiliated Trustees receive no compensation directly from the FUND. Currently, the Independent Trustees of the FUND receive no compensation for their services.

5. Distributions to Shareholders

Each Fund intends to declare dividends from net investment income daily and distribute to its shareholders such dividends monthly and to declare and distribute all net realized long-term capital gains, if any, at least annually. Distributions are determined in accordance with income tax regulations. Distributions from tax basis net investment income and net capital gains can exceed book basis net investment income and net capital gains.

Keystone State Tax Free Fund

Index to Financial Statements

                                                                            Page
Keystone Florida Tax Free Fund
Schedule of Investments as of March 31, 1995                                  18
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for each of the years in the four-year period ended
  March 31, 1995 and the period from  December 28, 1990 to March 31,
  1991                                                                        21
 Class B shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        22
 Class C shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        23
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     24
 Statement of Operations for the year ended March 31, 1995                    24
 Statements of Changes in Net Assets for each of the years in the two
  year period ended March 31, 1995                                            25
Federal Tax Status (unaudited)                                                26
Keystone Massachusetts Tax Free Fund
Schedule of Investments as of March 31, 1995                                  27
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          29
 Class B shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          30
 Class C shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          31
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     32
 Statement of Operations for the year ended March 31, 1995                    32
 Statements of Changes in Net Assets for the year ended March 31, 1995
  and the period from February 4, 1994  to March 31, 1994                     33
Federal Tax Status (Unaudited)                                                34
Keystone New York Insured Tax Free Fund
Schedule of Investments as of March 31, 1995                                  35
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          37
 Class B shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          38
 Class C shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          39
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     40
 Statement of Operations for the year ended March 31, 1995                    40
 Statements of Changes in Net Assets for the year ended March 31, 1995
  and the period from February 4, 1994  to March 31, 1994                     41
Federal Tax Status (Unaudited)                                                42

Keystone Pennsylvania Tax Free Fund
Schedule of Investments as of March 31, 1995
Financial Highlights--for a share outstanding throughout the period:          43
 Class A shares for each of the years in the four-year period ended
  March 31, 1995 and the period from  December 27, 1990 to March 31,
  1991                                                                        46
 Class B shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        47
 Class C shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        48
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     49
 Statement of Operations for the year ended March 31, 1995                    49
 Statements of Changes in Net Assets for each of the years in the two
  year period ended March 31, 1995                                            50
Federal Tax Status (Unaudited)                                                51
Keystone Texas Tax Free Fund
Schedule of Investments as of March 31, 1995                                  52
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for each of the years in the three-year period ended
  March 31, 1995 and the period from  March 2, 1992 to March 31, 1992         54
 Class B shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        55
 Class C shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        56
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     57
 Statement of Operations for the year ended March 31, 1995                    57
 Statements of Changes in Net Assets for each of the years in the two
  year period ended March 31, 1995                                            58
Federal Tax Status (Unaudited)                                                59
Notes to Financial Statements                                                 60
Independent Auditors' Report                                                  70

Keystone State Tax Free Fund

Independent Auditors' Report

The Trustees and Shareholders of
Keystone State Tax Free Fund (formerly Keystone America State Tax Free Fund)

We have audited the financial statements, including the schedules of investments and the financial highlights for the portfolios of Keystone State Tax Free Fund ("the Funds") as listed in the accompanying index to financial statements. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the portfolios of Keystone State Tax Free Fund as of March 31, 1995, the results of their operations, the changes in their net assets and the financial highlights for each of the periods specified in the index to financial statements in conformity with generally accepted accounting principles.

                                                         KPMG PEAT MARWICK LLP

Boston, Massachusetts
May 5, 1995